,

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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WORTHINGTON ENTERPRISES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders:

On behalf of the Board of Directors of Worthington Enterprises, Inc. (“we”, “our” and “us”), I cordially invite you to participate via live webcast in our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, September 23, 2025, beginning at 3:00 p.m., Eastern Daylight Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2025. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. If you are a registered shareholder participating in the Annual Meeting via the live webcast, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders via the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our shareholders of record at the close of business on July 29, 2025. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders via the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Availability, you will not receive a printed copy of the proxy materials unless you request them by following the instructions for requesting such proxy materials contained in the Notice of Availability.

It is important that your common shares be represented at the Annual Meeting whether or not you are able to participate via the live webcast. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet, mobile device or mail as described in the Proxy Statement or the Notice of Availability.

Your continuing interest in our company is greatly appreciated.

Sincerely,

John B. Blystone

Chairman of the Board

August 13, 2025

Notice of Annual Meeting of Shareholders to be Held on September 23, 2025

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Enterprises, Inc. (“we”, “our” and “us”) will be held at 3:00 p.m., Eastern Daylight Time, on Tuesday, September 23, 2025. Shareholders of record at the close of business on the record date, July 29, 2025, are entitled to notice of, and to vote at, the Annual Meeting.

The Annual Meeting will be held virtually, meaning that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR2025. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held to:

(1)
Elect four directors, each to serve for a term of three years to expire at our 2028 annual meeting of shareholders;
(2)
Approve, on an advisory basis, a resolution to approve the compensation of our named executive officers;
(3)
Approve the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors;
(4)
Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2026; and
(5)
Transact such other business as may properly come before the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) on or about August 13, 2025 to shareholders of record at the close of business on July 29, 2025. The Notice of Availability contains instructions on how to access via the Internet this Notice of Annual Meeting of Shareholders, our 2025 Proxy Statement, our 2025 Annual Report and the form of proxy, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors,

Patrick J. Kennedy
Vice President - General Counsel and Secretary
Columbus, Ohio	August 13, 2025

Before you vote, please access the proxy materials in one of the following ways prior to the Annual Meeting:

To view ONLINE: Have available the Control Number provided in your Notice of Availability and visit www.proxyvote.com any time prior to the voting deadline at 11:59 p.m., Eastern Daylight Time, on September 22, 2025.

To view USING YOUR MOBILE DEVICE: Scan the QR barcode found on your proxy card or Notice of Availability.

To receive a PAPER or E-MAIL* copy:

You must request a paper or e-mail copy of the proxy materials. There is no charge for requesting a copy. Please choose one of the following methods to make your request:

By Internet: www.proxyvote.com	By Telephone: 1-800-579-1639	By E-Mail*: sendmaterial@proxyvote.com

*If you request proxy materials by e-mail, please send a blank e-mail with only the Control Number provided in your Notice of Availability inserted in the subject line of your email. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 9, 2025 to facilitate timely delivery of the proxy materials.

WORTHINGTON ENTERPRISES, INC.

200 West Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonenterprises.com

2025 PROXY STATEMENT

Dated: August 13, 2025

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 23, 2025

Table of Contents

	Page		Page
Summary	1	Compensation of Directors	72
General Information	6	Director Compensation for Fiscal 2025	74
Security Ownership of Certain Beneficial Owners and Management	10	Equity Compensation Plan Information	75
Corporate Governance	13	Proposal 2: Advisory Vote to Approve the Compensation of the NEOs	77

Transactions With Certain Related Persons	23	Proposal 3: Approval of the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors	78

Proposal 1: Election of Directors	27	Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm	85

Executive Compensation	33	Audit Committee Matters	86

Compensation Discussion and Analysis	33	Miscellaneous Items	89
Compensation Committee Report	50	Householding of Annual Meeting Materials	89
Fiscal 2025 Summary Compensation Table	51	Shareholder Proposals for 2026 Annual Meeting	89
Grants of Plan-Based Awards	53	Future Electronic Access to Proxy Materials and Annual Report	90
Outstanding Equity Awards at Fiscal 2025 Year-End	55	Annual Report on Form 10-K	90
Option Exercises and Stock Vested	58	References	90
Non-Qualified Deferred Compensation	59	Other Business	90
Potential Payments Upon Termination or Change in Control	61	Appendix I – Companies in Comparator Group	I-1
CEO Pay Ratio	64	Appendix II - Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors	II-1
Pay Versus Performance	65
NEO Compensation for Fiscal 2026	71

Helpful Resources

Where You Can Find More Information1

Proxy Materials and Voting Before the Annual Meeting:	proxyvote.com
Virtual Annual Meeting:	virtualshareholdermeeting.com/WOR2025
Business Website:	worthingtonenterprises.com
Investor Relations:	ir.worthingtonenterprises.com
Leadership:	worthingtonenterprises.com/company/who-we-are/leadership-board-of-directors/
SEC Filings:	ir.worthingtonenterprises.com/financials/sec-filings/

Governance Documents:

•
Corporate Governance Guidelines
•
Code of Conduct
•
Charter of the Lead Independent Director
•
Executive Committee Charter
•
Audit Committee Charter
•
Compensation Committee Charter
•
Nominating and Governance Committee Charter
•
Insider Trading Policy
ir.worthingtonenterprises.com/governance/governance-documents/

1 The uniform resource locators, or URLs, noted above and elsewhere in this Proxy Statement are references only and do not incorporate information from any website into this Proxy Statement.

Certain Defined Terms and Abbreviations

Adjusted or Adj.	An adjusted financial measure
Adjusted EBITDA

EBITDA from continuing operations adjusted to exclude the impact of restructuring charges and other unusual or selected items deemed to not be indicative of our core operating results (including the impact of acquisitions, divestitures and/or inventory holding gains or losses)

Adjusted EPS

EPS attributable to controlling interest, as calculated in accordance with GAAP, adjusted to exclude the impact of restructuring charges and other unusual or selected items deemed to not be indicative of our core operating results (including the impact of acquisitions, divestitures and/or inventory holding gains or losses)

Annual Meeting	Our annual meeting of shareholders to be held on September 23, 2025 at 3:00 p.m. EDT
Annualized ATSR	Annualized absolute total shareholder return
ASC 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718
beneficial owner	A shareholder who owns common shares in a brokerage account or through a bank or other holder of record (also known as holding the common shares in “street name”)
Blackrock	BlackRock, Inc. and its subsidiaries
Board	Our board of directors
bonus	A cash award that may be earned based on the achievement of one or more annual performance goals
Broadridge	Broadridge Corporate Issuer Solutions, Inc.
CAP

The “compensation actually paid” in relation to an NEO, as such term is calculated and used in Item 402(v) of SEC Regulation S-K, and as is included in the required “Pay Versus Performance” section of this Proxy Statement

CD&A	The Compensation Discussion & Analysis section of this Proxy Statement
CEO	Chief executive officer
CFO	Chief financial officer
Club	Double Eagle Club
Code of Conduct	Our Code of Conduct
common shares	Our common shares, no par value
Company, we, us or our	Worthington Enterprises, Inc., an Ohio corporation
comparator group	A broad-based group of approximately 845 companies set forth on Appendix I to this Proxy Statement
Corporate or Corp.	The aggregated results of the Company and its consolidated subsidiaries
Corporate Governance Guidelines	Our Corporate Governance Guidelines
CSM	The “Company-Selected Measure,” as such term is used in Item 402(v) of SEC Regulation S-K, and as is included in the required Pay Versus Performance section of this Proxy Statement
Current Equity Plans	The (a) 2006 Directors Equity Plan, (b) 2024 LTIP, (c) 1997 LTIP and (d) 2010 Stock Option Plan

Currently Exercisable Options	Stock options that a named beneficial owner has the right to exercise either immediately or within 60 days after the Record Date
Director Deferral Plans	Collectively, the 2000 Directors NQ Plan and the 2005 Directors NQ Plan
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per diluted common share
Equity Plans	The 2025 Directors Equity Plan and the Current Equity Plans
Exchange Act	Securities Exchange Act of 1934, as amended
FAA	U.S. Federal Aviation Administration
fiscal 20XX	Our fiscal year ended or ending on May 31 of the year identified
GAAP	U.S. generally accepted accounting principles
Independent Director	As defined in the Director Independence section of this Proxy Statement
Industrials Index	The S&P SmallCap 600 Industrials Index
Insider Trading Policy	Our Insider Trading Policy
IRS	U.S. Internal Revenue Service
JMAC	JMAC, Inc.
JMAC Air	JMAC Air, LLC
KPMG	KPMG LLP
Lead Independent Director	The designated Independent Director who serves as the primary representative and coordinator of the Independent Directors, acting as a liaison between the independent directors and management
NEO	A named executive officer, as defined in Item 402(a)(3) of SEC Regulation S-K
Non-PEO NEOs	The NEOs other than the PEO(s)
Notice of Availability	Notice of Internet Availability of Proxy Materials regarding the Annual Meeting
NYSE	New York Stock Exchange
NYSE Rules	The rules, policies, practices and procedures in the NYSE Listed Company Manual
PCAOB	Public Company Accounting Oversight Board (U.S.)
PEO	Principal executive officer
performance awards	An award, typically settled in cash, that may be earned based on the achievement of one or more performance goals over time
performance shares	An award, settled in common shares, that may be earned based on the achievement of one or more performance goals over time
proxy card	A form of proxy relating to the Annual Meeting
Proxy Statement	This Proxy Statement for the Annual Meeting
Ragasco	Ragasco AS
Record Date	Close of business on July 29, 2025
registered shareholder	A shareholder whose common shares are registered in the name of the shareholder directly with our transfer agent
restricted stock	An award of common shares subject to time-based vesting restrictions

ROA	Return on assets
RPT Policy	Our Related Person Transaction Policy
SCT	The Fiscal 2025 Summary Compensation Table included in this Proxy Statement

SEC	U.S. Securities and Exchange Commission
SEC Rules	The rules and regulations of the SEC
Securities Act	Securities Act of 1933, as amended
Separation	The separation of our former steel processing business into Worthington Steel, Inc., effective December 1, 2023
Segment or Seg.	The results of one of our reportable operating segments
Share Price Growth	The appreciation of the market price of the common shares over a stated period
SOX	The Sarbanes-Oxley Act of 2002, as amended
special PSAs	A special award of common shares subject to performance-based and time-based vesting restrictions
Steel Index	The S&P 1500 Steel Composite Index
stock option	An award of a non-qualified right to acquire common shares at a fixed exercise price
Treasury Regulations	The regulations promulgated by the U.S. Department of Treasury
TSR	Cumulative total shareholder return
U.S.	United States of America
Vanguard	The Vanguard Group and its subsidiaries
WS	Worthington Steel, Inc., an Ohio corporation and former subsidiary of the Company
WTW	Willis Towers Watson
401(k) Plan	Our 401(k) qualified retirement plan, also known as the Deferred Profit Sharing Plan
1997 LTIP	Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan
2000 Directors NQ Plan	Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000
2005 Directors NQ Plan	Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors
2005 NQ Plan	Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan
2006 Directors Equity Plan	Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors
2010 Stock Option Plan	Worthington Industries, Inc. 2010 Stock Option Plan
2024 LTIP	Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan
2025 Annual Meeting	Our annual meeting of shareholders to be held on September 23, 2025
2025 Directors Equity Plan	Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors
2025 Form 10-K	Our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on July 30, 2025
2026 Annual Meeting	Our annual meeting of shareholders expected to be held in September 2026

Summary

This summary highlights information discussed in greater detail elsewhere in this Proxy Statement about the Company and the Annual Meeting. This summary does not contain all of the information that you should consider in voting the common shares that you hold, and you should read this entire Proxy Statement carefully before voting. For additional information regarding our performance for fiscal 2025, please review our 2025 Form 10-K.

The Annual Meeting will be a virtual meeting, which means that you will be able to participate, vote and submit your questions during the Annual Meeting via live webcast, by visiting www.virtualshareholdermeeting.com/WOR2025. You will not be able to attend the Annual Meeting in person.

How to Vote:

Even if you plan to participate in the Annual Meeting via the live webcast, please vote as soon as possible and in any event prior to 11:59 p.m., Eastern Daylight Time, on September 22, 2025. You may vote in one of the following ways prior to the date of the Annual Meeting:

Internet	Telephone	Mail	Mobile Device

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of
Availability in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Availability in hand when you call and follow the instructions.

If you received a printed copy

of the proxy materials, you

may submit your vote by completing, signing and dating

your proxy card and returning it in the prepaid envelope to
Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, New York 11717.

You can view the proxy materials and vote by scanning the QR barcode on your proxy card or Notice of Availability.

If you wish to attend and vote during the Annual Meeting, you will need the Control Number provided on your Notice of Availability or proxy card and must follow the instructions at www.virtualshareholdermeeting.com/WOR2025.

Voting Matters and Board Recommendations

Our Board recommends that shareholders entitled to vote at the Annual Meeting vote as follows:

Company Proposals		Board Vote Recommendation
Proposal 1:	Elect four directors, each to serve for a term of three years to expire at our 2028 annual meeting of shareholders	FOR each nominee of the Board
Proposal 2:	Approve, on an advisory basis, a resolution to approve the compensation of the NEOs listed in the SCT included in this Proxy Statement	FOR
Proposal 3:	Approve the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors	FOR
Proposal 4:	Ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2026	FOR

2025 Proxy Statement • Summary	1

Director Nominees and Continuing Directors

The following table provides summary information about the four director nominees and the eight continuing directors. Additional information about each individual’s experience, qualifications, attributes and skills can be found in the “Proposal 1: Election of Directors” section in this Proxy Statement.

Name	Age	Director Since	Occupation	Board Committee*
Nominees Standing for Re-Election to the Board at the 2025 Annual Meeting of Shareholders
Kerrii B. Anderson	68	2010	Private Investor and Board Advisor; Former Chief Executive Officer and Chief Financial Officer, Wendy’s International, Inc.	Executive; Audit*; Compensation
David P. Blom	71	2019	Former President and Chief Executive Officer, OhioHealth Corporation	Audit; Nominating and Governance*
Paul G. Heller	61	2023	Retired Senior Executive Vice President and Chief Technology Officer and Operations Officer, Huntington Bancshares Incorporated	Audit; Compensation
Billy R. Vickers	67	2023	President and Chief Executive Officer, Modular Assembly Innovations	Nominating and Governance
Directors Whose Terms Continue Until the 2026 Annual Meeting of Shareholders
Michael J. Endres	77	1999	Senior Advisor, Stonehenge Partners, Inc.	Executive; Compensation*
Ozey K. Horton, Jr.	74	2011	Independent Advisor and Director Emeritus, McKinsey & Company	Compensation; Nominating and Governance
Brantley J. Standridge	49	2025	Senior Executive Vice President and President of Consumer and Regional Banking. Huntington Bancshares Incorporated	Compensation
Virgil L. Winland	77	2023	Retired Senior Vice President of Manufacturing, Worthington Industries, Inc.	Nominating and Governance
Directors Whose Terms Continue Until the 2027 Annual Meeting of Shareholders
John B. Blystone	72	1997	Executive Chairman, Worthington Steel, Inc. and Retired Chairman of the Board, President and Chief Executive Officer, SPX Corporation	Executive*
Mark C. Davis	65	2011	Private Investor and Chief Executive Officer, Lank Acquisition Corp.	Audit
Joseph B. Hayek	53	2024	President & Chief Executive Officer, Worthington Enterprises, Inc.	Executive
John H. McConnell II	40	2023	Chairman of the Board, JMAC, Inc.	Executive

* Denotes committee Chair

2	2025 Proxy Statement • Summary

Commitment to Shareholders and Governance

We have long operated under a strong corporate philosophy rooted in the Golden Rule with earning money for our shareholders and increasing the value of their investment as our first corporate goal. Consistent with this philosophy and our culture, we are committed to high ethical standards and sound corporate governance practices.

Strong Corporate Culture	•	Culture based on long-standing corporate philosophy rooted in the Golden Rule
	•	First corporate goal is to earn money for our shareholders and increase the value of their investment
	•	Comprehensive Corporate Governance Guidelines and Code of Conduct
Returns to Shareholders	•	Dividends have been paid every quarter since going public in 1968
	•	Stock buy-back program
Board Independence	•	9 out of 12 directors are independent
	•	Audit, Compensation, and Nominating and Governance Committees are comprised exclusively of directors who are independent under NYSE Rules and SEC Rules
Lead Independent Director	•	Michael Endres serves as Lead Independent Director
	•	Mr. Endres serves as liaison between management and the non-employee directors, presides over executive sessions of non-employee directors and may call meetings of non-employee directors
Executive Sessions	•	The non-employee directors regularly meet in private, executive sessions without management
	•	The Lead Independent Director presides at these executive sessions
Board Oversight of Risk Management	•	The Board monitors our systematic approach to identifying and assessing enterprise risks faced by us and our segments
•

The Audit Committee reviews our overall enterprise risk management program (including risks related to privacy, information security, cybersecurity, artificial intelligence, business conduct, health and safety, compliance, environmental and social matters) as well as our financial, reporting and compliance risk exposures, and the delegation of risk oversight responsibilities to other Board committees

	•	The Compensation Committee oversees compensation risk management
	•	The Nominating and Governance Committee manages risks associated with corporate governance, Board composition and the performance of the Board, its committees and the directors
Board Oversight of Corporate Social Responsibility	•	Committed to living our Philosophy, which includes being a good corporate citizen and environmental steward
	•	The Nominating and Governance Committee oversees our corporate social responsibility policies, practices and reporting
Executive Compensation	•	Strong pay-for-performance philosophy
	•	Executive compensation is more highly leveraged than market median – base salaries are generally below market median and a higher percentage of pay is tied to at-risk incentive compensation
	•	Goals and targets for annual and long-term incentive plans are annually reviewed and set by the Compensation Committee
	•	The Compensation Committee is advised by an independent compensation consultant
	•	Annual “say-on-pay” advisory vote
	•	Limited perquisites and benefits
	•	No defined benefit pension or supplemental executive retirement plan benefits
	•	No employment contracts or change in control arrangements for executive officers outside shareholder-approved incentive plans
	•	Have never repriced or offered cash buy-outs of underwater stock options as plan provisions prohibit repricing without shareholder consent
Stock Ownership Requirements	•	Non-employee directors required to hold common shares valued at five times annual cash retainer
	•	CEO required to hold common shares valued at five times annual base salary
	•	Executive officers required to hold common shares valued at a multiple of base salary, depending on position
	•	No speculative trading or hedging permitted by our directors, officers or other key employees

2025 Proxy Statement • Summary	3

Fiscal 2025 Business Performance and Executive Compensation Program Highlights

During fiscal 2025, our first full fiscal year following the Separation and operating as Worthington Enterprises, we produced solid results despite a challenging operating environment that included cautious consumer sentiment, elevated interest rates and ongoing policy and trade uncertainty. Notwithstanding the challenging environment, management has continued to do an outstanding job executing our strategies and leading our team. Our renewed focus on operational excellence, cost discipline and innovation enabled us to navigate the macro environment effectively and deliver solid results. We captured market share across multiple categories, expanded retail placements and launched new products. During fiscal 2025, our team continued to transform our business, and better position us for the future, as evidenced by the following:

•
Achieved year-over-year growth in adjusted EPS and adjusted EBITDA, and expanded margins.
•
Acquired, and successfully integrated, Ragasco, a leading manufacturer of composite propane cylinders located in Norway.
•
Underwent a strategic leadership transition with the appointments of Joseph B. Hayek as CEO and Colin J. Souza as CFO.
•
Repurchased 700,000 shares of our common stock at a weighted average purchase price of $44.12 per share.
•
Delivered $34 million to our shareholders in the form of quarterly cash dividends.
•
Commenced a modernization project at our Chilton, Wisconsin manufacturing campus, where we manufacture consumer products including Bernzomatic and Mag-Torch hand torches and Coleman fuel cylinders.
•
Recognized for being a top workplace and among America’s most responsible companies.

Consistent with our compensation philosophy, annual incentive compensation earned by our executive officers continued to move in the direction of our results. As a result of a solid performance in fiscal 2025, bonuses for our executive officers were up compared to the prior year. In accordance with the terms of the Separation, fiscal 2025 results were not factored into our measured achievement for the performance shares and performance awards granted for the three-fiscal-year period ended with fiscal 2025, as those performance shares and performance awards were paid out based on the performance levels that we achieved up to the date of the Separation, which is typical for transactions of that nature.

Our financial position remains strong, as we have generated a considerable amount of cash from operations in recent years. As a result, we were able to use cash on hand for the purchase of Ragasco for approximately $108.6 million, inclusive of closing adjustments and an earnout. We believe our capital structure is also in a sound position. We have in place approximately $300 million of long-term debt, as well as a $500 million revolving credit facility maturing in September 2028, which had a total of $500 million of available borrowing capacity as of July 31, 2025.

4	2025 Proxy Statement • Summary

Overview of Executive Compensation Program

	SHORT-TERM CASH		LONG-TERM INCENTIVE
PAY ELEMENT	SALARY	BONUS	PERFORMANCE AWARDS	PERFORMANCE SHARES	RESTRICTED STOCK	STOCK OPTIONS
WHO RECEIVES	NEOs and other executives
AT RISK	No	Yes	Yes	Yes	Yes	Yes
FORM OF PAYMENT	Cash			Equity
TYPE OF PERFORMANCE	Short-term emphasis		Long-term emphasis
PERFORMANCE PERIOD / VESTING PERIOD	Bi-weekly	1 year performance period	3-year performance period		3-year cliff vesting	3-year incremental vesting (one-third per year)
HOW AMOUNT IS DETERMINED	Compensation Committee sets or approves	Compensation Committee sets target performance and target award value, and performance determines the ultimate payout			Compensation Committee sets size of award and common share price on exercise or vesting date determines the ultimate value
MOST RECENT PERFORMANCE METRICS	N/A	Adj. ROA (Corp. or Seg.) Adj. EBITDA (Corp. or Seg.)	Adj. ROA (Corp.) Adj. EBITDA (Corp. or Seg.)		Common Share Price	Common Share Price Appreciation
VALUE OF AWARD EARNED	N/A	Formulaic — Performance vs. Targets		Formulaic — Performance vs. Targets and Market Price of Common Shares	Market Price of Common Shares	Increase in Market Price of Common Shares

2025 Proxy Statement • Summary	5

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for use at the 2025 Annual Meeting. The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting only via live webcast by visiting www.virtualshareholdermeeting.com/WOR2025. On or about August 13, 2025, we began mailing to our shareholders of record at the close of business on the Record Date, a Notice of Availability containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy card and our 2025 Annual Report.

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to: (1) elect four directors to the Board for three-year terms to expire at our 2028 annual meeting of shareholders; (2) approve, on an advisory basis, a resolution to approve the compensation of the NEOs; (3) approve the 2025 Directors Equity Plan; and (4) ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2026.

Board’s Recommendations

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (except in the case of broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•
“FOR” the election of the Board’s nominated slate of four directors (see “Proposal 1: Election of Directors”);
•
“FOR” the approval, on an advisory basis, of the resolution to approve the compensation of the NEOs (see “Proposal 2: Advisory Vote to Approve the Compensation of the NEOs”);
•
“FOR” the approval of the 2025 Directors Equity Plan (see "Proposal 3: Approve the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors"); and
•
“FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for fiscal 2026 (see “Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm”).

Shareholder Voting Rights

Only shareholders of record at the close of business on the Record Date or such shareholders’ proxies are entitled to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 49,793,529 common shares outstanding and entitled to vote. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio. Other than the common shares, we do not have any outstanding voting securities.

Registered Shareholders and Beneficial Owners

If the common shares are registered in your name directly with our transfer agent, Broadridge, you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered shareholder”). If you hold the common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial owner of the common shares, which is often referred to as holding the common shares in “street name”.

6	2025 Proxy Statement • General Information

Voting Common Shares Held in “Street Name”

A “broker non-vote” occurs when a beneficial owner holds the common shares in “street name” through a broker, bank or other holder of record who is considered the registered shareholder with respect to those common shares, and the beneficial owner does not provide the broker, bank or other holder of record with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters. Under NYSE Rules, your broker, bank or other holder of record cannot vote your common shares on non-routine matters unless it receives instructions from you as to how to vote.

Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to Approve the Compensation of the NEOs) and Proposal 3 (Approval of the 2025 Directors Equity Plan) are considered “non-routine” matters where your broker, bank or other holder of record can vote your common shares only if it receives instructions from you. Proposal 4 (Ratification of the Selection of Independent Registered Public Accounting Firm) is considered a “routine” matter.

Your broker, bank or other holder of record will send you directions on how to instruct it to vote the common shares you hold beneficially.

Access to and Participation in the Virtual Annual Meeting

We will host the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/WOR2025. You will not be able to attend the Annual Meeting in person.

Only shareholders of record at the close of business on the Record Date may participate in and vote at the Annual Meeting. Any shareholder may listen to the Annual Meeting. The webcast will start at 3:00 p.m., Eastern Daylight Time, on September 23, 2025.

Instructions on how to connect to and participate in the Annual Meeting, including how to demonstrate proof of ownership of the common shares, are posted at www.virtualshareholdermeeting.com/WOR2025. If you do not have your 16-digit Control Number provided on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter technical difficulties or trouble accessing the virtual Annual Meeting or during the Annual Meeting time, please call (844) 986-0822 (U.S. toll-free) or (303) 562-9302 (international).

How to Vote and Voting Deadlines

If you are a registered shareholder, there are several ways for you to vote your common shares:

•
Vote by Internet.

Before the Date of the Annual Meeting: Go to www.proxyvote.com, or, using a mobile device, scan the QR barcode on your proxy card or Notice of Availability.

You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 22, 2025. Have your proxy card or Notice of Availability in hand when you access the website or scan the QR barcode and follow the instructions to obtain your records and create an electronic voting instruction form.

During the Annual Meeting: Go to www.virtualshareholdermeeting.com/WOR2025.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the Control Number provided on your proxy card or Notice of Availability available and follow the instructions.

•
Vote By Telephone: Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 22, 2025. Have your proxy card or Notice of Availability in hand when you call and follow the instructions.

2025 Proxy Statement • General Information	7

•
By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by Broadridge no later than September 22, 2025 to be voted at the Annual Meeting.

If you vote via the Internet (including by using a mobile device to scan the QR barcode on your proxy card or Notice of Availability and following the prompts) or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If you are a beneficial owner of the common shares, you should have received a notice that directs you to the website where you can access our proxy materials as well as voting instructions from the broker, bank or other nominee holding the common shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote your common shares. Please note that the voting instructions provided by your broker, bank or nominee will have a voting deadline that is earlier than those listed above. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Common shares held beneficially may not be voted by the beneficial owner during our Annual Meeting.

How to Revoke or Change Your Vote after Submitting Your Proxy

If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•
signing and returning a new proxy card with a later date – only your latest completed, signed and dated proxy card received by September 22, 2025, will be counted;
•
submitting a later-dated vote by telephone or via the Internet (including by using a mobile device to scan the QR barcode on your proxy card or Notice of Availability and following the prompts) – only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Daylight Time, on September 22, 2025, will be counted;
•
participating in the Annual Meeting live via the Internet and voting during the Annual Meeting; or
•
delivering a written revocation to our Secretary at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, that is received no later than 5:00 p.m., Eastern Daylight Time, on September 22, 2025.

If you are a beneficial owner of the common shares, you must contact the broker, bank or other nominee holding your common shares and follow the instructions of the broker, bank or other nominee for revoking or changing your vote.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each registered shareholder, we are permitted to furnish our proxy materials, including the letter to shareholders, Notice of Annual Meeting of Shareholders, this Proxy Statement, our 2025 Annual Report and the proxy card, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Availability that provides instructions for accessing our proxy materials via the Internet has been mailed directly to registered shareholders. The Notice of Availability also provides instructions regarding how registered shareholders may vote their common shares via the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Availability for requesting such proxy materials.

The Notice of Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to cast your vote.

8	2025 Proxy Statement • General Information

A notice that directs beneficial owners of the common shares to the website where they can access our proxy materials should be forwarded to each beneficial owner by the broker, bank or other holder of record who is considered the registered shareholder with respect to the common shares of the beneficial owner. Such broker, bank or other holder of record should also provide each beneficial owner of the common shares with instructions on how the beneficial owner may request a paper or e-mail copy of our proxy materials. Beneficial owners have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Availability (or proxy card, if you received a printed copy of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Quorum and Tabulation of Voting Results

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge and such tabulation will be inspected by the inspector of election for the Annual Meeting appointed by the Board. The presence, in person or by proxy, of the holders of one-third of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct business at the Annual Meeting. If you are a registered shareholder and submit a proxy, your common shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the proxy card. If your common shares are held in the name of your broker, bank or other nominee, and you do not instruct your broker, bank or other nominee how to vote your common shares, those common shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker, bank or other nominee submits a proxy.

Proxy Solicitation Costs

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Availability (or, if applicable, paper copies of our proxy materials) to registered shareholders as of the close of business on the Record Date, the brokers, banks and other nominees holding the common shares for beneficial owners must provide a notice as to where such beneficial owners may access our proxy materials in order that such common shares may be voted. Solicitation may also be made by our directors, officers and other employees telephonically, electronically or by other means of communication. Our directors, officers and employees who assist with the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, we have retained Broadridge to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses.

We will reimburse Broadridge, as well as brokers, banks or other holders of record, for their reasonable costs in sending our proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. We will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to shareholders.

2025 Proxy Statement • General Information	9

Security Ownership of Certain Beneficial Owners and Management

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to us to be the beneficial owner of more than 5% of our outstanding common shares, the name and address of such owner and the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
John P. McConnell
200 West Nationwide Blvd., Columbus, OH 43215	17,330,872	(3)	34.7%
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	4,670,068	(4)	9.3%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	3,901,794	(5)	7.8%

(1)
Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.
(2)
The “Percent of Outstanding Common Shares” is calculated by dividing (a) the aggregate amount of common shares beneficially owned by each reporting person, as reported by such person and disclosed in the table above by (b) the sum of (i) 49,793,529 common shares outstanding on the Record Date and (ii) the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)
Includes 25,225 common shares held in the 401(k) Plan. Includes 12,415,982 common shares held of record by JMAC, a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JMAC have granted Mr. McConnell sole voting power and sole dispositive power with respect to these 12,415,982 common shares. JMAC has the right to receive the dividends from and the proceeds from the sale of, such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The independent corporate trustee has voting power and dispositive power over such common shares; however, the trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell and, accordingly, Mr. McConnell may be deemed to share dispositive power with the trustee. Mr. McConnell has the right to change the independent corporate trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 8,173 common shares held by Mr. McConnell as custodian for the benefit of his son, who is a minor. Includes 7,343 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son. For purposes of Rule 13d-3 under the Exchange Act, Mr. McConnell may be deemed to hold shared voting power and shared dispositive power over such 7,343 common shares. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting power and shares dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting power and sole dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust, f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting power and sole dispositive power. Includes 44,250 common shares held in the McConnell 2020 LAE Trust, an irrevocable trust for the benefit of the son of Mr. McConnell’s wife as to which she serves as the trustee. For purposes of Rule 13d-3 under the Exchange Act, Mr. McConnell may be deemed to hold shared voting power and shared dispositive power over such 44,250 common shares. Includes an aggregate of 398,000 common shares held in four separate irrevocable trusts (with each irrevocable trust holding 99,500 common shares), with each such irrevocable trust having the same independent individual trustee who is not related to Mr. McConnell. The independent individual trustee has voting and dispositive power over such 398,000 common shares; however, Mr. McConnell has the right to reacquire the assets of each trust by substituting property of an equivalent value. Accordingly, Mr. McConnell may be deemed to share dispositive power with the independent individual trustee. Includes 171,064 common shares subject to Currently Exercisable Options. See footnote (15) to the following table for more information on the restricted stock.
(4)
Information is based on Amendment No. 15 to Schedule 13G, filed with the SEC on April 17, 2025, by BlackRock. BlackRock reported sole voting power as to 4,629,846 of the common shares and sole dispositive power as to 4,670,068 of the common shares reported to be beneficially owned by BlackRock at March 31, 2025. The beneficial ownership of BlackRock may have changed prior to our filing of this Proxy Statement.
(5)
Information is based on Amendment No. 8 to Schedule 13G, filed with the SEC on February 13, 2024, by Vanguard. Vanguard reported shared voting power as to 20,413 of the common shares, sole dispositive power as to 3,852,351 of the common shares and shared dispositive power as to 49,443 of the common shares reported to be beneficially owned by Vanguard at December 29, 2023. The beneficial ownership of Vanguard may have changed prior to our filing of this Proxy Statement.

10	2025 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by: (a) each of our current directors; (b) each of our director nominees; (c) each NEO; and (d) all of our current directors and executive officers as a group, in each case as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
Kerrii B. Anderson	86,776	(3) (4)	*
David P. Blom	24,119	(3)	*
John B. Blystone	168,975	(3)	*
James R. Bowes (5)	17,234	(6)	*
Steven M. Caravati (5)	51,524	(7)	*
Mark C. Davis	44,479	(3)	*
Michael J. Endres	221,150	(3) (8)	*
Joseph B. Hayek (5)	248,957	(9)	*
Paul G. Heller	6,300	(3)	*
Ozey K. Horton, Jr.	43,988	(3)	*
Patrick J. Kennedy (5)	37,587	(10)	*
John H. McConnell II	35,069	(3) (11)	*
B. Andrew Rose (5)	556,053	(12)	1.1%
Colin J. Souza (5)	18,734	(13)	*
Brantley J. Standridge	1,650	(3)	*
Billy R. Vickers	6,300	(3)	*
Virgil L. Winland	105,981	(3)	*
All Current Directors and Executive Officers as a Group (19 people)	1,709,340	(14) (15)	3.4%

* Denotes ownership of less than 1% of the outstanding common shares.

(1)
Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares voting power and/or dispositive power with his or her spouse.
(2)
The “Percent of Outstanding Common Shares” is calculated by dividing (a) the aggregate amount of common shares beneficially owned by each reporting person, as reported by such person and disclosed in the table above by (b) the sum of (i) 49,793,529 common shares outstanding on the Record Date, and (ii) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)
Includes for each of Ms. Anderson, Mr. Blom, Mr. Davis, Mr. Heller, Mr. Horton, Mr. McConnell, Mr. Vickers and Mr. Winland 3,300 shares of restricted stock; for Mr. Standridge 1,650 shares of restricted stock; for Mr. Blystone and Mr. Endres 4,800 shares of restricted stock, which will vest on September 23, 2025. For further information concerning the terms of the restricted stock granted to non-employee directors, see footnote (15) below.
(4)
Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson. Also includes 2,842 common shares held in two separate trusts for Ms. Anderson’s two adult children, for which Ms. Anderson’s spouse serves as trustee. Beneficial ownership of these 2,842 common shares is disclaimed by Ms. Anderson. Includes 12,164 theoretical common shares credited to the bookkeeping account of Ms. Anderson in connection with the 2005 Directors NQ Plan, as is discussed in the “Compensation of Directors” section of this Proxy Statement. Ms. Anderson has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to her on a one-for-one basis in accordance with the terms of the plan.
(5)
The individual is an NEO listed in the SCT.
(6)
Includes 1,634 common shares subject to Currently Exercisable Options. Also includes 8,618 shares of restricted stock which will vest over time based on continued employment with us. See footnote (15) below for more information on the restricted stock.
(7)
Includes 8,886 common shares subject to Currently Exercisable Options. Also includes 9,772 shares of restricted stock which will vest over time based on continued employment with us. See footnote (15) below for more information on the restricted stock.
(8)
Includes 81,489 common shares held by Mr. Endres as trustee for a living trust. Includes 139,661 theoretical common shares credited to the bookkeeping account of Mr. Endres in connection with the 2005 Directors NQ Plan, as is discussed in the “Compensation of Directors” section of this Proxy Statement. Mr. Endres has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to him on a one-for-one basis in accordance with the terms of the plan.
(9)
Includes 29,541 common shares subject to Currently Exercisable Options. Also includes 3,659 common shares held indirectly in Mr. Hayek’s personal retirement accounts with third party brokers. Also includes 73,576 shares of restricted stock which will vest over time based on continued employment with us. See footnote (15) below for more information on the restricted stock. Includes 4,943 theoretical common shares credited to the bookkeeping account of Mr. Hayek in connection with the 2005 NQ Plan, as is discussed in the “Non-Qualified Deferred Compensation” section of this Proxy Statement. Mr. Hayek has a pecuniary interest in the theoretical common shares but may not vote or dispose of the theoretical common shares until the common shares are distributed to him on a one-for-one basis in accordance with the terms of the plan.
(10)
Includes 8,265 common shares subject to Currently Exercisable Options. Also includes 17,082 shares of restricted stock which will vest over time based on continued employment with us. See footnote (15) below for more information on the restricted stock.
(11)
Includes 254 common shares held by John H. McConnell II's spouse, who has sole voting power and sole dispositive power as to the 254 common shares. Beneficial ownership of these 254 common shares is disclaimed by Mr. McConnell.
(12)
Information is based on amount and nature of beneficial ownership provided by Mr. Rose; includes 75,720 common shares subject to Currently Exercisable Options.
(13)
Includes 333 common shares subject to Currently Exercisable Options. Also includes 17,050 shares of restricted stock which will vest over time based on continued employment with us. See footnote (15) below for more information on the restricted stock

2025 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management	11

(14)
The number of common shares shown as beneficially owned by our current directors and executive officers as a group includes 129,748 common shares subject to Currently Exercisable Options and 179,562 shares of restricted stock. See footnote (15) below for more information on the restricted stock. The number shown does not include any common shares issuable in connection with the performance shares awarded to NEOs and other executive officers, as to which the performance period has not ended, and the applicable vesting dates have not yet occurred. The number of common shares shown for all current directors and executive officers as a group includes the common shares beneficially owned by two executive officers not individually identified.
(15)
The restricted stock granted to our executive officers and non-employee directors are held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted stock may exercise any voting rights associated with the restricted stock during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted stock will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted stock with respect to which they were paid. For further information regarding the restricted stock granted to our executive officers and non-employee directors, please see the tables and accompanying narrative discussion in the “Executive Compensation” and “Compensation of Directors — Equity Grants” sections of this Proxy Statement. Restricted stock held by executive officers not named in this table are not listed individually.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers and beneficial owners of more than 10% of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and we are required to disclose in this Proxy Statement any late report or known failure to file a report required by Section 16(a) of the Exchange Act. To our knowledge, based solely on a review of the copies of the Forms 3, 4 and 5 filed electronically with the SEC and written representations that no Form 5 was required, we believe that during fiscal 2025, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-10% beneficial owners of our outstanding common shares were complied with, with the exception of two Forms 4 for Kevin J. Chan: (1) one filed late due to an administrative delay in reporting two transactions involving common shares being contributed to the 2005 NQ Plan; and (2) one filed late due to an administrative delay in reporting two transactions including common shares being contributed to the 401(k) Plan.

12	2025 Proxy Statement • Security Ownership of Certain Beneficial Owners and Management

Corporate Governance

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect our commitment to high standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines are available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com.

Code of Conduct

In accordance with NYSE Rules and SEC Rules, the Board adopted the Code of Conduct to serve as the ethical and legal standards for our directors, officers and employees. The Code of Conduct reinforces our commitment to adhere to high standards of business ethics. The Code of Conduct also establishes ethical principles by which our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions are expected to conduct themselves in carrying out their duties and responsibilities. The Code of Conduct is available under “Governance Documents” on the "Governance" page of the “Investors” section of our website located at www.worthingtonenterprises.com, and we intend to post on such website page any amendments to or waivers from provisions of the Code of Conduct related to the elements listed under Item 406(b) of SEC Regulation S-K.

Insider Trading Policy

We have adopted the Insider Trading Policy to govern purchases, sales and other dispositions of our securities by our directors, officers and employees. The Insider Trading Policy is reasonably designed to promote compliance with insider trading law, rules and regulations as well as NYSE Rules. The Insider Trading Policy also provides that the Company will not engage in transactions in its securities while aware of material nonpublic information relating to the Company or its securities, except pursuant to a trading plan intended to comply with SEC Rule 10b5-1 that is entered into and maintained in compliance with the Insider Trading Policy and applicable law.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be independent if he or she is independent of management and has no material relationship with us or our subsidiaries, either directly or indirectly as a partner, shareholder or officer (or similar position) of an entity that has such a relationship with us or our subsidiaries, as affirmatively determined by the Board. The Board observes all additional criteria for independence required under NYSE Rules, SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between us and each director and director nominee or any entities for which any director or director nominee is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation which each director or director nominee has received, directly or indirectly, from us, in order to determine whether each director and director nominee meets the independence requirements of the Corporate Governance Guidelines, the NYSE Rules and the SEC Rules. The Board has affirmatively determined that (a) none of Kerrii Anderson, David Blom, Mark Davis, Michael Endres, Paul Heller, Ozey Horton, Jr., Brantley Standridge, Billy Vickers or Virgil Winland (each, an “Independent Director” and collectively, the “Independent Directors”) has any relationship with us, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere, with his or her independence from management and us or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under NYSE Rules and SEC Rules, or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as independent under the Corporate Governance Guidelines. As required by NYSE Rules, the

2025 Proxy Statement • Corporate Governance	13

Independent Directors represent a majority of our directors. John Blystone does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he was an officer of the Company within the last three years. John H. McConnell II does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he was an employee of the Company within the last three years. Joseph B. Hayek does not qualify as independent under NYSE Rules, SEC Rules or the Corporate Governance Guidelines because he is an employee of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or an employee) of a company that makes payments to, or receives payments from, us for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; (b) we make contributions to a scholastic or charitable tax-exempt organization for which the director (or his or her immediate family member) serves as either a member of the board of directors (or similar governing body) or an officer if the contributions, in any single fiscal year, do not exceed the greater of $500,000 or 1% of the total contributions received by that tax-exempt organization during such fiscal year; or (c) we use facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to us are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities, as long as the charges do not reach other thresholds under NYSE Rules which would disqualify a director from being independent.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the Independent Directors qualify as independent under the Corporate Governance Guidelines as well as NYSE Rules and SEC Rules, including the relevant relationships described below in the “Transactions With Certain Related Persons” section of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, ethics and integrity, experience with businesses or organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or expertise, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. We believe that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, we have paid no such fees, and all director nominees in this Proxy Statement were recommended by a non-employee director or our Chairman of the Board.

14	2025 Proxy Statement • Corporate Governance

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of our Secretary, to our executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. In addition, shareholders wishing to nominate directors may do so, provided they comply with the nomination procedures set forth in our Code of Regulations and SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to our Secretary, and either delivered to, or mailed to and received at, our principal executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by our Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. Our Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder and (ii) the number of common shares beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently comprised of Michael Endres (Chair), Kerrii Anderson, Paul Heller, Ozey Horton, Jr. and Brantley Standridge. No member of the Compensation Committee is a present or past employee or officer of ours or has, during fiscal 2025 and through the date of this Proxy Statement, had a material interest in any related person transaction, as defined in Item 404 of SEC Regulation S-K. During fiscal 2025 and through the date of this Proxy Statement, none of our executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, whose executive officers served on the Board or the Compensation Committee.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-employee directors as a group, the Independent Directors, as a group, the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Employee Directors” as a whole, to the “Independent Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of our Secretary, to our executive offices at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Employee Director Communication”, “Shareholder/Interested Person – Independent Director Communication”, “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the non-employee directors as a whole, to the “Independent Directors” as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked on the exterior as “personal and confidential” will be delivered to the identified recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Independent Directors.

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Questions, complaints and concerns may also be submitted to our directors through the Worthington Enterprises, Inc. Code of Conduct & Ethics Line website at www.Worthington.EthicsPoint.com or by calling 877-263-9893 inside the U.S. and Canada.

Corporate Citizenship and Sustainability Highlights

In addition to our commitment to high ethical standards and sound corporate governance practices, which are summarized in the “Commitment to Shareholders and Governance” section in this Proxy Statement, we are dedicated to responsible corporate citizenship and sustainability. Although our approach is ever evolving, our primary motivation remains balancing people, planet and prosperity to meet the needs of today without compromising tomorrow. We organize our efforts through the four pillars of people, products, partners, and process and planet, and consistently relying on our Philosophy, rooted in the Golden Rule, to guide us.

In line with our people-first philosophy, our employees have always been, and will always be, our most important asset. As such, we are continually focused on creating and maintaining a strong corporate culture. Our culture empowers employees to innovate, thrive and grow with opportunities for personal and professional development, as well as community engagement, all of which we believe contribute to our overall success. We have repeatedly been recognized as a top place to work and we offer our employees competitive pay and above-market benefits, as compared to others in our industry, all while focusing on safety, wellness, and promoting an inclusive culture.

Our Philosophy guides and encourages us to practice good citizenship that is reflected in our employees’ efforts in our communities. Through financial contributions to not-for-profit organizations and employee volunteering, we are working to improve the quality of life in the communities where we operate and do business.

We have always made protecting our people and the environment a top priority. We have demonstrated our commitment to environmentally responsible operations by conforming to international standards for environmental management and reducing our impact on the environment in multiple areas of our global business. Two of our facilities hold ISO 14001 certifications, a highly recognized global standard for an effective Environmental Management System and our remaining facilities are managed to similar standards. In addition, we have sought continuous improvement in our health and safety programs, which follow ISO 45001 standards, the most recognized global standard for occupational health and safety management systems developed by the International Organization for Standardization, and regularly have an industry-leading safety record.

For more details on our corporate citizenship and sustainability efforts and governance, please see our annual Corporate Citizenship and Sustainability Report available on our website at https://www.worthingtonenterprises.com/our-impact.

Meetings of the Board

The Board held four regularly scheduled meetings during fiscal 2025. During fiscal 2025, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during the period such director served, and (b) the total number of meetings held by all committees of the Board on which such director served during the period such director served.

The Board and our management are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the committees of the Board in response to corporate governance developments, including changes in NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and Board committee evaluations. In accordance with the Corporate Governance Guidelines and NYSE Rules, our non-employee directors, meet (without management present) in executive session at such times as the non-employee directors deem necessary or appropriate. Additionally, all directors determined by the Board as meeting the independence requirements of the Corporate Governance Guidelines, the NYSE Rules and the SEC Rules meet in executive session (without management or non-independent directors) at least once annually. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the CEO and the Chairman of the Board. The non-employee independent directors met in executive session after each of the four regularly scheduled Board meetings held in fiscal 2025.

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Board Member Attendance at Annual Meetings of the Shareholders

We do not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. Three of the 11 then-incumbent directors attended the 2024 Annual Meeting: Ms. Anderson, Mr. Blystone and Mr. Rose.

Board Leadership Structure

The Board is currently comprised of 12 directors (nine of which are Independent Directors), including Joseph B. Hayek, our CEO. The Board is led by John Blystone, our Chairman of the Board, and Michael Endres, our Lead Independent Director.

The Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is chaired by a separate Independent Director and is comprised solely of Independent Directors. Detailed information on each Board committee is contained in the “Corporate Governance — Committees of the Board” section of this Proxy Statement.

We do not have a fixed policy regarding whether the offices of Chairman of the Board and CEO should be held by the same person or different people. The Board believes having Mr. Blystone in the role of Chairman of the Board and Mr. Hayek as the CEO, while maintaining a Lead Independent Director, is an effective management structure, and that the structure promotes the development and execution of our business strategy and facilitates effective oversight by the Board, which are essential to effective governance. The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of CEO and Chairman of the Board filled by separate individuals allows the CEO to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman of the Board to lead the Board in its oversight of the Company’s risk assessment and risk management activities. The Board believes that its strong governance practices, including its supermajority of independent directors, the separation of the Chairman of the Board and CEO roles, and the clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

A copy of our Lead Independent Director Charter is available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com. In addition to the other duties more fully described in our Lead Independent Director Charter, the Lead Independent Director is responsible for:

•
advising the Chairman of the Board and the CEO regarding the information, agenda and meeting schedules for the Board and Board committees, and as to the quality, quantity and timeliness of the information submitted to the Board by our management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;
•
recommending to the Chairman of the Board and the CEO the retention of advisers and consultants who report directly to the Board;
•
assisting the Board, the Nominating and Governance Committee and our officers in ensuring compliance with and implementation of the Corporate Governance Guidelines;
•
calling meetings of the non-employee and independent directors, developing the agenda for and serving as chairman of the executive sessions, and serving as principal liaison between the non-employee and independent directors and the Chairman of the Board and the CEO;
•
working with the Nominating and Governance Committee, the Chairman of the Board and the CEO to recommend the membership of the various Board committees, as well as the selection of Board committee chairs;
•
serving as chair of meetings of the Board when the Chairman of the Board is not present;
•
being available for consultation and direct communications with our shareholders, if requested and appropriate; and
•
performing such other duties as the Board may determine.

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Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Governance” page of the “Investors” section of our website located at www.worthingtonenterprises.com.

	Audit	Compensation	Nominating and Governance	Executive
Kerrii B. Anderson*
David P. Blom*
John B. Blystone
Mark C. Davis*
Michael J. Endres*
Joseph B. Hayek
Paul G. Heller*
Ozey K. Horton, Jr.*
John H. McConnell II
Brantley J. Standridge*
Billy R. Vickers*
Virgil L. Winland*

*Independent Director

Chairperson Member Audit Committee Financial Expert

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an independent director under the Corporate Governance Guidelines, NYSE Rules and SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on our behalf and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that each of Ms. Anderson and Mr. Davis qualifies as an “audit committee financial expert”, as that term is defined in Item 407(d)(5) of SEC Regulation S-K, by virtue of their respective experience, including as described in Proposal 1 (Election of Directors) of this Proxy Statement. No member of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits. Specifically, the Audit Committee appoints and evaluates our independent registered public accounting firm and approves the audit engagement, including fees and terms, and non-audit engagements, if any, of such firm. The Audit Committee, on behalf of the Board, reviews, monitors and evaluates: (a) our consolidated financial statements and the related disclosures, including the integrity and quality of our consolidated financial statements; (b) our compliance with legal and regulatory requirements, including the financial reporting process; (c) our systems of disclosure controls and procedures and internal control over financial reporting and our accounting and financial controls; (d) the performance, qualifications and independence of our independent registered public accounting firm, including the performance and rotation of the lead and concurring partners of that firm; (e) the performance of our internal audit function; (f) the annual independent audit of our consolidated financial statements; (g) financial, reporting and compliance risk management; and (h) our overall enterprise risk management program including risks related to privacy, information security, cybersecurity, artificial intelligence, business conduct, health and safety, compliance, environmental and social matters. The Audit Committee also prepares the report that the SEC Rules require be included in our annual proxy statement.

Additional duties and responsibilities set forth in the Audit Committee’s charter include:

•
reviewing, with our financial management, internal auditors and independent registered public accounting firm, our accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by our independent registered public accounting firm and

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reviewing the activities of and the results of audits conducted by our internal auditors and our independent registered public accounting firm;
•
reviewing, with our independent registered public accounting firm, the audit report of our independent registered public accounting firm on the effectiveness of our internal control over financial reporting filed with our Annual Report on Form 10‑K;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•
setting and maintaining hiring policies for employees or former employees of our independent registered public accounting firm;
•
receiving reports concerning any non-compliance with the Code of Conduct by our officers or directors and approving, if appropriate, any waivers therefrom;
•
administering our RPT Policy and approving, if appropriate, any “related person” transactions with respect to our directors or executive officers;
•
reviewing with management, our major financial risk exposures and the steps being taken to monitor and control them as well as our guidelines and policies with respect to risk assessment and risk management and overall antifraud programs and controls;
•
directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and
•
other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, the NYSE and other similar bodies or agencies which could have an effect on our consolidated financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee met four times during fiscal 2025. The Audit Committee’s report relating to fiscal 2025 is located in the “Audit Committee Matters” section in this Proxy Statement.

Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an independent director under NYSE Rules. The Board has also determined that each member of the Compensation Committee satisfies the additional independence standards for members of a compensation committee under NYSE Rules. All members of the Compensation Committee also qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•
discharging the Board’s responsibilities relating to compensation of our CEO and executive officers, including reviewing and approving the compensation philosophy, strategies, policies, objectives and guidelines for our executive officers;
•
reviewing and approving, if it has been deemed appropriate, our peer group companies and data sources for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

2025 Proxy Statement • Corporate Governance	19

•
reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive officer compensation and evaluating the performance of the CEO and executive officers in light of the approved corporate goals and objectives;
•
reviewing and approving the metrics used for determining payouts under cash-based and equity-based incentive programs;
•
setting the compensation of the CEO and other executive officers, including the amount and types of compensation;
•
preparing, producing, reviewing and/or discussing with management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation, including those required for inclusion in our proxy statement and/or Annual Report on Form 10-K;
•
providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at our annual shareholder meetings, including the advisory vote on the compensation of our named executive officers and the frequency of that advisory vote, and reviewing and considering the results of such votes;
•
reviewing, and advising the Board with respect to, Board compensation;
•
administering our equity-based incentive compensation plans, other executive incentive compensation programs, and any other plans and programs which the Board designates;
•
reviewing and discussing with management, our compensation risk management disclosures required by SEC Rules relating thereto;
•
reviewing and making recommendations to the Board regarding the creation or revision of any clawback or similar policy allowing us to recover erroneously awarded incentive-based compensation paid to executive officers;
•
in consultation with the Nominating and Governance Committee, reviewing, evaluating and making recommendations to the Board concerning shareholder proposals relating to executive and/or director compensation issues and our responses thereto;
•
reviewing and discussing with management, our human capital management activities, including matters relating to talent management and development, talent attraction and retention, employee engagement, equity and inclusion; and
•
carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the “Executive Compensation — Compensation Discussion and Analysis — Role of the Compensation Committee” and “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Philosophy and Objectives” sections of this Proxy Statement.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Compensation Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention. Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in the NYSE Rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee evaluates its performance at least annually.

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The Compensation Committee met two times during fiscal 2025. The Compensation Discussion and Analysis regarding compensation for the NEOs and the Compensation Committee Report are located in the “Executive Compensation” section in this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an independent director under NYSE Rules.

Under the terms of its charter, the Nominating and Governance Committee is to:

•
develop and periodically review principles of corporate governance, embody such principles in the Corporate Governance Guidelines and recommend the Corporate Governance Guidelines to the Board for its approval;
•
review our Amended Articles of Incorporation, our Code of Regulations and the Corporate Governance Guidelines and recommend to the Board any changes deemed appropriate;
•
review the procedures and communication plans for our shareholder meetings and ensure that required information regarding the Company is adequately presented;
•
review and make recommendations to the Board regarding (a) the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds, (b) the criteria for the selection of Board members and Board committee members, and (c) Board policies on age and term limits for Board members;
•
plan for continuity on the Board as existing Board members leave the Board;
•
with the participation of the Chairman of the Board, identify and recruit candidates for Board membership, evaluate Board candidates recommended by shareholders and arrange for appropriate interviews and inquiries into the qualifications of the candidates;
•
identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;
•
with the Compensation Committee, provide for a review of succession plans for the Chairman of the Board in the case of resignation, retirement or death;
•
evaluate the performance of current Board members proposed for re-election, and recommend to the Board whether such members of the Board should stand for re-election; oversee an annual evaluation of the Board as a whole; conduct an annual evaluation of the Nominating and Governance Committee; oversee the evaluation of the other Board committees and provide guidance with respect to the evaluation of management;
•
with the Chairman of the Board and the CEO, periodically review the charter and composition of each Board committee and make recommendations to the Board as to changes in charters and the creation of additional committees;
•
with the Chairman of the Board and the CEO, recommend to the Board individuals to be chairs and members of Board committees, so that each Board committee is comprised of members with the appropriate experience, qualifications, skills and attributes for the tasks of the committee; and
•
in coordination with other committees of the Board, oversee our corporate social responsibility programs and goals, and our progress toward achieving those goals.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•
review the relationships between us and each director, whether direct or as a partner, officer (or holder of a similar position) or equity owner of an organization that has a relationship with us, for conflicts of interest (all members of the Board are required to report any such relationships to our General Counsel);
•
address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

2025 Proxy Statement • Corporate Governance	21

•
make appropriate recommendations to the Board concerning determinations necessary to find a director to be an independent director.

The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee evaluates its performance at least annually.

The Nominating and Governance Committee met four times during fiscal 2025.

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend our Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that NYSE Rules, applicable law or our governing documents do not permit to be delegated to a committee of the Board.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks we face, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides an annual risk assessment to the Board, with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of our critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance, privacy, information security, cybersecurity, business conduct, health and safety, environmental, social, governance and other risks. The Audit Committee has primary responsibility for overseeing cybersecurity matters, receiving quarterly updates from the chief information officer and the chief information security officer on the performance and enhancements of the cybersecurity program. Additionally, the Audit Committee is tasked with oversight of financial, reporting and compliance risk management, along with our overall enterprise risk management program (including risks related to privacy, information security, cybersecurity, artificial intelligence, business conduct, health and safety, compliance, environmental and social matters). The Compensation Committee is tasked with oversight of compensation risk management. The Nominating and Governance Committee manages risks associated with corporate governance, Board composition, and the performance of the Board, its committees and directors. The Board as a whole oversees all other risk management.

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Transactions With Certain Related Persons

Review, Approval or Ratification of Transactions with Related Persons

As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs, an outside business involvement or any other private interest may adversely influence the judgment or loyalty required for performance of his or her duties to us. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her manager, our human resources department, our legal department or our Ethics Officer. The manager will then consult with our human resources department, legal department or Ethics Officer, as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director, or a member of an executive officer’s or director’s immediate family, may be in conflict with our interest is to be reported to the Audit Committee. The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The RPT Policy, which supplements the Code of Conduct provisions addressing conflicts of interest, addresses our policy with respect to related person transactions. The RPT Policy was adopted by the Board and is administered by the Audit Committee and our General Counsel. The RPT Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we participate, directly or indirectly, and a related person has, had or will have a direct or indirect material interest. Under the RPT Policy, a “related person” is any person:

•
who is or was our executive officer, director or director nominee, or an immediate family member of any such individual; or
•
who is or was the beneficial owner of more than 5% of our outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of management who will then refer each matter to our General Counsel and the Audit Committee. Each director, director nominee or executive officer must notify our General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by us must be reported to our General Counsel by the employee who has authority over the transaction. On an annual basis, our directors, director nominees and executive officers must complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by our General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the RPT Policy.

Under the RPT Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the RPT Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If our General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, our General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If we become aware of a related person transaction not previously approved under the RPT Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to us, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

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No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Audit Committee determines to be in our best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•
the terms (including the amount involved) of the transaction and the related person’s interest in the transaction and the amount of that interest;
•
the business reasons for the transaction and its potential benefits to us, and whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are fair to us and no less favorable to us than terms that could be reached with an unrelated third party;
•
the impact of the transaction on the related person’s independence; and
•
whether the transaction would present an improper conflict of interest for any of our directors, director nominees or executive officers, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually. Under the terms of the RPT Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•
interests arising solely from ownership of the common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);
•
compensation to an executive officer, as long as the executive officer is not an immediate family member of any of our executive officers or directors and the compensation has been approved by the Compensation Committee or is generally available to our employees;
•
compensation to a director for services as a director if the compensation is required to be reported in our proxy statements;
•
interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;
•
interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and
•
transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•
transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in our decision to enter into the transaction, and (ii) the aggregate amount involved in any related category of transactions in a 12-month period is not greater than the least of (a) $1,000,000, or (b) 2% of the other entity’s consolidated gross revenues for such other entity’s most recently completed fiscal year, or (c) 2% of our consolidated gross revenues for our most recently completed fiscal year;
•
donations, grants or membership payments to non-profit organizations, provided (a) the affected related person did not participate in our decision to make such payments, and (b) the aggregate amount in a 12-month period does not exceed the lesser of $500,000 or 1% of the non-profit organization’s consolidated gross revenues for its most recently completed fiscal year; and
•
our use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with those for similar services available at similar facilities.

24	2025 Proxy Statement • Transactions with Certain Related Persons

Transactions with Related Persons

We are a party to certain agreements relating to the rental of aircraft to and from JMAC, which is owned by John P. McConnell and members of his family, and of which our director John H. McConnell II is its Chairman of the Board, and JMAC’s subsidiary, JMAC Air. John P. McConnell is our largest shareholder and the father of John H. McConnell II. Under agreements with JMAC and JMAC Air, we may lease aircraft owned by JMAC Air as needed for a rental fee per flight and JMAC may lease aircraft operated by us, on a per-flight basis, when we are not using the aircraft. We also make our pilots available to JMAC Air for a per-day charge. The rental fees paid to us under the per-flight rental agreements are set based on FAA regulations. We believe the rental fees set in accordance with such FAA regulations for fiscal 2025 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes from unrelated third parties for similar services, we believe that the rental rates paid to JMAC Air are no less favorable to us than those that could be obtained from unrelated third parties. For fiscal 2025, we had no rental payments due under the JMAC Air lease agreement and received $100,323 from JMAC for airplane rental and pilot services.

During fiscal 2025, we, directly or indirectly through business expense reimbursement, paid approximately $266,179 to the Club, a private golf club owned by the McConnell family. We use the Club’s facilities for corporate functions and meetings, and for meetings and entertainment for our customers, suppliers and other business associates. Amounts charged to us by the Club are no less favorable to us than those that are charged to unrelated members of the Club for the same type of use.

During fiscal 2025, we, directly or indirectly through business expense reimbursement, paid approximately $155,399 to the Columbus Blue Jackets, a National Hockey League team of which John P. McConnell is the majority owner, for suite expenses, game tickets and special event tickets, often used in connection with meetings and entertainment for customers, suppliers and other business associates, at prices no less favorable to us than those charged to unrelated third parties. We have also contributed suite use and tickets for charitable purposes.

For fiscal 2025, as a non-employee director, John H. McConnell II received, consistent with our standard non-employee director compensation program, a cash retainer fee of $95,000 and an equity award valued at $132,231. We and John H. McConnell II have entered into our standard indemnification agreement for directors.

As previously reported in connection with the consummation of the Separation, we entered into several agreements with WS on November 30, 2023 that, among other things, provide a framework for our relationship with WS after the Separation, including a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, a Trademark License Agreement, a WBS License Agreement and a Steel Supply and Services Agreement. Given that John P. McConnell is the largest shareholder of WS, John H. McConnell II is a director of WS, and John B. Blystone is the Executive Chairman of WS, we have opted to treat WS as a related party and have evaluated our transactions with WS accordingly.

The Separation and Distribution Agreement sets forth our agreements with WS regarding the principal actions taken in connection with the Separation, and primarily identifies assets transferred, liabilities assumed and contracts allocated to each of WS and us as part of the Separation. As is customary in such agreements, pursuant to the Separation and Distribution Agreement, we agreed to reimburse WS to the extent that WS incurred an expense for our benefit, and WS agreed to reimburse us to the extent that we incurred an expense for the benefit of WS. Such reimbursements were generally related to the parties’ consummation of the Separation and the associated transition of employees, utilities and other assets from one party to the other. All such reimbursements occurred at the actual amount of the expense incurred without any additional amount added. During fiscal 2025, we paid WS approximately $1,475,426 as reimbursement for expenses incurred by WS for our benefit, and WS paid us approximately $2,063,249 as reimbursement for expenses incurred by us for the benefit of WS.

2025 Proxy Statement • Transactions with Certain Related Persons	25

Pursuant to the Transition Services Agreement, WS and we will provide each other various services on a transitional basis. The transition services include various services and functions, many of which use a shared technology platform, including human resources, payroll and certain information technology services. The charges for the transition services are generally expected to allow the providing company to fully recover all internal and external costs and expenses it actually incurs in connection with providing the service (including a reasonable allocation of overhead) and are based on pass-through billing, percent of use billing or fixed fee monthly billing. For fiscal 2025, we paid an aggregate amount of $76,555 to WS for services provided under the Transition Services Agreement and received $670,814 from WS for services we provided.

Pursuant to the Steel Supply and Services Agreement, WS manufactures and supplies us with certain flat rolled steel products ordered by us from time to time, and provides us with certain related support services such as design, engineering/technical services, price risk management, scrap management, steel purchasing, supply chain optimization and product rework services, and other services at our request that are ancillary to the supply of products. We purchase the products and services at prices calculated based on an arm’s length pricing mechanism specified in the Steel Supply and Services Agreement. For fiscal 2025, we paid an aggregate amount of $113,400,000 to WS for the products and services provided under the Steel Supply and Services Agreement. We also paid WS $1,782,066 for supplemental technical, laboratory, and machine shop services in fiscal 2025.

For fiscal 2025, no financial transactions with WS took place with respect to the Tax Matters Agreement, the Employee Matters Agreement, the Trademark License Agreement or the WBS License Agreement.

As a part of the Separation, we also entered into a series of real estate agreements with WS, pursuant to which we lease office space to WS, we lease warehouse space from WS, and share the maintenance, security and other related costs of access roads and other shared spaces on our manufacturing campus in Columbus, Ohio. All remuneration set forth in such agreements is intended to be fair market value and was negotiated in arm’s length transactions. For fiscal 2025, we paid an aggregate amount of $303,120 to WS pursuant to such agreements and received $4,642,283 from WS under the same. We are also a party to certain agreements relating to the joint ownership of aircraft with WS, pursuant to which we operate and maintain the aircraft and WS reimburses us for its portion of the cost of doing so. During fiscal 2025, WS paid us approximately $1,364,176 as reimbursement for the aircraft ownership, operating and maintenance expenses incurred by us for the benefit of WS.

26	2025 Proxy Statement • Transactions with Certain Related Persons

Proposal 1: Election of Directors

We currently have 12 directors – four in the class whose terms expire at the Annual Meeting; four in the class whose terms expire at the 2026 Annual Meeting; and four in the class whose terms expire at the annual meeting of shareholders in 2027.

The Board proposes that the four director nominees named in the following summary, each of whom was unanimously recommended by the Nominating and Governance Committee, be elected as directors at the Annual Meeting. Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the annual meeting of shareholders in 2028, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal from office. The individuals named as proxy holders in the proxy card solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the proxy card. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director if elected.

Information Concerning Nominees and Continuing Directors

The information set forth in the following summary, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to us by such director as of the Record Date. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of our current directors, director nominees and executive officers.

2025 Proxy Statement • Proposal 1: Election of Directors	27

Nominees Standing for Election to the Board at the 2025 Annual Meeting

Kerrii B. Anderson	Age 68	Director since 2010

Kerrii B. Anderson has served continuously as a director of the Company since September 2010 and is the chair of the Audit Committee and a member of the Compensation Committee and the Executive Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as CEO and President of Wendy’s International, Inc. (now known as The Wendy’s Company), a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as a director of Wendy’s International, Inc. from 2001 until September 2008, and as Wendy’s Interim CEO and President from April to November 2006 and as its Executive Vice President and CFO from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and CFO of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson has served as a member of the board of directors of Labcorp Holdings, Inc. since May 2006, where she is member of its Audit Committee and a member of its Nominating and Board Governance Committee. She joined the board of directors of Abercrombie & Fitch Co. in February 2018 and is the Chair of its Audit and Finance Committee and serves on the Nominating and Governance Committee. She also joined the board of directors of The Sherwin-Williams Company in April 2019 and has chaired its Compensation and Management Development Committee since April 2021, where she is Chair of the Compensation and Management Development Committee and a member of the Nominating and Corporate Governance Committee. Previously, she served as a member of the board of directors of Chiquita Brands International, Inc. from 2009 to January 2015, including service as Chairwoman of the Board from October 2012 to January 2015, as Chair of its Nominating and Governance Committee and as a member of its Audit Committee until January 2015 when Chiquita was acquired by Cutrale-Safra Group and became a private company; and as a member of the board of directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp. Ms. Anderson chairs the Finance Committee of The Columbus Foundation and is a member of the OhioHealth Corporation Executive Compensation Committee. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by SEC Rules, given her experience as a CEO and CFO of other large, publicly traded companies. Ms. Anderson received a B.A. from Elon University and a Master of Business Administration from the Duke University Fuqua School of Business. Ms. Anderson’s extensive corporate governance experience through her service on other public company boards, her extensive experience in accounting and financial reporting and analysis, strong record of leadership in operations and strategy, and prior experience as a CEO of a public company and CFO of several public companies, in addition to other public company board service, make Ms. Anderson a valuable asset to the Board and its various committees, and well qualified to continue to serve on the Board. Ms. Anderson also received the NACD CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University.

David P. Blom	Age 71	Director since 2019

David P. Blom has served continuously as a director of the Company since June 2019 and is the chair of the Nominating and Governance Committee and a member of the Audit Committee. Mr. Blom served as President and CEO of OhioHealth Corporation, a not-for-profit, healthcare system in central Ohio, from March 2002 until his retirement in June 2019. Mr. Blom previously served as President of OhioHealth’s central Ohio hospitals – Grant Medical Center, Riverside Methodist Hospital and Doctors Hospital – while also serving as Executive Vice President and Chief Operating Officer of OhioHealth. Mr. Blom currently serves as a member of the board of directors for several organizations, including Healthy Roster since 2017, Vizient Inc. since 2011, Methode Electronics since 2019 and Kimball Midwest Advisory Council since 2015. Mr. Blom previously served on the board of directors of The Columbus Foundation from 2011 to 2017 and the board of directors of Dominion Homes, Inc. from 2006 to 2009. Mr. Blom holds a Master of Health Services Administration in Healthcare Administration from George Washington University, and a Bachelor of Arts in Business Administration from The Ohio State University. Mr. Blom has a track record of achievement and a solid understanding of complex issues, particularly those facing healthcare delivery. He has expertise in leading strategic initiatives, managing and developing human capital, improving profitability, and improving quality of care and customer experience, which enables him to bring a unique and valuable perspective to the Board, and makes him well qualified to continue to serve on the Board.

28	2025 Proxy Statement • Proposal 1: Election of Directors

Paul G. Heller	Age 61	Director since 2023

Paul G. Heller has served continuously as a director of the Company since December 2023 and is a member of the Audit and Compensation Committees. He retired in March 2024 as senior Executive Vice President and Chief Technology and Operations Officer at Huntington Bancshares Incorporated where he led the bank’s information technology, payments, cyber security, digital, corporate operations and customer contact center initiatives. Prior to joining Huntington in 2012, Mr. Heller was the managing director for the corporate internet group at JP Morgan Chase. Mr. Heller is an active member of the Central Ohio community, serving as a member of the Board of Trustees for the Center of Science and Industry (COSI), an Endowment Board member at Saint Charles Preparatory School and member of the board of directors of The Ohio State University’s CampusParc. Mr. Heller earned a Bachelor of Science in Finance from Miami University and a Master of Business Administration from The Ohio State University Fisher School of Business. Mr. Heller's knowledge and depth of experience in technology, strategic matters, financial analysis and risk management make him well qualified to continue to serve on the Board.

Billy R. Vickers	Age 67	Director since 2023

Billy R. Vickers has served continuously as a director of the Company since December 2023 and is a member of the Nominating and Governance Committee. He is President and CEO Modular Assembly Innovations, LLC (“MAI”). One of the largest minority-owned businesses in the country, MAI is the parent company of Great Lakes Assemblies, Gulf Shore Assemblies, Indiana Assemblies and North American Assemblies. These locations span four states, employ approximately 400 associates and generate more than $1.2 billion in revenue. Mr. Vickers holds a Bachelor of Science in Animal Science from North Carolina State University and has completed the Kellogg Advance Management Education Program at Northwestern University. Mr. Vickers began his manufacturing career at Ironton Castings in Ironton, Ohio and went on to earn various leadership roles and achieve successful entrepreneurial pursuits throughout his more than 35-year career. Mr. Vickers also serves on the Boards of Directors for the Nationwide Children's Hospital Foundation, Fifth Third Bank Advisory Board and A Kid Again National Office and is a member of the Columbus Partnership, the Ohio Manufacturers’ Association and the Federal Reserve Bank of Cleveland, Columbus Advisory Council. Mr. Vickers' knowledge and depth of experience in manufacturing, leading strategic initiatives, managing and developing human capital, and improving performance and profitability make him well qualified to continue to serve on the Board.

Directors Whose Terms Continue Until the 2026 Annual Meeting of Shareholders

Michael J. Endres	Age 77	Director since 1999

Michael J. Endres, currently serving as Lead Director, has served continuously as a director of the Company since 1999 and is the chair of the Compensation Committee and a member of the Executive Committee. Mr. Endres serves as Senior Advisor to Stonehenge Partners, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, providing advice related to specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres served as a director of Huntington Bancshares Incorporated from April 2003 to April 2018. Mr. Endres served as a director of W.W. Williams Company, a diversified aftermarket parts and service provider to the commercial vehicle and equipment markets, from October 2011 to 2016, and formerly served as a director of TRI-W Group (successor to W.W. Williams Company). He has been a director and Chairman of Conterra AG, a real estate finance company, since 2014; and Calibre Group LLC, an industrial-focused private equity firm, since 2015. Mr. Endres served as a director of Tim Hortons Inc. from 2006 until December 2014 (when it was acquired by Restaurant Brands International), where he was Chair of its Audit Committee and a member of its Executive Committee. Mr. Endres received a Bachelor of Science from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various companies, which makes him well suited to continue to serve on the Board.

2025 Proxy Statement • Proposal 1: Election of Directors	29

Ozey K. Horton, Jr.	Age 74	Director since 2011

Ozey K. Horton, Jr. has served continuously as a director of the Company since 2011 and is a member of the Compensation Committee and the Nominating and Governance Committee. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director of McKinsey & Company from 1981 through February 2011. Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development and project engineering. Mr. Horton has served as a director of Louisiana-Pacific Corporation, a global leader in engineered wood products, since September 2016 where he serves as a member of its Finance & Audit Committee and its Nominating and Corporate Governance Committee. In 2018, he became a director of ArborGen Holdings Limited, a producer of genetic tree seedling products. Mr. Horton serves on the Dabbagh Group Holding Co. Ltd. Advisory Board. He also serves as a member of the MUSC Hollings Cancer Center Advisory Board, and the Liberty Fellows Senior Advisor Group. He formerly served as a member of the Metso Corporation Board, the Board of the Spoleto Festival, USA and the Board of Visitors of the Pratt School of Engineering/Duke University. Mr. Horton has extensive experience working in Europe, South America, India and Asia. Mr. Horton has a Bachelor of Science in Engineering in civil and environmental engineering from Duke University and a Master of Business Administration from the Harvard Business School. Over the years, Mr. Horton led numerous initiatives in corporate growth, strategy, mergers and acquisitions, and performance improvement for global clients across a range of industries — especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and leader of the global operations practice within the energy and materials sector. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board, and all of the attributes described above make him well suited to continue to serve on the Board.

Brantley J. Standridge	Age 49	Director since 2025

Brantley J. Standridge has served continuously as a director of the Company since March 2025 and is a member of the Compensation Committee. Mr. Standridge is senior executive vice president at Huntington Bancshares Incorporated and president of its Consumer and Regional banking operations. He is responsible for Huntington’s personal, private and business banking portfolio, including branch banking, business banking, community development, consumer finance (consumer lending, mortgage and vehicle finance), customer solution center, digital enterprise marketing, enterprise brand, insurance, multicultural banking, regional banking and wealth management. Mr. Standridge is also responsible for all corporate marketing activities, including branding, and the segment’s product groups, deposits, digital strategies as well as risk management. From December 2019 to March 2022, Mr. Standridge served as chief retail community banking officer at Truist, a position he assumed upon the closing of the merger between BB&T Corporation and SunTrust Banks, Inc. Mr. Standridge’s previous roles at Truist and its predecessors include more than five years as a member of the executive leadership team, with responsibility for a variety of diverse businesses, including retail banking, indirect auto finance, equipment finance, mortgage and commercial mortgage banking. In addition, Mr. Standridge served eight years as regional president for BB&T in Baltimore, Atlanta and Dallas. Additionally, he currently serves on the board of the Consumer Bankers Association. Mr. Standridge earned a bachelor’s degree in business administration from the University of Georgia and an MBA from Emory University. Mr. Standridge’s experience in strategic initiatives and acquisitions, financial analysis, leadership and management, consumer businesses, and as an executive officer of a public company make him well qualified to continue to serve on the Board.

Virgil L. Winland	Age 77	Director since 2023

Virgil L. Winland has served continuously as a director of the Company since December 2023 and is a member of the Nominating and Governance Committee. Mr. Winland retired from his position as Senior Vice President of Manufacturing at the Company in 2021 after 50 years of service. Mr. Winland was employed at Lennox Industries when the Company acquired its cylinders business in 1971. After various roles with the legacy pressure cylinders division, he became Vice President of Manufacturing in 1985 and Group Vice President of Worthington Cylinders in 1995. Two years later, Mr. Winland became Group President of Worthington Cylinders. Mr. Winland was named Senior Vice President of Manufacturing for the Company in 2001, where he was responsible for coordinating best practices throughout all business units, drove cost reduction efforts and worked to assess, develop and monitor manufacturing plants across the Company. Mr. Winland’s knowledge and depth of experience in manufacturing, leading strategic initiatives, managing and developing human capital, and the Company’s history and Philosophy make him well qualified to continue to serve on the Board.

30	2025 Proxy Statement • Proposal 1: Election of Directors

Directors Whose Terms Continue Until the 2027 Annual Meeting of Shareholders

John B. Blystone	Age 72	Director since 1997

John B. Blystone has served continuously as Chairman of the Board of the Company in December 2023 and is the chair of the Executive Committee. He served as our Executive Chairman from September 2023 through November 2023 and as our Lead Independent Director from January 2007 until September 2023. Mr. Blystone has served as the Executive Chairman of the Board of WS since the Separation in December 2023. Mr. Blystone served as Chairman of the Board, President and CEO of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh with a Bachelor of Arts in Mathematics and Economics. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. In addition to the experiences and skills previously noted, Mr. Blystone’s business acumen, his long service on the Board, and his collegial style and leadership resulted in his election as the Chairman of the Board and make him well qualified to continue to serve as a director.

Mark C. Davis	Age 65	Director since 2011

Mark C. Davis has served continuously as a director of the Company since 2011 and is a member of the Audit Committee. Mr. Davis is a private investor and the CEO of Lank Acquisition Corp., which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group. He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan Chase’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis holds a Master of Business Administration from the Tuck School of Business and a Bachelor of Arts from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to continue to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by SEC Rules.

Joseph B. Hayek	Age 53	Director since 2024

Joseph B. Hayek has served as President and Chief Executive Officer of the Company since November 1, 2024 and a member of the Executive Committee. Mr. Hayek served as Executive Vice President and Chief Financial and Operations Officer of Worthington Enterprises from December 2023 to November 2024 and Vice President and Chief Financial Officer from November 2018 to November 2023. Mr. Hayek served as Vice President and General Manager of our oil and gas equipment business unit from March 2017 to November 2018. From April 2014 to March 2017, Mr. Hayek served as Worthington Enterprises’ Vice President – Mergers & Acquisitions and Corporate Development. Prior to joining us, Mr. Hayek served as President of Sarcom, Inc. (n/k/a PCM Sales, Inc.), a value-added IT solutions provider and the largest division of PCM, Inc. Prior to PCM, Mr. Hayek spent 10 years in investment banking with Raymond James and Wachovia. Mr. Hayek currently serves on the boards of advisors of ODW Logistics Inc. and The Fishel Company, and is a member of the board of Catholic Social Services. He previously served on the board of trustees of the Community Shelter Board. Mr. Hayek earned his bachelor’s degree from Miami University and Master of Business Administration from the Fuqua School of Business at Duke University where he was named a Rollins Scholar. Mr. Hayek’s depth of knowledge and experience in strategic matters, acquisitions, financial analysis, and improving performance and profitability make him well qualified to continue to serve on the Board.

2025 Proxy Statement • Proposal 1: Election of Directors	31

John H. McConnell II	Age 40	Director since 2023

John H. McConnell II was appointed as a director of the Company in January 2023 and is a member of the Executive Committee. Mr. McConnell has served as the Chairman of the Board of JMAC, Inc., a private investment company, since September 2023. Mr. McConnell was Vice President, Global Business Development, of the Company's former Sustainable Energy Solutions business from June 2021 until December 2023. He also previously served as Business Director of the Company's North American High Pressure Vessels business from November 2019 to June 2021 and Product Manager of the Company's Life Support Technology products from June 2014 to November 2019. Mr. McConnell also held various roles with the Company from 2000 to 2012, and with the Columbus Blue Jackets, a National Hockey League team, from 2012 to 2014. Mr. McConnell holds a Bachelor of Arts in Strategic Communications and a Master of Business Administration from The Ohio State University. Mr. McConnell serves on the boards of the National Veterans Memorial and Museum, the Vice-Chairman of the Columbus Zoo and Aquarium and Nationwide Children's Hospital Foundation. Mr. McConnell's long association with the Company, the governance skills he has developed serving on various other boards, and the variety of roles in which he has served the Company and other organizations make him well qualified to continue to serve on the Board. In addition, as the Company’s largest shareholder, the McConnell family members have a strong interest in the continuing success of the Company and have always played an important role in the business. Mr. McConnell's participation on the Board ensures that commitment to successful stewardship continues.

Required Vote and Board’s Recommendation

Under Ohio law and our Code of Regulations, the four nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, abstentions and votes “against” the election of one or more of the Board’s nominees, common shares represented by properly completed and timely received forms of proxy will be voted “FOR” the election of the Board’s nominees. Abstentions will not be counted toward the election of directors or the election of the individual nominees specified on the proxy card. Proxies may not be voted for more than four nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

OUR SHAREHOLDERS VOTE “FOR” THE

ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NAMED ABOVE.

32	2025 Proxy Statement • Proposal 1: Election of Directors

Executive Compensation

Compensation Discussion and Analysis

Named Executive Officers

For fiscal 2025, the following individuals were the NEOs. On November 1, 2024, Mr. Rose ceased to be President and CEO, Mr. Hayek was promoted from Executive Vice President and Chief Financial & Operations Officer to President and CEO, and Mr. Souza was promoted to Vice President and CFO.

NEO	Title
Joseph B. Hayek	President and CEO
Colin J. Souza	Vice President and CFO
Patrick J. Kennedy	Vice President, General Counsel and Secretary
Steven M. Caravati	President, Consumer Products
James R. Bowes	President, Building Products
B. Andrew Rose	Former President and CEO

Role of the Compensation Committee

The Compensation Committee is responsible for the compensation program for all executive officers, including the CEO and other NEOs. Such responsibility includes oversight of our annual incentive plan for executives, long-term incentive program, equity compensation plans, and non-qualified deferred compensation plans. A more detailed discussion of the duties of the Compensation Committee is set forth in the section captioned “Corporate Governance — Committees of the Board — Compensation Committee” in this Proxy Statement.

The Compensation Committee is comprised of four directors, each of whom qualifies as independent under the Corporate Governance Guidelines, SEC Rules and NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from our management in connection with the duties of a member of the Compensation Committee or to make independent judgments about our executive compensation. Each member also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

To assist in fulfilling its responsibilities, the Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. During fiscal 2025, the Compensation Committee retained WTW as an independent compensation consultant. WTW's services included providing advice on the amount and form of executive and director compensation. Fees paid related to such matters were $152,441 in fiscal 2025. Management also periodically retains WTW to provide additional services to us, including advising on other compensation matters. Our risk management team also separately engaged (in its own discretion, and not at the recommendation or subject to the approval of the Board or the Compensation Committee) an insurance affiliate of WTW to broker liability insurance for us and such WTW affiliate received commissions in fiscal 2025 totaling $82,045, which were paid by the issuers of the insurance policy. The Compensation Committee has conducted an assessment, which included the consideration of the factors specified in NYSE Rule 303A.05(c)(iv) and SEC Rule 10C-1(b)(4), to evaluate whether the services performed by WTW and its insurance affiliate raise a conflict of interest or compromise the independence of WTW. Based upon this assessment, the Compensation Committee determined that WTW qualifies as an independent compensation consultant and the work of WTW and its affiliates does not raise a conflict of interest.

2025 Proxy Statement • Executive Compensation	33

In carrying out assignments for the Compensation Committee, WTW may interact with our management including the heads of our human resources, legal and finance departments and their respective staffs in order to obtain information. In addition, WTW may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO and the heads of our human resources and legal departments. These individuals, with input from WTW, make compensation recommendations for the NEOs and other executive officers. However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with Compensation Committee members only. The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership and Retention Guidelines

In order to further align the interests of our officers and directors with those of our shareholders, the Board has adopted guidelines regarding the ownership and retention of the common shares. Each director and officer (within the meaning of Section 16(b) of the Exchange Act) is expected to own common shares having a value equal to or greater than the below-stated multiples within five years following the date the individual is appointed or promoted into his or her position. All directors and NEOs who have passed the five-year threshold have met their respective target ownership levels.

Covered Person	Multiple of base salary or annual cash retainer, as applicable
Non-Employee Directors	5 times
Executive Chairman	5 times
CEO	5 times
CFO	3.5 times
Executive Vice Presidents, Senior Vice Presidents and Business Unit Presidents	2.5 times
All Other Officers	1.25 times

Each officer or director is expected to own common shares having a value equal to or greater than the above-stated multiples within five years following the date the individual is appointed or promoted into his or her position.

Each officer and director shall not dispose of any common shares prior to meeting the applicable ownership threshold (except in connection with the satisfaction of tax withholding obligations associated with an equity award) and shall thereafter maintain such ownership threshold for so long as the individual remains subject to the stock ownership and retention guidelines.

Qualifying common share ownership includes:

•
shares beneficially owned, directly or indirectly, as determined per Form 4 rules;
•
shares held in the 401(k) Plan;
•
shares held in the employee stock purchase plans;
•
phantom stock held under the non-qualified deferred compensation plans; and
•
restricted stock whether or not fully vested.

Once an officer or director reaches targeted levels, and so long as those shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional shares as a result of fluctuations in stock price.

The Board recognizes that circumstances may arise that require special consideration. Therefore, the Board or the Compensation Committee may grant a hardship exception to these guidelines based on individual circumstances.

34	2025 Proxy Statement • Executive Compensation

Anti-Hedging Policy

We prohibit our directors, officers (including the NEOs) and other key employees from engaging in hedging transactions with respect to the common shares. Prohibited hedging transactions include short sales, transactions in publicly-traded options such as puts, calls or similar derivative securities, or financial instruments such as zero cost collars, prepaid variable forward contracts, equity swaps and exchange funds designed to or which have the effect of offsetting a decrease in the value of the common shares. We have not made this anti-hedging policy applicable to our employees in general.

Stock Option Grant Timing Policy

The Compensation Committee takes into account the timing of our disclosure of material nonpublic information when awarding stock options. Specifically, the Compensation Committee awards stock options at the close of the market on the second trading day following our release of quarterly earnings results, which the Compensation Committee believes is a sufficient amount of time for the public markets to absorb our quarterly earnings results. Accordingly, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Consistent with this practice, during fiscal 2025, the Compensation Committee awarded stock options, including those awarded to the NEOs in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Pursuant to SEC Rules, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during fiscal 2025:

Name	Grant Date	Number of Securities Underlying the Award	Per Share Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($) (1)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosures of Material Non-public Information and the Trading Day Beginning Immediately Following the Disclosure of Material Non-public Information (2) (%)

Joseph B. Hayek	6/27/2024	9,000	47.00	423,000	(4.54)
Colin J. Souza	6/27/2024	1,000	47.00	47,000	(4.54)
Patrick J. Kennedy	6/27/2024	3,400	47.00	159,800	(4.54)
Steven M. Caravati	6/27/2024	2,900	47.00	136,300	(4.54)
James R. Bowes	6/27/2024	2,100	47.00	98,700	(4.54)
B. Andrew Rose	9/27/2024	23,000	40.83	939,090	(0.22)

(1) The grant date fair values shown in this column are computed in accordance with ASC 718 using the number of common shares underlying the award on the grant date and the closing price of the common shares on the grant date.

(2) For the stock options issued on June 27, 2024, the closing market price prior to issuing the current report on Form 8-K on July 1, 2024 was $47.33 and the market price at the close of the following trading day was $45.18. For the stock options issued on September 27, 2024, the closing market price prior to issuing the current report on Form 8-K on October 1, 2024 was $41.45 and the market price at the close of the following trading day was $41.36.

Compensation Philosophy

Our basic philosophy has long been that employees should have a meaningful portion of their total compensation tied to performance and that we should use incentives which are intended to drive and reward strong performance. In furtherance of this philosophy, there is broad-based participation among our full-time, non-union employees in some form of incentive compensation program. These programs include cash profit sharing programs, which compute payouts based on a fixed percentage of profits, and annual and long-term incentive cash and equity programs that primarily tie compensation to our aggregate operating results or the operating results of the applicable segment.

For any NEO who serves as a segment president, both segment performance and Corporate performance (i.e., our aggregate performance as opposed to segment performance) impact the compensation that such NEO may earn in connection with the annual bonus and the long-term performance awards. For fiscal 2025, Mr. Caravati, President of the Consumer Products segment, and Mr. Bowes, President of the Building Products segment, are the only NEOs whose incentive compensation was partially determined based on segment results. The fiscal 2025 bonus and long-term performance awards for the other NEOs were tied only to Corporate performance.

2025 Proxy Statement • Executive Compensation	35

Executive Compensation Philosophy and Objectives

Our objectives with respect to executive compensation are to attract and retain highly-qualified executives, to align the interests of management with the interests of shareholders and to provide incentives, based primarily on our performance, for reaching established goals and objectives. To achieve these goals and objectives, the Compensation Committee has determined that total compensation for executives will exhibit the following characteristics:

•
It will be competitive in the aggregate, using broad-based business comparators to gauge the competitive market;
•
It will be performance-oriented and highly-leveraged, with a substantial portion of the total compensation tied to performance;
•
It will align the interests of management and the interests of our shareholders; and
•
It will promote long-term careers with us.

Our compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of our short-term and long-term objectives. We believe it is appropriate to provide a balance between incentives for short-term performance and incentives for long-term profitability. Our executive compensation program, therefore, includes both an annual bonus program and a long-term incentive compensation program. We also believe it is appropriate for long-term incentives to have cash and equity-based components, which incentivize executives to drive our performance and align their interests with those of our shareholders. The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, WTW. This includes information regarding compensation paid to executives with similar responsibilities from the comparator group. A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement.

The comparator group is comprised largely of public companies, maintained in the executive compensation database of WTW at the time the study is conducted, with median revenues of $5.0 billion. Changes in the comparator group occur as companies begin or cease participation in the database, due to a sale, merger or acquisition of the companies included or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies that are in the comparator group. For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data to better align with our revenue size, which the Compensation Committee set at $1.9 billion for purposes of its analysis. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in database participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which we compete for executive talent.

During its review process, the Compensation Committee meets directly with its compensation consultant and reviews comparator group information with respect to salaries, bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

The salaries of the NEOs generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Bonus opportunities to be paid to the NEOs for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because salaries are intentionally set below market median comparables. In generally setting long-term incentive compensation opportunities of the NEOs, the Compensation Committee regularly starts with the market median developed by the compensation consultant, and then makes adjustments the Compensation Committee deems appropriate.

While comparator group information is a factor considered in setting compensation, where a specific NEO’s bonus opportunity and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon internal equity and other factors listed in the preceding paragraph. Bonuses and long-term incentive compensation actually paid may vary significantly depending on performance during the applicable year(s).

36	2025 Proxy Statement • Executive Compensation

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. The tally sheets contain the components of the NEOs’ current and historical compensation, including salary, bonus and long-term incentive compensation. The tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the NEOs under certain scenarios, including in connection with a change in control of the Company and the termination of the NEOs' employment.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company and the individual executive should be the most significant factors in setting the compensation for the NEOs.

The CEO’s performance is annually evaluated by the Compensation Committee and the full Board. The criteria considered include: our overall performance; overall leadership by the CEO; the CEO’s performance in light of, and his development and stewardship of, our Philosophy and our current and long-term strategic plans, goals and objectives; development of an effective senior management team; positioning us for future success; and effective communications with the Board and stakeholders. The Compensation Committee also evaluates the performance of the other NEOs when annually reviewing and setting executive compensation levels. The criteria considered for the other NEOs are similar to those for the CEO, adjusted to reflect each NEO’s position and responsibilities, with a focus on the applicable segment for any NEO who is a segment president.

Compensation Risk Analysis

Our executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-over-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk-taking in the short term.

We believe that compensation incentives, based primarily upon our earnings or similar performance measures, have played a vital role in our success. Making profit sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. Our culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk-taking.

We do not believe that our compensation incentives encourage excessive risk-taking for the following reasons:

•
Salaries provide meaningful base levels of compensation, minimizing the need for excessive risk-taking.
•
The performance goals established for the bonus program are based upon realistic levels, reviewed and approved by the Compensation Committee, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy.
•
The goals for the performance awards and performance shares are based upon results over three-fiscal-year periods which mitigates the risk that executives would take actions designed to benefit only the short-term and jeopardizing longer-term performance.
•
In setting targets for bonuses and long-term incentive compensation, restructuring charges and other selected items are eliminated and results are adjusted to eliminate inventory holding gains or losses, which limit rewards for risky behavior outside the ordinary course of business.
•
Stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of the common shares.
•
Restricted stock has a time-vesting requirement, which generally cliff vests after three years and further links executive compensation to the long-term value of the common shares.
•
Our stock ownership guidelines and anti-hedging policy also drive stock ownership among senior executives, again aligning their interests with the interests of our shareholders and the long-term growth in the value of the common shares.

2025 Proxy Statement • Executive Compensation	37

•
The Compensation Committee has at times granted special PSAs to select NEOs. Historically, the special PSAs vest only if (1) a sustained price target for the common shares is attained for a 90 consecutive calendar day period during the term of the award and the NEO remains continuously employed by us for at least three years or (2) both a specified Performance Condition and a fixed Retention Condition are attained (see the “Compensation Components – Special PSAs” section of this CD&A for a description of the Performance Conditions and the Retention Conditions). The time-based vesting requirements of the special PSAs mitigate the incentive for risky behavior intended to drive only a short-term common share price increase or satisfaction of a performance measure, and instead encourage activity that would lead to steady increases in financial results and a common share price which can be maintained.

Fiscal 2025 Performance and Incentive Compensation

The Compensation Committee believes that we have been performing exceptionally well and have responded extremely well to a challenging environment that included cautious consumer sentiment, prolonged elevated interest rates and ongoing policy and trade uncertainty. Despite those challenges, we still achieved solid results in fiscal 2025.

Management has continued to do an outstanding job addressing the challenges faced in the current economic environment, and has shown great discipline in executing our strategies. During fiscal 2025, we also continued to act to better position ourselves for the future. Management remained focused on improving our businesses by investing in new product development and production capacity, and improving efficiencies, all with the aid of transformation and innovation efforts.

Consistent with our compensation philosophy, annual incentive compensation earned by our executives continued to move in the direction of our results. As a result of a solid performance in fiscal 2025, bonuses for the NEOs were up compared to the prior year, with Corporate paying out at 148% of target, following a payout of 141% of target for fiscal 2024, while Consumer Products payouts were 157% in fiscal 2025 and 100% in fiscal 2024 and Building Products payouts were 156% in fiscal 2025 and 132% in fiscal 2024. Corporate was lower than the segments due to the inclusion of joint ventures that are not included in segment results.

In accordance with the terms of the Separation, fiscal 2025 results were not factored into our measured achievement for the performance shares and performance awards granted for the three-fiscal-year period ended with fiscal 2025, as those performance shares and performance awards were paid out based on the performance levels that we achieved up to the date of the Separation, which is typical for transactions of that nature. Accordingly, these performance shares and performance awards paid out at 100% of target for Corporate, 50% of target for the Consumer Products segment and 84% of target for the Building Products segment. This followed the three-fiscal-year period ended with fiscal 2024, which had higher payouts due to our exceptionally strong performances in fiscal 2024 and fiscal 2023.

Our financial position remains strong, as we have generated a considerable amount of cash from operations in recent years. As a result, we were able to use cash on hand for the purchase of Ragasco for approximately $108.6 million, inclusive of closing adjustments and an earnout. We believe our capital structure is also in a sound position. We have in place $200 million of long-term senior secured notes due in 2032, as well as a $500 million revolving credit facility maturing in September 2028, which had a total of $500 million of available borrowing capacity as of July 31, 2025.

We have also been able to reward our shareholders by continuing to pay a regular quarterly cash dividend of $0.17 during fiscal 2025.

There has been and continues to be a direct relationship between our performance and the bonuses earned by the NEOs. The following table summarizes results for the last three fiscal years.

38	2025 Proxy Statement • Executive Compensation

Fiscal Year	Performance	Results
2023	Near record annual earnings, but weaker year-over-year results	Bonuses were paid at 100% of target levels for Corporate, 84% of target levels for Consumer Products and 87% of target levels for Building Products.
2024	Strong annual earnings, but weaker year-over-year results	Bonuses were paid at 141% of target levels for Corporate, 100% of target levels for Consumer Products and 132% of target levels for Building Products.
2025	Solid annual earnings and improved year-over-year results	Bonuses were paid at 148% of target levels for Corporate, 157% of target levels for Consumer Products and 156% of target levels for Building Products.

The relationship between incentive compensation and our results is also reflected in the performance shares and performance awards earned by the NEOs for each recent performance period. Results for each of the last three completed three-fiscal-year performance periods are summarized below.

Performance Period (Fiscal Years)	Performance	Results
2021 - 2023	Strong results in fiscal 2021 and fiscal 2022 lifted results for the entire period	Performance shares and performance awards were earned at 200% of target levels for Corporate and in the range of 156-200% for segments.
2022 - 2024	Strong results in the entire period	Performance shares and performance awards were earned at 200% of target levels for Corporate, 100% of target levels for Consumer Products and 200% of target levels for Building Products.
2023 - 2025	Strong results in fiscal 2023 and fiscal 2024, with fiscal 2025 excluded in connection with the Separation	Performance shares and performance awards were earned at 100% of target levels for Corporate, 50% of target levels for Consumer Products and 84% of target levels for Building Products.

Say-on-Pay Consideration

At the 2024 Annual Meeting, our shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with nearly 90% of the common shares represented by those shareholders present in person or represented by proxy at the 2024 Annual Meeting voting for approval. The vote for approval was over 90%, excluding broker non-votes. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this CD&A, in determining future executive compensation policies and decisions.

2025 Proxy Statement • Executive Compensation	39

Compensation Components

Salary

Salaries for the NEOs are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal pay equity, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executives with similar responsibilities. It is the Compensation Committee’s intent, in general, to set salaries below market median levels, with consideration given to the factors previously described, and have total annual cash compensation vary based on the amount of bonus earned, if any. Consistent with our compensation philosophy, base salaries for fiscal 2025 were generally below market median levels for the comparator group. Except as noted below, effective September 6, 2024, fiscal 2025 salaries were as follows:

NEO	Fiscal 2025 Salary ($)
Mr. Hayek (1)	725,000
Mr. Souza (2)	300,000
Mr. Kennedy	495,000
Mr. Caravati	380,000
Mr. Bowes	360,000
Mr. Rose	825,000

(1) The amount shown in the table is Mr. Hayek’s fiscal 2025 salary upon his promotion to CEO, effective November 1, 2024. Prior to his promotion, Mr. Hayek served as our CFO and his fiscal 2025 salary, effective September 6, 2024, was $600,000.

(2) The amount shown in the table is Mr. Souza’s fiscal 2025 salary upon his promotion to CFO, effective November 1, 2024. Prior to his promotion, Mr. Souza served as our Vice President, Finance and his fiscal 2025 salary, effective September 6, 2024, was $210,000.

Bonus

The NEOs participate in our Annual Incentive Plan for Executives, under which opportunities to earn cash bonuses are tied to the attainment of annual results. Bonuses are generally tied to achieving specified levels (threshold, target and maximum) of Corporate and/or segment performance for the applicable fiscal year performance period. The type of performance measured and the weighting of those measurements is noted below. Restructuring charges and other selected items are excluded from all calculations, and the impact of inventory holding gains or losses is factored out in calculating Corporate Adjusted EBITDA.

For Corporate NEOs, the fiscal 2025 goals were tied to achieving specified levels (threshold, target and maximum) of Corporate ROA and Corporate Adjusted EBITDA (each adjusted as noted above), with each performance measure carrying a 50% weighting. For Segment NEOs, the fiscal 2025 performance measures and their weightings were: Corporate Adjusted EBITDA, 20%; Segment Adjusted EBITDA, 50%; and Segment ROA, 30% (each adjusted as noted above).

For performance falling between threshold and maximum, the award is linearly pro-rated. If threshold levels are not reached for any performance measure, no bonus will be paid under that performance metric.

The Compensation Committee approved the following fiscal 2025 target bonus opportunities, expressed as a percentage of salary, for the NEOs, with the payout at the threshold level being 50% of the target level and the payout at the maximum level being 200% of the target level:

40	2025 Proxy Statement • Executive Compensation

NEO	Fiscal 2025 Target Bonus (% of Salary)
Mr. Hayek (1)	103.4
Mr. Souza (2)	83.3
Mr. Kennedy	75.0
Mr. Caravati	100.0
Mr. Bowes	70.0
Mr. Rose	140.0

(1) The amount shown in the table is Mr. Hayek’s fiscal 2025 target bonus opportunity upon his promotion to CEO, effective November 1, 2024. Prior to his promotion, Mr. Hayek served as our CFO and his fiscal 2025 target bonus opportunity was 125% of his salary. The fiscal 2025 bonus earned by Mr. Hayek was prorated, using his pre-promotion salary and target percentage for the period prior to his promotion and his post-promotion salary and target percentage for the period following his promotion.

(2) The amount shown in the table is Mr. Souza’s fiscal 2025 target bonus opportunity upon his promotion to CFO, effective November 1, 2024. Prior to his promotion, Mr. Souza served as our Vice President, Finance and his fiscal 2025 target bonus opportunity was 40% of his salary. The fiscal 2025 bonus earned by Mr. Souza was prorated, using his pre-promotion salary and target percentage for the period prior to his promotion and his post-promotion salary and target percentage for the period following his promotion.

Earned bonuses are paid within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment.

Termination of employment before the end of the applicable annual performance period results in forfeiture bonus, except that if the NEO dies, becomes disabled or retires, a pro rata portion of any otherwise earned bonus will be payable upon termination of employment. In the event of a change in control of the Company, followed by the termination of an NEO's employment during the relevant performance period, the bonus will be payable at the target level upon termination of employment.

The bonuses paid to the NEOs for fiscal 2025 were higher when compared with fiscal 2024. Bonuses for fiscal 2025 results were paid at 148% of target levels for Corporate executives, 157% of target for Consumer Products executives and 156% of target for Building Products executives. The bonuses for fiscal 2024 results were paid at 141% of target levels for Corporate executives, 100% of target for Consumer Products executives and 132% of target for Building Products executives.

Bonuses earned by the NEOs for fiscal 2025, fiscal 2024 and fiscal 2023 are shown in the SCT in the “Annual Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

On June 23, 2025, the Compensation Committee granted bonus opportunities to the NEOs for fiscal 2026. These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted to NEOs for Fiscal 2026” table in this Proxy Statement.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs, which consists of:

•
Stock options;
•
Performance shares and performance awards that are based on achieving measurable financial results over a three-fiscal-year period; and
•
Restricted stock.

The Compensation Committee has at times also awarded special PSAs to select NEOs in recognition of exceptional performance, a promotion and/or increased responsibility.

During fiscal 2025, long-term incentive compensation was awarded under the 2024 LTIP and the 1997 LTIP. Prior to fiscal 2025, stock options were generally awarded under the 2010 Stock Option Plan. These plans have been approved by our

2025 Proxy Statement • Executive Compensation	41

shareholders, and the 2024 LTIP replaced the 1997 LTIP and the 2010 Stock Option Plan when our shareholders approved the 2024 LTIP on September 24, 2024.

In setting the size of the overall normal long-term incentive compensation awards, the Compensation Committee generally begins by looking at market median values for the comparator group, and then makes adjustments for each NEO for items such as the NEO’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate. The percentage of the long-term incentive compensation provided by each type of award is determined by the Compensation Committee. The value given to stock options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules and the stock option values used for recent annual grants. The same is true for restricted stock, the value of which is generally based on a recent market price of the common shares. Likewise, the value of performance shares is generally based on the number of common shares that can be earned at target, multiplied by a recent common share price. The value used for performance awards is generally the amount that can be earned at target. The amount of each type of award granted to an NEO is determined consistent with the above factors, with the specific amount determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of stock options, restricted stock, performance shares and performance awards represents a particularly appropriate and balanced method of motivating and rewarding the NEOs. Stock options and restricted stock align the interests of employee recipients with those of shareholders by providing value tied to appreciation in the common share price. Performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Performance shares blend both of these features because the number of common shares received at vesting is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the common shares. The Compensation Committee believes the combination of these forms of long-term incentive compensation is consistent with our compensation philosophy and objectives.

The Compensation Committee generally awards stock options, restricted stock, performance shares and performance awards at its June meeting. The stock options and restricted stock are generally made effective following the meeting and not until the close of the market on the first trading day after we report earnings for the just-completed fiscal year. Performance shares and performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth in the section of this CD&A captioned “Equity-Based Long-Term Incentive Compensation Accounting”.

We have not backdated stock option grants to provide for lower exercise prices, nor have we repriced or offered buyouts of underwater stock options. Current plan provisions prohibit such repricing without shareholder consent.

Stock Options

The NEOs generally receive annual stock option awards, with the number of common shares covered by a stock option award typically dependent upon the executive’s position and external market data. All stock options granted to the NEOs are non-qualified stock options and they generally vest in equal amounts at a rate of one-third per year for three years.

Termination of employment results in the forfeiture of unvested stock options, except that the Compensation Committee may exercise its discretion to cause all or a portion of the unvested stock options to vest upon retirement, death or disability. Upon termination of employment due to retirement, death or disability, the vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 36 months after the termination of employment. In the event of a change in control followed by termination of employment without cause or due to an adverse change in the executive's terms of employment (also referred to as a "constructive termination"), any outstanding stock options will become fully vested and exercisable. Additionally, the then vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 12 months after the termination of employment. The Compensation Committee may allow the holder of a stock option to elect, during the 60-day period following a change in control, to surrender a stock option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

42	2025 Proxy Statement • Executive Compensation

On June 27, 2024, the Compensation Committee awarded the NEOs stock options to acquire an aggregate of 18,400 common shares at an exercise price of $47.00. On September 27, 2024, the Compensation Committee awarded Mr. Rose stock options to acquire 23,000 common shares at an exercise price of $40.83, as Mr. Rose's awards were issued pending shareholder approval of the 2024 LTIP.

The stock option grants to the NEOs in fiscal 2025 are detailed in the “Grants of Plan-Based Awards for Fiscal 2025” table in this Proxy Statement. For purposes of the “Grants of Plan-Based Awards for Fiscal 2025” table, stock options are valued based on a grant date fair value and calculated in accordance with ASC 718. This value for stock options is also reported in the “Option Awards” column of the SCT.

Performance Shares and Performance Awards – In General

Annually, the NEOs are granted performance shares and performance awards that are earned based on the achievement of pre-established financial measures and goals (at threshold, target and maximum levels) over a prospective three-fiscal-year performance period. At the time the performance shares and performance awards are granted, the Compensation Committee determines the applicable financial measures and may consider the types of measures used by other companies and other relevant information provided by its compensation consultant in evaluating a change in financial measures from year to year. The performance shares and performance awards are designed to reward the NEOs for achieving the pre-established goals and increasing the common share price. If the performance criteria are met, payouts are generally made in the quarter following the end of the performance period.

If the performance level falls between threshold and maximum, the award is linearly pro-rated. Nothing is delivered or paid under the performance shares or performance awards if none of the three-fiscal-year financial thresholds are met.

Performance shares are generally settled in common shares and the value is determined not only by the number of common shares earned, but also by the price of the common shares at the time they are delivered. Performance awards may be paid in cash, common shares or a combination of both, as determined by the Compensation Committee; however, the Compensation Committee has historically paid the performance awards in cash.

The calculation of our results and the level of attainment of performance criteria are made solely by the Compensation Committee based upon our consolidated financial statements.

The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for unusual events or other items deemed to not be indicative of our core operating results, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets. Restructuring charges and other selected items are generally excluded from the calculation of all financial measures, and the impact of inventory holding gains or losses are generally factored out in calculating performance results.

Termination of employment results in forfeiture of performance shares and performance awards, except if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Pursuant to the 2024 LTIP, unless the Compensation Committee specifically provides otherwise at the time of grant, if a change in control occurs, all performance shares and performance awards would be payable in full and immediately settled or distributed, with the performance conditions deemed to be satisfied at the greater of the target level or actual performance during the applicable performance period through the date of the change in control.

2025 Proxy Statement • Executive Compensation	43

Performance Shares and Performance Awards – Grants in Fiscal 2025

On June 27, 2024, the Compensation Committee granted the NEOs performance shares and performance awards for the three-fiscal-year period ending on May 31, 2027. For the NEOs other than Mr. Caravati and Mr. Bowes, the applicable performance measures are cumulative Corporate ROA for the performance period and Corporate Adjusted EBITDA growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: cumulative Corporate ROA, 25%; Corporate Adjusted EBITDA growth, 25%; and business segment Adjusted EBITDA, 50%. These performance measures were chosen because the Compensation Committee believes that:

•
Cumulative Corporate ROA metric strongly correlates with our growth in equity value;
•
The Corporate Adjusted EBITDA growth metric strongly correlates with our profitability;
•
Segment Adjusted EBITDA ties directly into our Corporate Adjusted EBITDA growth, but is focused on business unit success that is more directly influenced by the performance of a segment executive.

The performance shares and performance awards granted to the NEOs for the fiscal 2025 through fiscal 2027 performance period were as follows:

	Performance Shares Granted (#)			Performance Awards Granted ($)
NEO	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Hayek	3,350	6,700	13,400	326,000	652,000	1,304,000
Mr. Souza (1)	400	800	1,600	37,500	75,000	150,000
Mr. Kennedy	1,300	2,600	5,200	124,000	248,000	496,000
Mr. Caravati	1,100	2,200	4,400	106,000	212,000	424,000
Mr. Bowes	800	1,600	3,200	76,000	152,000	304,000
Mr. Rose (2)	9,000	18,000	36,000	860,000	1,720,000	1,720,000
(1)
Mr. Souza became an NEO on November 1, 2024, and was not an NEO at the time these performance shares and performance awards were granted.
(2)
Mr. Rose's performance shares and performance awards were forfeited upon his retirement on November 1, 2024.

Performance shares granted in fiscal 2025 for the performance period ending with fiscal 2027 are reported in the "Stock Awards" column of the SCT. Performance shares and performance awards granted in fiscal 2025 for the performance period ending with fiscal 2027 are reported in the "Grants of Plan-Based Awards for Fiscal 2025" table in this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth in the “Equity-Based Long-Term Incentive Compensation Accounting” section in this CD&A.

Performance Shares and Performance Awards – Vested in Fiscal 2025

The percentage of target levels achieved for the performance shares and performance awards that were granted in fiscal 2023 and vested at the end of fiscal 2025 were 100% for NEOs subject to Corporate performance measures, 50% for Mr. Caravati, a Consumer Products executive at the time the grants were made, and 84% for Mr. Bowes, a Building Products executive at the time the grants were made. Mr. Souza did not receive performance shares in fiscal 2023. As a result, the NEOs earned the following performance shares and performance awards following the completion of the three-fiscal-year performance period ended May 31, 2025:

NEO	Performance Shares Delivered (#)	Performance Awards Paid ($)
Mr. Hayek	9,966	560,000
Mr. Souza	0	33,333
Mr. Kennedy	3,304	183,333
Mr. Caravati	1,653	91,667
Mr. Bowes	707	56,267
Mr. Rose	30,006	1,680,000

44	2025 Proxy Statement • Executive Compensation

Performance awards earned for the performance period ended with fiscal 2025 are also reported in the “Non-Equity Incentive Plan Compensation – Performance Award” column of the SCT.

Restricted Stock

Restricted stock is intended to reward and incent executives by directly aligning their interests with the interests of shareholders. Restricted stock generally vests in full if the NEO remains continuously employed by us for a three-year period following the grant date. The time-based vesting condition also serves as a management retention tool. The Compensation Committee has granted, and may grant again, restricted stock with different vesting terms.

The Compensation Committee has at times also made supplemental grants of restricted stock to select NEOs in recognition of their exceptional performance, promotion and/or increase in responsibility. The terms of such supplemental grants are identical to the terms of the restricted stock awards held by the NEO at the time the supplemental grants are granted, including the vesting date, resulting in vesting of the supplemental grants either one or two years following the grant date if the NEO remains continuously employed by us through the vesting date.

Termination of employment before the end of the vesting period results in the forfeiture of the restricted stock, except that the award will vest (1) in full if the NEO dies or becomes permanently disabled and (2) if the Compensation Committee provides for the vesting of some or all of the restricted stock upon retirement. If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the restricted stock will fully vest upon termination of employment. Dividends accrued on restricted stock are distributed to the NEO in conjunction with vesting of the award.

Effective June 27, 2024, the Compensation Committee awarded the NEOs an aggregate of 20,900 shares of restricted stock that are scheduled to cliff vest on the third anniversary of the grant date as part of our annual grant to a wider pool of employees; 6,230 shares of restricted stock that are scheduled to cliff vest on the second anniversary of the grant date; and 3,110 shares of restricted stock that are scheduled to cliff vest on the first anniversary of the grant date. On September 27, 2024, the Compensation Committee awarded Mr. Rose 27,000 shares of restricted stock that were scheduled to cliff vest on the third anniversary of the grant date. This restricted stock award was issued at this time due to Mr. Rose's awards being made pending shareholder approval of the 2024 LTIP, and became fully vested upon his retirement on November 1, 2024. On November 6, 2024, the Compensation Committee awarded Mr. Hayek and Mr. Souza an aggregate of 23,800 shares of restricted stock that cliff vest on the third anniversary of the grant date in connection with promotions into their current roles. Restricted stock awarded to each NEO during fiscal 2024 was as follows:

NEO	Restricted Stock Awarded (#)
Mr. Hayek (1)	31,940
Mr. Souza (2)	7,660
Mr. Kennedy (3)	6,390
Mr. Caravati (4)	3,910
Mr. Bowes (5)	4,140
Mr. Rose (6)	27,000

(1)
On June 27, 2024, Mr. Hayek received 10,100 shares of restricted stock which will become fully vested on the third anniversary of the grant date; 1,760 shares of restricted stock which will become fully vested on the second anniversary of the grant date; and 880 shares of restricted stock which became fully vested on the first anniversary of the grant date. On November 6, 2024, in connection with his promotion to CEO, Mr. Hayek received 19,200 shares of restricted stock which will become fully vested on the third anniversary of the grant date.
(2)
On June 27, 2024, Mr. Souza received 1,200 shares of restricted stock which will become fully vested on the third anniversary of the grant date; 1,240 shares of restricted stock which will become fully vested on the second anniversary of the grant date; and 620 shares of restricted stock which became fully vested on the first anniversary of the grant date. On November 6, 2024, in connection with his promotion to CFO, Mr. Souza received 4,600 shares of restricted stock which will become fully vested on the third anniversary of the grant date.
(3)
On June 27, 2024, Mr. Kennedy received 3,900 shares of restricted stock which will become fully vested on the third anniversary of the grant date; 1,660 shares of restricted stock which will become fully vested on the second

2025 Proxy Statement • Executive Compensation	45

anniversary of the grant date; and 830 shares of restricted stock which became fully vested on the first anniversary of the grant date.
(4)
On June 27, 2024, Mr. Caravati received 3,300 shares of restricted stock which will become fully vested on the third anniversary of the grant date; 410 shares of restricted stock which will become fully vested on the second anniversary of the grant date; and 200 shares of restricted stock which became fully vested on the first anniversary of the grant date.
(5)
On June 27, 2024, Mr. Bowes received 2,400 shares of restricted stock which will become fully vested on the third anniversary of the grant date; 1,160 shares of restricted stock which will become fully vested on the second anniversary of the grant date; and 580 shares of restricted stock which became fully vested on the first anniversary of the grant date.
(6)
On September 27, 2024, Mr. Rose received 27,000 shares of restricted stock which were to become fully vested on the third anniversary of the grant date. These shares became fully vested as of his retirement date on November 1, 2024.

Restricted stock granted to the NEOs in fiscal 2025 is reported in the “Stock Awards” column of the SCT and the “Grants of Plan-Based Awards for Fiscal 2025” table of this Proxy Statement. Restricted stock is valued based on grant date fair value and calculated in accordance with ASC 718.

Special PSAs

The Compensation Committee has at times awarded special PSAs to select NEOs, with vesting tied to the price of the common shares attaining certain levels for a 90 consecutive calendar day period during the term of the award. These awards are viewed as particularly appropriate as they are earned by NEOs only when the common share price increases significantly and, thus, our shareholders are also significantly benefited. While these awards do require a significant increase in the price of the common shares from the price on the grant date in order to vest, the Compensation Committee believes that the common share price targets for these awards are reasonable targets which can be met with steady consistent growth in our performance without the need for any undue risk-taking. The Compensation Committee believes that the special PSAs have served, and continue to serve, as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance our success, and directly ties their compensation to our first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee has also granted special PSAs that give NEOs the right to receive the common shares if both a performance-based vesting condition (“Performance Condition”) and a time-based vesting condition (“Retention Condition”) are attained. These special PSAs are intended to facilitate executive retention and shareholder alignment.

The Performance Condition applicable to the first type of these special PSAs is Annualized ATSR during a three-year period (“Performance Period”), which Annualized ATSR must exceed a threshold level in order to be satisfied. If the Annualized ATSR Performance Condition is satisfied, the number of common shares that become eligible to vest will correspond to our actual Annualized ATSR results, as measured from the threshold level of Annualized ATSR to a maximum level of Annualized ATSR. Achievement at the threshold level results in 50% of the target number of common shares becoming eligible to vest, and achievement at the maximum level results in 150% of the target number of common shares becoming eligible to vest (with results between the threshold and maximum levels determined by straight-line interpolation).

The Performance Condition applicable to the second type of these special PSAs is Share Price Growth during the Performance Period, based on the highest average closing price over any 90 consecutive calendar day period during the Performance Period, which average closing price must exceed a threshold level in order to be satisfied. If the Share Price Growth Performance Condition is satisfied, the number of common shares that become eligible to vest will correspond to our actual Share Price Growth results, as measured from the threshold level of Share Price Growth to a maximum level of Share Price Growth. Achievement at the threshold level results in 50% of the target number of common shares becoming eligible to vest, and achievement at the maximum level results in 150% of the target number of common shares becoming eligible to vest (with results between the threshold and maximum levels determined by straight-line interpolation). The Compensation Committee shall review and certify the level of achievement of the Annualized ATSR Performance Condition and the Share Price Growth Performance Condition, as applicable, on a date within 60 days following the end of the Performance Period ("Certification Date").

46	2025 Proxy Statement • Executive Compensation

The Retention Condition applicable to both types of these special PSAs requires the NEO to remain continuously employed by us through the applicable Certification Date. Any performance shares that become eligible to vest under the applicable Performance Condition will vest in full on the Certification Date if the corresponding Retention Condition is satisfied.

NEOs do not have the right to vote, and no dividends will accrue on or be paid with respect to, the common shares underlying the special PSAs.

In limited circumstances, the special PSAs may vest before the applicable Performance Condition and/or Retention Condition are met. If the NEO's employment terminates due to death or disability before the Certification Date, the special PSAs will vest on the Certification Date, if at all, based on the extent to which the applicable Performance Condition is met. If the NEO's employment is terminated by us without cause or by the NEO upon an adverse change in the terms of the NEO’s employment, as each is described in the applicable Award Agreement, within two years following a change in control, as defined in the applicable plan or award agreement, the performance shares will vest on the date such employment is terminated at the greater of the target level or at the level determined by actual performance through the date of such change in control. If the NEO's employment is terminated by us without cause after the applicable Performance Condition is met, but before the Certification Date, any outstanding performance shares that were eligible to vest as a result of meeting the applicable Performance Condition will vest.

The Compensation Committee believes the Performance Conditions set forth in these special PSAs are appropriate targets, as their achievement would not only reward the NEO, but also our shareholders in general, as the Annualized ATSR and Share Price Growth targets provide for a meaningful increase in the price of, and returns related to, our common shares during the Performance Period. The Compensation Committee believes these are reasonable targets which can be reached by steady, consistent growth in our performance, without the need for any undue risk-taking.

Clawback Policy

The Board maintains a policy that provides for the Company to seek recovery of erroneously awarded incentive-based compensation received by our executive officers if we are required to prepare an accounting restatement of our financial statements due to the material noncompliance of any financial reporting requirement under the securities laws covering the three fiscal years preceding the date it is determined that the restatement is required. The policy is intended to comply with the related requirements of NYSE Rules and SEC Rules.

In addition, if we are required to restate our earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of SOX, our CEO and CFO would be required to reimburse us for any bonus or other incentive-based or equity-based compensation received by them from us during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement required to be restated, and any profits realized from the sale of the common shares during that 12-month period, to the extent required by SOX.

Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718. Stock options are valued using the Black-Scholes pricing model based upon the grant date closing price per common share underlying the stock option award, the expected life of the stock option award, the risk-free interest rate, the dividend yield, and the expected volatility. Further information concerning the valuation of stock options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K.

Performance shares are initially valued using the price per common share based on the target award, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Performance awards are initially valued at the target level, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

2025 Proxy Statement • Executive Compensation	47

Restricted stock is valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over the vesting period. For restricted stock with only time-based vesting, fair value is generally equal to the closing price of the common shares at the grant date. If the vesting is subject to other conditions, such as the special PSAs, the value is generally calculated under a Monte Carlo simulation model. Further information concerning the valuation of restricted stock and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K.

401(k) Plan

The NEOs participate in the 401(k) Plan, together with most of our other full-time, non-union employees. The 401(k) Plan is our primary retirement plan. Contributions made by us to participants’ accounts under the 401(k) Plan are generally based on 3% of eligible compensation which includes base salary, profit sharing, bonus and annual cash incentive bonus payments, overtime and commissions, up to the maximum limit set by the IRS from year to year ($350,000 for calendar 2025). In addition, the NEOs and other participants in the 401(k) Plan may elect to make voluntary contributions up to prescribed IRS limits. These voluntary contributions are generally matched by our contribution of 50% of the first 4% of eligible compensation contributed by the participant. Distributions under the 401(k) Plan are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the 2005 NQ Plan. The 2005 NQ Plan is a voluntary, non-tax-qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, our executive officers may defer the payment of up to 50% of their base salary and up to 100% of their bonus. Amounts deferred are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or bonus would have otherwise been paid. In addition, we may make discretionary employer contributions to the participants’ bookkeeping accounts in the 2005 NQ Plan. In recent years, we have made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the 401(k) Plan. For fiscal 2025, we made contributions to the 2005 NQ Plan for participants equal to (a) 3% of an executive’s annual compensation (base salary plus bonus) in excess of the IRS maximum and (b) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the 401(k) Plan to the extent not matched by us under the 401(k) Plan . Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting: (i) the returns on those investment options available under the 401(k) Plan or (ii) a fixed interest rate set annually by the Compensation Committee (4.32% for fiscal 2025), or (b) in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the 401(k) Plan for the same or a similar investment option.

Employees’ bookkeeping accounts in the 2005 NQ Plan are fully vested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. Payouts of amounts credited to all other investment options are made in cash. Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by us. Payments are made either in a lump sum or in installments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

Perquisites

We make a Club membership available to certain NEOs because we believe that such memberships can be useful for business entertainment purposes. For security and safety reasons, certain NEOs occasionally use our airplanes for personal travel. In such cases, the NEOs who use our airplanes for personal travel are charged an amount equal to the standard industry fare level, or SIFL rate, set forth in the regulations promulgated by the Treasury Regulations, which is generally less than our incremental costs.

48	2025 Proxy Statement • Executive Compensation

Other Company Benefits

We provide employees, including the NEOs, with a variety of other employee welfare benefits including medical benefits, disability benefits, life insurance, and accidental death and dismemberment insurance, which are generally provided to all full-time, non-union employees. We also provide the NEOs and other executives with life insurance and disability insurance benefits which are generally not provided to other employees, and for which we pay the full amount of the applicable premiums.

Termination and Change in Control Arrangements

We are not a party to any employment agreement or severance agreement with an NEO. An NEO whose employment with us terminates in certain circumstances is entitled to compensation that the Compensation Committee believes is appropriate, taking into account the time expected for a terminated NEO to find another job, and is intended to ease the consequences to an NEO of a termination of employment.

The Compensation Committee recognizes the importance to us and our shareholders of avoiding the distraction and loss of key executives that may occur in connection with any rumored, threatened or actual change in control. To that end, the Compensation Committee believes that providing reasonable change in control benefits to the NEOs protects shareholder interests by enhancing executive focus during rumored, threatened or actual change in control activity through incentives to remain with us despite uncertainties while a transaction is under consideration or pending and assurance of benefits in the event of termination of employment in connection with a change in control. To reduce the potential distraction due to personal uncertainties and risks that inevitably arise when a change in control is rumored, threatened or pending, the NEOs are entitled to change in control benefits in connection with incentive compensation awards. The benefits under the incentive compensation awards are subject to a “double trigger” that provides for accelerated vesting of incentive compensation awards in connection with a change in control only if the employment of the NEO is terminated in connection with the change in control.

The Compensation Committee believes that these change in control provisions are appropriate, particularly because we have no employment agreements or other stand-alone change in control agreements relative to the NEOs or other executives. The payments that an NEO would be entitled to receive upon termination or a change in control are not considered by the Compensation Committee when making annual compensation decisions for the NEOs and do not factor into decisions made by the Compensation Committee regarding other compensation elements.

For additional information regarding the termination and change in control arrangements with the NEOs, see the section of this Proxy Statement captioned “Executive Compensation – Potential Payments Upon Termination or Change in Control”.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that we may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” in any one taxable year. Section 162(m) of the Internal Revenue Code applies to the CEO, the CFO and each of our three most highly compensated officers (not including the CEO and the CFO) and any person who has been the CEO, the CFO, or one of the other three most highly compensated officers in the subject year.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of any changes to Section 162(m) of the Internal Revenue Code. In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value of our compensation policies to us.

2025 Proxy Statement • Executive Compensation	49

Compensation Committee Report

The Compensation Committee has reviewed the CD&A contained in this Proxy Statement and discussed the CD&A with management. Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the full Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2025 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board.

Compensation Committee

Michael J. Endres, Chair
Kerrii B. Anderson
Paul G. Heller
Ozey K. Horton, Jr.
Brantley J. Standridge

50	2025 Proxy Statement • Executive Compensation

Fiscal 2025 Summary Compensation Table

The following table lists, for each of fiscal 2025, fiscal 2024 and fiscal 2023, the compensation of the NEOs (i.e., our CEO, CFO, the three other most highly compensated executive officers at the end of fiscal 2025, and one former executive officer:

						Non-Equity Incentive Plan Compensation
Name and Principal Position(s) During Fiscal 2025	Fiscal Year	Salary ($) (1)	Discretionary Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Annual Incentive Bonus ($) (1)	Performance Award ($) (4)	All Other Compensation ($) (5)	Total ($)
Joseph B. Hayek	2025	660,240	0	1,747,344	158,130	1,111,500	560,000	100,852	4,338,066
President & Chief Executive Officer	2024	529,471	250,000	2,708,391	150,510	937,200	1,000,000	90,155	5,665,727
	2023	490,769	0	691,211	126,049	613,770	840,000	103,769	2,865,568
Colin J. Souza (6)	2025	257,308	0	381,152	17,570	265,834	33,333	18,414	973,610
Vice President & Chief Financial Officer

Patrick J. Kennedy (7)	2025	481,250	0	422,530	59,738	550,193	183,333	52,824	1,749,867
Vice President, General Counsel & Secretary	2024	420,592	250,000	1,219,820	51,900	454,080	283,334	53,368	2,733,094

Steven M. Caravati	2025	375,769	0	287,170	50,953	596,220	91,667	56,822	1,458,601
President, Consumer Products	2024	358,503	0	929,420	51,900	360,720	150,000	48,838	1,899,381
	2023	334,815	0	1,298,194	39,288	243,146	155,900	37,596	2,108,939
James R. Bowes (6)	2025	355,346	0	269,780	36,897	385,812	56,267	33,257	1,137,359
President, Building Products

B. Andrew Rose (8)	2025	412,500	0	1,102,410	339,710	713,213	1,680,000	19,610	4,267,443
Former President & Chief Executive Officer	2024	814,904	0	3,961,405	430,770	1,626,240	3,146,666	130,983	10,110,968
	2023	735,038	0	2,246,806	415,798	1,047,900	2,666,666	167,578	7,279,786

(1)
The amounts shown in these columns include that portion of salaries, discretionary bonuses and annual bonuses the NEOs elected to defer pursuant to the 401(k) Plan or the 2005 NQ Plan. Amounts deferred pursuant to the 2005 NQ Plan in fiscal 2025 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2025” table in this Proxy Statement.
(2)
The amounts shown in this column include the aggregate grant date fair values of all stock awards granted in the fiscal year reported, computed in accordance with ASC 718, including: (i) the performance shares granted to the NEOs in last three fiscal years; (ii) the restricted stock granted to the NEOs in the last three fiscal years; (iii) the special PSAs (tied to Annualized ATSR and Share Price Growth) granted to the NEOs in fiscal 2024; and (iv) the special PSA granted to Mr. Caravati in fiscal 2023. The grant date fair values of the performance shares and the special PSAs were calculated assuming achievement at the target levels. The grant date fair value of the performance shares and the special PSAs granted to the NEOs in fiscal 2025 assuming the maximum levels of performance will be achieved are $629,800 for Mr. Hayek, $75,200 for Mr. Souza, $244,400 for Mr. Kennedy, $206,800 for Mr. Caravati; and $150,400 for Mr. Bowes. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K for the assumptions used regarding the stock awards. The “Grants of Plan-Based Awards for Fiscal 2025” table in this Proxy Statement provides further information on stock awards granted in fiscal 2025.
(3)
The amounts shown in this column represent the aggregate grant date fair values of the stock options granted to the NEOs in fiscal 2025 ($17.57 per common share and $14.77 per common shares with respect to the stock options granted to Mr. Rose); fiscal 2024 ($25.95 or $16.49 post-Separation per common share) and fiscal 2023 ($16.37 or $10.40 post-Separation per common share) computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K for the assumptions used and additional information regarding the stock options. The “Grants of Plan-Based Awards for Fiscal 2025" table in this Proxy Statement provides further information on stock options granted in fiscal 2025.
(4)
The amounts shown in this column reflect the performance awards earned by the NEOs for the three-fiscal-year performance periods ended with fiscal 2025, fiscal 2024 and fiscal 2023. For additional detail, see the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Performance Shares and Performance Awards – In General” and “— Performance Shares and Performance Awards - Vested in Fiscal 2025” in this Proxy Statement.
(5)
The following table describes each component of the “All Other Compensation” column for fiscal 2025:

Name	Company Contributions under 401(k) Plan ($) (a)	Company Contributions under 2005 NQ Plan ($) (b)	Group Term Life and Disability Insurance Premiums Paid ($) (c)	Perquisites ($) (d) (e)
Joseph B. Hayek	21,078	58,365	7,499	13,910
Colin J. Souza	16,915	0	1,498	*
Patrick J. Kennedy	18,438	28,079	6,307	*
Steven M. Caravati	17,821	19,132	5,959	13,910
James R. Bowes	17,678	11,926	3,652	*
B. Andrew Rose	2,416	0	3,284	13,910

2025 Proxy Statement • Executive Compensation	51

(a)
The amounts in this column represent our contributions and our matching contributions made under the 401(k) Plan which are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — 401(k) Plan” in this Proxy Statement.
(b)
The amounts in this column represent our contributions and our matching contributions made under the 2005 NQ Plan to the bookkeeping accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2025” table in this Proxy Statement for more information concerning the contributions made by us under the 2005 NQ Plan for fiscal 2025.
(c)
The amounts in this column represent the dollar value of the group term life insurance and disability insurance premiums paid by us on behalf of the NEOs.
(d)
Perquisites generally include dues and similar fees paid by us for Club memberships used by certain NEOs for both business and personal use. Such membership dues and similar fees amounted to $13,910 for each of Messrs. Hayek, Caravati and Rose.
(e)
The column shows “*” when the aggregate value of the perquisites and other personal benefits received by the NEO for the fiscal year was less than $10,000.
(6)
Mr. Souza and Mr. Bowes did not qualify as an NEO under SEC Rules until fiscal 2025. Accordingly, this table shows information for fiscal 2025 only.
(7)
Mr. Kennedy did not qualify as an NEO under SEC Rules until fiscal 2024. Accordingly, this table shows information for fiscal 2025 and fiscal 2024 only.
(8)
Mr. Rose retired as our President and CEO on November 1, 2024.

52	2025 Proxy Statement • Executive Compensation

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in fiscal 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (9)
Name	Grant Date	Compensation Committee Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Common Shares Underlying Options (10)	Exercise or Base Price of Option Awards ($/Share)	Closing Market Price On Date of Grant ($) (10)	Grant Date Fair Value of Stock and Option Awards ($)
Joseph B. Hayek			(1)	375,000	750,000	1,500,000
			(2)	280,000	560,000	1,120,000
	6/27/2024	6/24/2024					3,350	6,700	13,400					314,900
	6/27/2024	6/24/2024									9,000	17.57	47.00	158,130
	6/27/2024	6/24/2024	(3)							10,100				474,700
	6/27/2024	6/24/2024	(4)							1,760				82,720
	6/27/2024	6/24/2024	(5)							880				41,360
	11/6/2024	11/6/2024	(6)							19,200				833,664
Colin J. Souza			(1)	89,688	179,375	358,750
			(2)	16,667	33,333	66,666
	6/27/2024	6/24/2024					400	800	1,600					37,600
	6/27/2024	6/24/2024									1,000	17.57	47.00	17,570
	6/27/2024	6/24/2024	(3)							1,200				56,400
	6/27/2024	6/24/2024	(4)							1,240				58,280
	6/27/2024	6/24/2024	(5)							620				29,140
	11/6/2024	11/6/2024	(6)							4,600				199,732
Patrick J. Kennedy			(1)	185,625	371,250	742,500
			(2)	91,667	183,333	366,666
	6/27/2024	6/24/2024					1,300	2,600	5,200					122,200
	6/27/2024	6/24/2024									3,400	17.57	47.00	59,738
	6/27/2024	6/24/2024	(3)							3,900				183,300
	6/27/2024	6/24/2024	(4)							1,660				78,020
	6/27/2024	6/24/2024	(5)							830				39,010
Steven M. Caravati			(1)	190,000	380,000	760,000
			(2)	91,667	183,333	366,666
	6/27/2024	6/24/2024					1,100	2,200	4,400					103,400
	6/27/2024	6/24/2024									2,900	17.57	47.00	50,953
	6/27/2024	6/24/2024	(3)							3,300				155,100
	6/27/2024	6/24/2024	(4)							410				19,270
	6/27/2024	6/24/2024	(5)							200				9,400
James R. Bowes			(1)	126,000	252,000	504,000
			(2)	33,334	66,667	133,334
	6/27/2024	6/24/2024					800	1,600	3,200					75,200
	6/27/2024	6/24/2024									2,100	17.57	47.00	36,897
	6/27/2024	6/24/2024	(3)							2,400				112,800
	6/27/2024	6/24/2024	(4)							1,160				54,520
	6/27/2024	6/24/2024	(5)							580				27,260
B. Andrew Rose			(1)	240,625	481,250	962,500
			(2)	840,000	1,680,000	3,360,000
	9/27/2024	7/19/2024	(7)				9,000	18,000	36,000					734,940
	9/27/2024	7/19/2024									23,000	14.77	40.83	339,710
	9/27/2024	7/19/2024	(8)							27,000				1,102,410

(1)
These rows show the potential payouts which could have been earned under bonus opportunities granted under the Annual Incentive Plan for Executives, based on achievement of specified levels of performance for fiscal 2025. The types of performance measures and the weighting of those measures are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Bonus” in this Proxy Statement. For fiscal 2025, the NEOs earned the amounts shown in the “2025” rows of the “Annual Incentive Bonus ” column of the SCT. Please also see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement for more information about the bonuses.
(2)
These rows show the potential payouts under performance awards granted to the NEOs under the 1997 LTIP, other than Mr. Rose, whose awards were granted under the 2024 LTIP, in each case for the three-fiscal-year performance period from June 1, 2024 to May 31, 2027. The performance awards granted to Mr. Rose were forfeited upon his retirement on November 1, 2024. The types of performance measures and the weighting of those measures are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Performance Shares and Performance Awards — In General” in this Proxy Statement. For further information on the terms of the performance awards, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Performance Shares and Performance Awards — Grants in Fiscal 2025" in this Proxy Statement. For additional information about the effect of termination or a change in control, also see the discussion in the section captioned “Executive Compensation – Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” in this Proxy Statement.
(3)
These rows show the restricted stock awarded effective June 27, 2024 under the 1997 LTIP, which will cliff vest three years after the grant date. The restricted stock is held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted stock may exercise any voting rights associated with the restricted stock during the restriction period. In addition, any dividends or distributions paid with respect to the restricted stock will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted stock with respect to which they were paid.

2025 Proxy Statement • Executive Compensation	53

Restricted stock is generally forfeited in the event of termination of an NEO’s employment before vesting, except that (i) the restricted stock will fully vest if the NEO dies or becomes totally disabled, (ii) a pro-rated portion of the restricted stock will vest upon the NEO’s retirement, and (iii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the restricted stock upon the NEO’s retirement. For information on the effect of termination or a change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

The grant date fair value for the restricted stock, computed in accordance with ASC 718, was calculated by multiplying the quantity of restricted stock granted by the grant date closing price of $47.00 for the June 27, 2024 and $43.42 for the November 6, 2024 awards. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K for additional information regarding the restricted stock awards.

(4)
These rows show the restricted stock awarded effective June 27, 2024 under the 1997 LTIP, which will cliff vest two years after the grant date. The terms of these awards, and the manner in which the grant date fair value of these awards were computed, are substantially the same as for the restricted stock described in footnote (3) above.
(5)
These rows show the restricted stock awarded effective June 27, 2024 under the 1997 LTIP, which will cliff vest one year after the grant date. The terms of these awards, and the manner in which the grant date fair value of these awards were computed, are substantially the same as for the restricted stock described in footnote (3) above.
(6)
These rows show the restricted stock awarded effective November 6, 2024 to Mr. Hayek and Mr. Souza, in connection with their promotions, under the 2024 LTIP, which will cliff vest three years after the grant date. The terms of these awards, and the manner in which the grant date fair value of these awards were computed, are substantially the same as for the restricted stock described in footnote (3) above.
(7)
The performance shares granted to Mr. Rose were forfeited upon his retirement on November 1, 2024.
(8)
This row shows the restricted stock awarded effective September 27, 2024 to Mr. Rose under the 2024 LTIP, which was to cliff vest three years after the grant date. This award became fully vested on Mr. Rose's retirement effective November 1, 2024. The terms of this award, and the manner in which the grant date fair value of this award was computed, is substantially the same as for the restricted stock described in footnote (3) above.
(9)
These columns show the potential payouts under (i) performance shares granted to the NEOs (other than Mr. Rose) in June 2024 under the 1997 LTIP and (ii) performance shares granted to Mr. Rose in September 2024 under the 2024 LTIP, in each case for the three-fiscal-year performance period from June 1, 2024 to May 31, 2027. The types of performance measures and the weighting of those measures are described in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Performance Shares and Performance Awards — In General” in this Proxy Statement. For further information on the terms of the performance share awards, including those applicable to termination or a change in control, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” in this Proxy Statement. The grant date fair value for the performance shares, computed in accordance with ASC 718, was calculated based upon the target award and the closing price of the common shares on the date of grant, which was $47.00 for the awards issued on June 27, 2024.
(10)
These stock options were granted with exercise prices equal to the closing price of the common shares on the grant dates. The stock options become exercisable in increments of one-third per year on each of the first three anniversaries of their grant date. For further information on the terms of the stock options, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options” in this Proxy Statement. For information on the effect of a termination or change in control, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Termination and Change in Control Arrangements” and “Executive Compensation – Potential Payments Upon Termination or Change in Control” in this Proxy Statement. The grant date fair value of the stock options awarded on June 27, 2024 was $17.57 per share, computed in accordance with ASC 718. The grant date fair value of the stock options awarded on September 27, 2024 was $14.77 per share, computed in accordance with ASC 718. Generally, the grant date fair value of the stock options is the aggregate amount we would include as a compensation expense in our consolidated financial statements over each award’s three-year vesting schedule. See “Note A — Summary of Significant Accounting Policies — Stock-Based Compensation” and “Note K — Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. — Financial Statements and Supplementary Data” of the 2025 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the stock option awards and additional information regarding the stock option awards.

54	2025 Proxy Statement • Executive Compensation

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table summarizes the outstanding stock options, restricted stock and performance shares held by the NEOs as of May 31, 2025. For additional information about equity awards, see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components”, in this Proxy Statement.

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)		Market Value of Common Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
Joseph B. Hayek	8,340	0		38.25	06/25/2031
	8,078	4,039	(5)	29.48	06/24/2032
	3,042	6,085	(6)	44.15	06/30/2033
	0	9,000	(7)	47.00	06/27/2034
						12,904	(9)	760,175
						10,386	(10)	611,839
						7,500	(11)	441,825
						10,100	(12)	594,991
						1,760	(13)	103,682
						880	(14)	51,841
						19,200	(15)	1,131,072
									13,534	797,288	05/31/2026
									33,340	1,964,059	04/09/2027
									33,340	1,964,059	04/09/2027
									13,400	789,394	05/31/2027
Colin J. Souza	0	1,000	(7)	47.00	06/27/2034
						1,258	(10)	74,109
						4,721	(10)	278,114
						1,200	(12)	70,692
						1,240	(13)	73,048
						620	(14)	36,524
						4,600	(15)	270,986
						1,101	(16)	64,860
									4,660	274,521	04/09/2027
									4,660	274,521	04/09/2027
									1,600	94,256	05/31/2027
Patrick J. Kennedy	1,258	0		38.25	06/25/2031
	2,517	1,259	(5)	29.48	06/24/2032
	1,049	2,098	(6)	44.15	06/30/2033
	0	3,400	(7)	47.00	06/27/2034
						4,091	(9)	241,001
						3,462	(10)	203,946
						5,000	(11)	294,550
						3,900	(12)	229,749
						1,660	(13)	97,791
						830	(14)	48,895
									4,406	259,557	05/31/2026
									15,000	883,650	04/09/2027
									15,000	883,650	04/09/2027
									5,200	306,332	05/31/2027

2025 Proxy Statement • Executive Compensation	55

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)		Market Value of Common Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
Steven M. Caravati	2,045	0		38.25	06/25/2031
	2,517	1,259	(5)	29.48	06/24/2032
	1,049	2,098	(6)	44.15	06/30/2033
	0	2,900	(7)	47.00	06/27/2034
						4,091	(9)	241,001
						23,606	(9)	1,390,629
						3,462	(10)	203,946
						3,300	(12)	194,403
						410	(13)	24,153
						200	(14)	11,782
						15,737	(17)	927,067
									4,406	259,557	05/31/2026
									15,000	883,650	04/09/2027
									15,000	883,650	04/09/2027
									4,400	259,204	05/31/2027
James R. Bowes	367	734	(6)	44.15	06/30/2033
	200	400	(8)	58.08	12/21/2033
	0	2,100	(7)	47.00	06/27/2034
						1,888	(9)	111,222
						1,258	(10)	74,109
						600	(11)	35,346
						2,400	(12)	141,384
						1,160	(13)	68,336
						580	(14)	34,168
						960	(18)	56,554
									2,488	146,568	05/31/2026
									15,000	883,650	04/09/2027
									15,000	883,650	04/09/2027
									3,200	188,512	05/31/2027
B. Andrew Rose	26,596	0		38.25	11/01/2027
	26,124	0		44.15	11/01/2027
	23,000	0		40.83	11/01/2027
									18,578	1,094,430	05/31/2026
									0	0	05/31/2027
(1)
All stock options outstanding as of May 31, 2025 were granted under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. All unvested stock options become exercisable in increments of one-third per year for the first three anniversaries of the grant date, subject to continued employment of the NEO and the terms of each stock option award. See the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Stock Options” in this Proxy Statement. The dates listed for vesting of the stock options in footnotes (5), (6) (7) and (8) below are subject to continued employment of the NEO and the terms of the applicable stock option awards.
(2)
The restricted stock granted to the NEOs are held in escrow by us and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of restricted stock may exercise any voting rights associated with the restricted stock during the restriction period. In addition, any dividends or distributions paid with respect to the restricted stock will be held by us in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted stock with respect to which they were paid. For further information concerning the terms of the restricted stock granted to the NEOs, please see the discussion in the sections captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Restricted Stock”, “— Special PSAs” and “— Grants of Plan-Based Awards” in this Proxy Statement.
(3)
Each market value shown in this column is calculated by multiplying the amount of restricted stock granted by the $58.91 closing price of the common shares on May 31, 2025, the last business day of fiscal 2025, without any discount for restrictions.
(4)
The amounts shown in these columns assume that the performance shares granted for each of the three-fiscal-year periods ending with fiscal 2026 and fiscal 2027 will be earned at the maximum amount based upon achieving those specified performance levels and multiplying such amount by the $58.91 closing price of the common shares on May 30, 2025, the last business day of fiscal 2025. See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2025” table in this Proxy Statement for the threshold, target and maximum number of performance shares that may be received for the three-fiscal-year performance period ending with fiscal 2027.
(5)
Unexercisable stock options vested on June 24, 2025.
(6)
Unexercisable stock options vested 50% on June 30, 2025 and will vest 50% on June 30, 2026, subject to continued employment of the NEO and the terms of the award agreement.
(7)
Unexercisable stock options vested one-third on June 27, 2025 and will vest one-third on each of June 27, 2026 and June 27, 2027, subject to continued employment of the NEO and the terms of the award agreement.

56	2025 Proxy Statement • Executive Compensation

(8)
Unexercisable stock options will vest 50% on December 21, 2025 and 50% on December 21, 2026, subject to continued employment of the NEO and the terms of the award agreement.
(9)
This restricted stock was granted effective June 24, 2022 under the 1997 LTIP, and became fully vested on June 24, 2025, the third anniversary of the date of grant.
(10)
This restricted stock was granted effective June 30, 2023 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(11)
This restricted stock was granted effective December 21, 2023 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(12)
This restricted stock was granted effective June 27, 2024 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(13)
This restricted stock was granted effective June 27, 2024 under the 1997 LTIP, and will become fully vested on the second anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(14)
This restricted stock was granted effective June 27, 2024 under the 1997 LTIP, and became fully vested on the first anniversary of the date of grant.
(15)
This restricted stock was granted effective November 6, 2024 under the 2024 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(16)
This restricted stock was granted effective September 20, 2022 under the 1997 LTIP, and will become fully vested on the third anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.
(17)
Effective June 24, 2022, the NEO received this special PSA which would vest if both: (a) the closing price of the common shares averages $65.00 per share for 90 consecutive calendar days during the five-year period ending on June 24, 2027; and (b) the NEO has continuously remained our employee through June 24, 2025, or, if later, the date the common share price condition is met. Further information on this award is set forth in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Special Performance Awards” in this Proxy Statement. Both the share price condition and time-based condition were met and this award vested on June 24, 2025.
(18)
This restricted stock was granted effective December 21, 2023 under the 1997 LTIP, and will become fully vested on the second anniversary of the date of grant, subject to continued employment of the NEO and the terms of the award agreement.

2025 Proxy Statement • Executive Compensation	57

Option Exercises and Stock Vested

The following table sets forth information about (i) stock options exercised by NEOs in fiscal 2025; (ii) performance shares earned by NEOs for the three-fiscal-year period ended with fiscal 2025; and (iii) restricted stock held by NEOs which vested in fiscal 2025:

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph B. Hayek	0	0
			9,966	(1)	642,608	(1)
			8,183	(2)	410,459	(2)
			39,343	(3)	1,681,520	(3)
			78,687	(4)	3,363,082	(4)
Colin J. Souza	0	0	0		0
Patrick J. Kennedy	0	0
			3,304	(1)	213,042	(1)
			1,416	(2)	71,027	(2)
Steven M. Caravati	0	0
			1,653	(1)	106,585	(1)
			2,045	(2)	102,577	(2)
James R. Bowes	0	0
			707	(1)	45,587	(1)
			5,350	(2)	268,356	(2)
			320	(5)	13,133	(5)
B. Andrew Rose	39,973	1,164,592
			30,006	(1)	1,934,787	(1)
			49,100	(2)	2,462,856	(2)
			99,234	(6)	3,852,264	(6)

(1)
The number of common shares acquired on vesting relates to performance shares granted effective June 1, 2022, and represents the common shares earned with respect to the three-fiscal-year period ended with fiscal 2025. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on the July 1, 2025 vesting date ($64.48 per common share). The number of common shares actually received by the NEOs was reduced in each case by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. Hayek – 5,446; Mr. Kennedy - 1,804; Mr. Caravati - 903; Mr. Bowes - 386; and Mr. Rose – 16,397.
(2)
The number of common shares acquired on vesting relates to the restricted stock granted on June 25, 2021, which vested on June 25, 2024. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on the vesting date ($50.16 per common share). The number of common shares actually received by each NEO was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. Hayek – 4,472; Mr. Kennedy - 773; Mr. Caravati - 1,121; Mr. Bowes – 2,924; and Mr. Rose – 26,833.
(3)
The number of common shares acquired on vesting relates to the restricted stock granted on September 25, 2019, which vested on September 25, 2024. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on the vesting date ($42.74 per common share). The number of common shares actually received by Mr. Hayek was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 21,500 common shares.
(4)
The number of common shares acquired on vesting relates to the special PSA granted on September 25, 2019, which vested on September 25, 2024. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on the vesting date ($42.74 per common share). The number of common shares actually received by Mr. Hayek was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 43,002.
(5)
The number of common shares acquired on vesting relates to the restricted stock granted on December 21, 2023, which vested on December 21, 2024. The value realized on vesting represents the number of common shares vested multiplied by the closing market price of the common shares on the vesting date ($41.04 per common share). The number of common shares actually received by Mr. Bowes was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 174 common shares.
(6)
The number of common shares acquired on vesting relates to the restricted stock released to Mr. Rose upon his retirement on November 1, 2024. The value realized on vesting represents the aggregate number of common shares vested multiplied by the closing market price of the common shares on the vesting date ($38.82 per common share). The number of common shares actually received by Mr. Rose was reduced by the withholding of common shares to pay income taxes associated with the value realized upon vesting, with the net number of common shares received being 54,229 common shares.

58	2025 Proxy Statement • Executive Compensation

Non-Qualified Deferred Compensation

We maintain the 2005 NQ Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The 2005 NQ Plan is intended to supplement the 401(k) Plan. For further information on the terms of the 2005 NQ Plan, see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” in this Proxy Statement.

Highly-compensated employees, including the NEOs, are eligible to participate in the 2005 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their salary and up to 100% of their bonus. Deferred amounts are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the salaries and/or bonus would have otherwise been paid. In addition, we may make discretionary employer contributions to participants’ bookkeeping accounts in the 2005 NQ Plan. For fiscal 2025, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, we made contributions to participants’ bookkeeping accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (salary plus bonus) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the 401(k) Plan to the extent not matched by us under the 401(k) Plan.

Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested (a) with a rate of return reflecting (i) a fixed interest rate which is set annually by the Compensation Committee (4.32% for fiscal 2025) or (ii) the returns on those investment options available under the 401(k) Plan, or (b) in theoretical common shares reflecting increases or decreases in the value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares must remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the 401(k) Plan for the same or a similar investment option.

Bookkeeping accounts of participants are fully vested under the 2005 NQ Plan. Theoretical common shares are paid in whole common shares and cash in lieu of fractional common shares and all other amounts are paid in cash. Payouts are made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by us. Payouts are made in a lump sum or in installments, as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 NQ Plan in accordance with defined guidelines.

2025 Proxy Statement • Executive Compensation	59

The following table provides information concerning the participation by the NEOs in the 2005 NQ Plan for fiscal 2025:

Name	Executive Contributions in Fiscal 2025 ($) (1)	Company Contributions in Fiscal 2025 ($) (2)	Aggregate Earnings in Fiscal 2025 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2025 ($) (4)
Joseph B. Hayek	39,392	58,365	80,685	0	1,161,898
Colin J. Souza (5)	0	0	0	0	0
Patrick J. Kennedy	30,894	28,079	23,792	0	268,680
Steven M. Caravati	8,046	19,132	46,419	0	379,641
James R. Bowes	28,394	11,926	18,746	0	252,727
B. Andrew Rose	64,255	0	369,761	(4,672,410)	0

(1)
The amounts in this column reflect contributions to the 2005 NQ Plan during fiscal 2025 as a result of deferrals of salary and/or bonus awards which would otherwise have been paid to the NEOs. These amounts are also included in the “Salary” or “Annual Incentive Bonus” columns, respectively, for fiscal 2025 in the SCT.
(2)
These contributions are included in the SCT.
(3)
The amounts included in this column represent the aggregate earnings accrued during fiscal 2025. Since the earnings on compensation that has been deferred under the 2005 NQ Plan by the NEOs do not represent “above-market” earnings for purposes of SEC Rules, none of the amounts included in this column have been reported in the SCT.
(4)
The amounts included in this column represent contributions by us or the NEOs and credited to the respective NEOs’ bookkeeping accounts under the 2005 NQ Plan and earnings on the amounts credited to those accounts. The total amount of our and NEO contributions to the 2005 NQ Plan, which are included in this column are as follows: (a) Mr. Hayek- $792,357; (b) Mr. Kennedy - $216,476; (c) Mr. Caravati - $230,635; (d) Mr. Bowes - $188,994; and (e) Mr. Rose – $2,810,275. Includes amounts previously reported as compensation to the NEOs, as applicable, in the Summary Compensation Table for fiscal 2024 and fiscal 2023 as follows: (a) Mr. Hayek - $115,366; (b) Mr. Souza - N/A; (c) Mr. Kennedy - $29,526; (d) Mr. Caravati - $31,040; (e) Mr. Bowes - N/A; and (f) Mr. Rose - $187,328. The aggregate balance shown for each of the NEOs is fully vested.
(5)
Mr. Souza did not participate in the 2005 NQ Plan in fiscal 2025.

60	2025 Proxy Statement • Executive Compensation

Potential Payments Upon Termination or

Change in Control

This section addresses the rights of the NEOs in the event their employment with us is terminated or upon a change in control (as described later in this section). The narrative discussion and tables below set forth the compensation payable to each NEO (or his or her beneficiaries, as applicable) as a result of the NEO’s termination of employment with us under various scenarios or upon a change in control. The amounts shown in the tables below are based on the assumption that the NEO’s termination and/or change in control were effective as of May 31, 2025, the final day of fiscal 2025. The closing market price of the common shares on May 30, 2025, the final trading day of fiscal 2025, was $58.91. The actual amounts that would be payable in connection with the termination of a NEO or a change in control could only be determined at the time of the actual triggering event and may differ materially from those estimated and presented in this Proxy Statement.

Bonus

Termination of employment before the end of the applicable annual performance period results in forfeiture of bonus opportunities, except that if the NEO dies, becomes disabled or retires, the bonus will be payable based on (1) the extent to which the performance goals applicable to the award are satisfied through the end of the applicable performance period and (2) a pro rata amount determined by the number of full months in the performance period that passed prior to such termination.

Unless the Compensation Committee provides otherwise at the time of establishing the bonus opportunity, if, during the applicable annual performance period, a change in control occurs and the NEO’s employment is terminated for any reason, then the bonus will be payable at the target level upon termination of employment.

Stock Options

Termination of employment results in the forfeiture of unvested stock options, except that the Compensation Committee may exercise its discretion to cause all or a portion of the unvested stock options to vest upon retirement, death or disability. Upon termination of employment due to retirement, death or disability, the vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 36 months after the termination of employment.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to a constructive termination, the unvested portion of any outstanding stock options will vest and become exercisable upon termination of employment. Additionally, the then vested portion of any outstanding stock options will remain exercisable until the earlier of the stock option’s stated expiration date or 12 months after the termination of employment. The Compensation Committee may allow the NEO to elect, during the 60-day period following a change in control, to surrender all or a portion of any outstanding stock option in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

Performance Shares and Performance Awards

Termination of employment results in forfeiture of performance shares and performance awards, except if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment.

Unless the Compensation Committee provides otherwise at the time of grant, if a change in control occurs, followed by an actual or constructive termination of employment, all performance shares and performance awards will be payable in full at the target level and will be immediately settled or distributed.

2025 Proxy Statement • Executive Compensation	61

Restricted Stock

Termination of employment before the end of the three-year vesting period results in the forfeiture of restricted stock, except that the award will vest (1) in full if the NEO dies or becomes permanently disabled and (2) ratably if the NEO retires (based on the number of full months in the vesting period that have passed prior to retirement), unless the Compensation Committee provides for the vesting of some or all of the restricted stock upon retirement. Historically, the Compensation Committee generally exercised its discretion to fully vest all restricted stock upon the death or retirement of an executive officer.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the restricted stock will fully vest upon termination of employment. Dividends accrued on restricted stock are distributed to the NEO in conjunction with vesting of the award.

Special PSAs

Termination of employment before the Performance Condition and/or each Retention Condition is met generally results in the forfeiture of the special PSAs; however, in limited circumstances, the special PSAs may vest before the occurrence of such events. If the NEO’s employment terminates due to death or disability during the Performance Period, the special PSAs will vest on the last day of the Performance Period, if at all, based on the extent to which the Performance Condition is met. If the NEO’s employment terminates due to death or disability after the Performance Period, any outstanding special PSAs that were eligible to vest as a result of meeting the Performance Condition will vest. If the NEO’s employment is terminated by us without cause after the Performance Condition is met, but before all Retention Conditions are met, any outstanding special PSAs that are eligible to vest as a result of meeting the Performance Condition will vest.

For those special PSAs that vest if a sustained price target for the common shares is maintained for a fixed period of time, termination of employment before the end of the five-year vesting period results in the forfeiture of the special PSAs, except that the award will vest (1) in full if the NEO’s employment is terminated by us without cause after the performance condition has been met but before the five-year vesting period has ended and (2) in full if the NEO dies or becomes disabled after the performance condition has been met but before the five-year vesting period has ended. The Compensation Committee may also elect to accelerate the vesting of some or all of these special PSAs if the NEO dies or becomes disabled before the satisfaction of the performance condition.

If a change in control occurs and the NEO’s employment is, during the two years following the change in control, terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, the special PSAs will vest as of the date of the change in control at the greater of the target level or at the level determined by actual performance.

For those special PSAs that vest if a sustained price target for the common shares is maintained for a fixed period of time, if a change in control occurs and the NEO’s employment is, during the two years following the change in control (but before the end of the term of the award), terminated by us without cause or terminated by the NEO due to an adverse change in the executive’s terms of employment, these special PSAs will fully vest upon termination of employment.

2005 NQ Plan

Upon termination of employment, each participating NEO would receive his or her balance in the 2005 NQ Plan, as is reflected in the “Aggregate Balance at May 31, 2025” column of the “Nonqualified Deferred Compensation for Fiscal 2023” table in this Proxy Statement, subject to any required waiting period.

In the event of a change in control, each participating NEO would receive his or her balance in the 2005 NQ Plan, as is reflected in the “Aggregate Balance at May 31, 2025” column of the “Nonqualified Deferred Compensation for Fiscal 2025” table in this Proxy Statement, subject to any required waiting period, as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2025” table in this Proxy Statement for further information.

62	2025 Proxy Statement • Executive Compensation

Change in Control Described

Under the 1997 LTIP, the 2010 Stock Option Plan, the 2024 LTIP and the Annual Incentive Plan for Executives, a change in control will be deemed to have occurred when any person, alone or together with such person’s affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of our outstanding common shares, unless such person is: (a) the Company; (b) any of our employee benefit plans or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of ours owning in excess of 10% of our outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person.

Potential Payments

The tables below set forth the compensation payable to each NEO (or his or her beneficiaries, as applicable) as a result of the NEO’s termination of employment with us under various scenarios or upon a change in control, if such termination or change in control had occurred as of May 30, 2025, the last business day of fiscal 2025. Consistent with SEC Rules, we have included Mr. Rose in the tables below only in connection with his retirement on November 1, 2024, and not for other events that were no longer a possibility at the end of fiscal 2025.

If an NEO is terminated for cause or due to his or her voluntary resignation, the Company has no obligation to pay any unearned compensation or to provide any future benefits to the NEO. The Performance Period was not complete as of May 30, 2025, and the performance conditions had not been met for the NEOs’ special PSAs that were outstanding as of May 30, 2025. Consequently, if an NEO’s employment had been terminated by us without cause or due to the NEO’s death or disability, such awards would not automatically vest upon such events; ; however, those special PSAs that are subject to a Performance Condition and/or a Retention Condition may vest at a future date, as described in the “Special PSAs” section above.

Termination Due to Death or Disability
NEO	Bonus ($)	Stock Options ($)	Performance Awards ($)	Performance Shares ($)	Restricted Stock ($)	Special PSAs ($)	Aggregate Total ($)
Joseph B. Hayek	1,111,500	315,872	437,733	278,003	3,753,645	0	5,896,753
Colin J. Souza	265,834	11,910	43,367	15,709	877,119	0	1,213,939
Patrick J. Kennedy	550,193	108,513	156,133	98,733	1,135,906	0	2,049,478
Steven M. Caravati	596,220	102,558	107,333	66,996	2,128,267	0	3,001,374
James R. Bowes	385,812	36,177	107,787	66,302	529,903	0	1,125,981

Retirement
NEO	Bonus ($)	Stock Options ($)	Performance Awards ($)	Performance Shares ($)	Restricted Stock (1) ($)	Special PSAs ($)	Aggregate Total ($)
Joseph B. Hayek	1,111,500	315,872	437,733	278,003	3,753,645	0	5,896,753
Colin J. Souza	265,834	11,910	43,367	15,709	877,119	0	1,213,939
Patrick J. Kennedy	550,193	108,513	156,133	98,733	1,135,906	0	2,049,478
Steven M. Caravati	596,220	102,558	107,333	66,996	2,128,267	0	3,001,374
James R. Bowes	385,812	36,177	107,787	66,302	529,903	0	1,125,981
B. Andrew Rose	0	1,750,215	812,222	547,215	3,950,763	0	7,060,415

(1) Assumes the Compensation Committee provides for full vesting of all such restricted stock, consistent with past practice.

Change in Control with Termination
NEO	Bonus ($)	Stock Options ($)	Performance Awards ($)	Performance Shares ($)	Restricted Stock ($)	Special PSAs ($)	Aggregate Total ($)
Joseph B. Hayek	1,111,500	315,872	437,333	278,003	3,753,645	0	5,896,353
Colin J. Souza	265,834	11,910	43,367	15,709	877,119	0	1,213,939
Patrick J. Kennedy	550,193	108,513	156,133	98,733	1,135,906	0	2,049,478
Steven M. Caravati	596,220	102,558	107,333	66,996	2,128,267	958,928	3,960,302
James R. Bowes	385,812	36,177	107,787	66,302	529,903	0	1,125,981

2025 Proxy Statement • Executive Compensation	63

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of the CEO as of May 31, 2025:

For fiscal 2025, our last completed fiscal year:

•
The annual total compensation of the employee identified as the median (the “Median Employee”) (other than our CEO), was $61,000 (comprised of salary of $53,605, plus overtime, estimated profit sharing and/or bonus payments, shift pay, employer contributions to the 401(k) Plan and group term life insurance premiums).
•
The annual total compensation of the CEO for purposes of determining the CEO pay ratio was $5,712,126.

Based on this information, for fiscal 2025, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than the CEO), as represented by the Median Employee, was estimated to be 94 to 1.

In determining the ratio above, we identified the Median Employee on May 31, 2024 (the “Determination Date”) as the median of the annual total compensation of all of our active employees (i.e., the employees of our subsidiaries and consolidated joint ventures) as of the Determination Date (including any full-time, part-time, temporary or seasonal employees, but excluding our CEO), using the following methodology. We used the same median employee identified in fiscal 2024 since we determined there were no significant changes in our employee population or compensation arrangements that would significantly impact our pay ratio disclosure. We reviewed the then current salary plus estimated profit sharing and/or bonus payments from our payroll records for the fiscal year ended on the Determination Date in order to determine the median. In making this determination, we annualized compensation for any full-time or part-time permanent employees who were employed on the Determination Date but did not work for us the entire year (fiscal 2025), and also estimated total compensation for such employees using profit sharing factors and bonus payout percentages applicable to the segment, and/or location. We did not make any full-time equivalent adjustments for temporary or seasonal employees. We also applied a foreign currency exchange rate, based upon the U.S. Department of Treasury’s Treasury Reporting Rates of Exchange as of the Determination Date, to all compensation elements paid in currencies other than U.S. dollars. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our Median Employee, we determined the Median Employee’s annual total compensation in the same manner that we determine the total compensation of our NEOs for purposes of the SCT. On November 1, 2024, Mr. Rose ceased to be President and CEO, Mr. Hayek was promoted from Executive Vice President and Chief Financial & Operations Officer to President and CEO. With respect to the annual total compensation of our CEO, we used the amount for fiscal 2025 reported in the “Total” column of the SCT for Mr. Rose, who was the CEO on the Determination Date, and annualized the salary and bonus components of his compensation, as the salary and bonus amounts included in the SCT for fiscal 2025 were prorated upon his retirement.

This information is being provided for compliance purposes. Neither the Compensation Committee nor our management used the CEO pay ratio measure in making compensation decisions.

64	2025 Proxy Statement • Executive Compensation

Pay Versus Performance

As required by SEC Rules, we are providing the following information about the relationship between the CAP to our NEOs and certain financial performance measures. The CAP for the NEOs as reported in this section of this Proxy Statement does not reflect the actual amount of compensation earned by, or paid to, the NEOs, but is a calculation derived from the total compensation reported for each NEO in the SCT, as adjusted pursuant to the requirements of SEC Rules. See the CD&A section of this Proxy Statement for a discussion of our pay-for-performance philosophy.

	Summary Compensation Table Total for PEOs (1) ($)			Compensation Actually Paid to PEOs (2) ($)					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Mr. Hayek	Mr. Rose	Mr. McConnell	Mr. Hayek	Mr. Rose	Mr. McConnell	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return (5) ($)	Peer Total Shareholder Return (6) ($)	Net Income (millions) (7) ($)	Adjusted EBITDA (millions) (8) ($)
(a)	(b)	(b)	(b)	(c )	(c )	(c )	(d)	(e)	(f)	(g)	(h)	(i)
2025	4,338,066	4,267,443	Not PEO	2,875,157	(899,157)	Not PEO	1,329,859	1,351,352	353	236	95	267
2024	Not PEO	10,110,968	Not PEO	Not PEO	27,685,961	Not PEO	2,928,340	4,467,672	336	231	118	256
2023	Not PEO	7,279,786	Not PEO	Not PEO	7,845,434	Not PEO	2,769,306	3,481,422	200	169	269	517
2022	Not PEO	7,537,924	Not PEO	Not PEO	(804,417)	Not PEO	3,498,233	1,237,527	163	160	399	597
2021	Not PEO	5,621,973	5,847,637	Not PEO	19,017,790	11,764,065	3,471,220	8,342,131	227	171	741	488

(1) The dollar amounts in columns (b) reflect the amounts reported in the “Total” column of the SCT for our PEO, who is our President and CEO, for each applicable year. Mr. Hayek has served as our PEO since November 1, 2024 (a portion of fiscal 2025). Mr. Rose served as our PEO from September 1, 2020 to November 1, 2024 (i.e., a portion of fiscal 2021 and fiscal 2025, and all of fiscal 2022, fiscal 2023 and fiscal 2024. John P. McConnell served as our PEO during the balance of fiscal 2021.

(2) The dollar amounts in the first column (c) reflect the CAP for Mr. Hayek, the dollar amounts in the second column (c) reflect the CAP for Mr. Rose, and the dollar amounts in the third column (c) reflect the CAP for Mr. McConnell. The dollar amounts reported for Mr. Rose for fiscal 2024 also include an equity award that was inadvertently omitted in our 2024 proxy statement. In accordance with SEC Rules, the determination of CAP requires the following adjustments to the amounts reported for Mr. Hayek, Mr. Rose, and Mr. McConnell in the “Total” column of the SCT:

Required Adjustments from SCT Total to CAP for Mr. Hayek
Fiscal Year	Reported Total in SCT For PEO ($)	Reported Grant Date Fair Value of Equity Awards (i) ($)	Equity Award Adjustments (ii) ($)	Calculated CAP for PEO ($)
2025	4,338,066	(1,905,474)	442,565	2,875,157

Required Adjustments from SCT Total to CAP for Mr. Rose
Fiscal Year	Reported Total in SCT For PEO ($)	Reported Grant Date Fair Value of Equity Awards (i) ($)	Equity Award Adjustments (ii) ($)	Calculated CAP for PEO ($)
2025	4,267,443	(1,442,120)	(3,724,480)	(899,157)
2024	10,110,968	(4,392,175)	21,967,168	27,685,961
2023	7,279,786	(2,662,604)	3,228,252	7,845,434
2022	7,537,924	(2,867,943)	(5,474,398)	(804,417)
2021	5,621,973	(1,745,388)	15,141,205	19,017,790

Required Adjustments from SCT Total to CAP for Mr. McConnell
Fiscal Year	Reported Total in SCT For PEO ($)	Reported Grant Date Fair Value of Equity Awards (i) ($)	Equity Award Adjustments (ii) ($)	Calculated CAP for PEO ($)
2021	5,847,637	(697,177)	6,613,605	11,764,065

2025 Proxy Statement • Executive Compensation	65

(i) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT. As required by SEC Rules, this amount is deducted from the amount reported in the “Total” column of the SCT for the PEO in order to calculate the CAP.

(ii) As also prescribed by SEC Rules, we have made equity award adjustments for each year presented, which require the addition or subtraction, as applicable, of the following: (A) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year; (B) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (C) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (D) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (E) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (F) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the required equity award adjustments for Mr. Rose are as follows:

Fiscal Year	Year-End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End (A) ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards (B) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (C) ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (D) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (E) ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (F) ($)	Total Equity Awards Adjustments ($)
2025 (Hayek)	2,497,502	(173,780)	0	(1,955,071)	0	73,914	442,565
2025 (Rose)	0	(2,332,567)	1,357,490	(2,749,403)	0	0	(3,724,480)
2024 (Rose)	5,003,445	4,245,134	0	12,357,334	0	361,255	21,967,168
2023 (Rose)	3,407,374	(416,433)	0	(69,886)	0	307,198	3,228,252
2022 (Rose)	2,343,172	(7,852,083)	0	(230,815)	0	265,328	(5,474,398)
2021 (Rose)	3,434,742	11,382,038	0	108,995	0	215,430	15,141,205
2021 (McConnell)	1,376,553	4,968,146	0	214,981	0	53,925	6,613,605

(3) The dollar amounts in column (d) reflect the average of the amounts reported in the “Total” column of the SCT for the Non-PEO NEOs as a group for each applicable year. For fiscal 2021, the Non-PEO NEOs consisted of Mr. Hayek, Geoffrey G. Gilmore, Eric M. Smolenski and Jeffrey R. Klingler. For fiscal 2022, the Non-PEO NEOs consisted of Mr. Hayek, Mr. Gilmore, Mr. McConnell and Catherine M. Lyttle. For fiscal 2023, the Non-PEO NEOs consisted of Mr. Hayek, Mr. Gilmore, Mr. McConnell and Mr. Caravati. For fiscal 2024, the Non-PEO NEOs consisted of Mr. Hayek, Mr. Kennedy, Ms. Higginbotham, Mr. Caravati, Mr. Gilmore and Mr. McConnell. For fiscal 2025, the Non-PEO NEOs consisted of Mr. Souza, Mr. Kennedy, Mr. Caravati, and Mr. Bowes.

(4) The dollar amounts in column (e) reflect the average amount of CAP for the Non-PEO NEOs as a group. The dollar amounts reported for non-PEO NEOs for fiscal 2024 also reflect an equity award that was inadvertently omitted for Mr. Gilmore in our 2024 proxy statement. In accordance with SEC Rules, the determination of CAP requires the following adjustments to the average of the amounts reported in the “Total” column of the SCT for the Non-PEO NEOs as a group:

66	2025 Proxy Statement • Executive Compensation

Fiscal Year	Average Reported Total in SCT for Non-PEO NEOs ($)	Average Reported Grant Date Fair Value of Equity Awards (i) ($)	Average Equity Award Adjustments (ii) ($)	Calculated Average CAP For Non-PEO NEOs ($)
2025	1,329,859	(381,448)	402,941	1,351,352
2024	2,928,340	(1,185,555)	2,724,887	4,467,672
2023	2,769,306	(768,787)	1,480,902	3,481,422
2022	3,498,233	(565,211)	(1,695,495)	1,237,527
2021	3,471,220	(1,091,026)	5,961,937	8,342,131

(i) The grant date fair value of equity awards represents the average of the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT. As required by SEC Rules, this amount is deducted from the average of the amount reported in the “Total” column of the SCT for the Non-PEO NEOs in order to calculate the CAP.

(ii) As also prescribed by SEC Rules, we have made equity award adjustments using the same methodology described above in footnote (2)(ii). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added or subtracted in calculating the required equity award adjustments for the Non-PEO NEOs are as follows:

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End (A) ($)	Year Over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards (B) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (C) ($)	Year Over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (D) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (E) ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (F) ($)	Total Average Equity Award Adjustments ($)
2025	489,279	(58,295)	n/a	(42,989)	0	14,947	402,941
2024	1,028,997	1,113,314	n/a	477,856	0	104,720	2,724,887
2023	983,827	440,250	n/a	(27,714)	0	84,540	1,480,902
2022	430,048	(1,955,171)	n/a	(260,988)	0	90,615	(1,695,495)
2021	2,388,938	3,447,195	n/a	40,398	0	85,406	5,961,937

(5) TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our common shares at the end and the beginning of the measurement period by the price of our common shares at the beginning of the measurement period. Assumes an initial investment of $100 on May 29, 2020, the last trading day of fiscal 2020. The historical prices presented in this column have been adjusted to reflect the impact of the Separation. The data in this column is not indicative of, nor intended to forecast, the future performance of our common shares.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Industrials Index, which is the same published industry index used by us for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation S-K. In addition, peer group TSR is calculated using the same method we use for purposes of compliance with Item 201(e) of SEC Regulation S-K. Assumes an initial investment of $100 on May 29, 2020, the last trading day of fiscal 2020.

(7) The dollar amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year, each as calculated in accordance with GAAP. The amounts shown are inclusive of WS for all periods prior to the effective date of the Separation.

2025 Proxy Statement • Executive Compensation	67

(8) The CSM is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure, and may differ from the adjusted earnings that we report in connection with our operating results, primarily due to the exclusion of the impact of acquisitions, divestitures, restructuring, and/or inventory holding gains or losses. We believe this and other non-GAAP financial measures provide relevant and meaningful information to investors about our core operating results. While we use several financial and non-financial performance measures for the purpose of evaluating our executive compensation program, we have determined that Adjusted EBITDA is the financial performance measure that represents the most important performance measure used by us to link CAP for the NEOs, for the most recently completed year, to our performance. The amounts shown are inclusive of WS for all periods prior to the Separation.

Important Financial Performance Measures

As described in greater detail in the CD&A, our executive compensation program is driven by a strong pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive compensation are designed to align the interests of the NEOs with our top corporate goal of earning money for our shareholders and increasing the value of their investment. In our assessment, the following financial performance measures represent the most important financial performance measures used by us to link CAP for the NEOs, for fiscal 2025, to our performance:

•
ROA;
•
Adjusted EBITDA; and
•
Adjusted EPS.

See the CD&A for more information on how these financial performance measures were used in connection with our fiscal 2025 incentive compensation program through bonuses, performance shares and performance awards.

Analysis of Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A, our executive compensation program reflects a strong pay-for-performance philosophy with an emphasis on variable, performance-based compensation. While we utilize several performance measures to align executive compensation with our performance, all of those performance measures are not presented in the Pay Versus Performance table. The Compensation Committee did not utilize CAP in making compensation decisions for fiscal 2025, and it does not specifically align the performance measures it selects for our executive compensation program with CAP for a particular year. In accordance with SEC Rules, we are providing the following graphical descriptions of the relationships between information presented in the Pay Versus Performance table.

The following graphs compare, for the four-fiscal-year period ended May 31, 2025, the CAP for the PEO and the Non-PEO NEOs with our:

•
cumulative TSR and the TSR for the Industrials Index and the Steel Index peer groups;
•
net income; and
•
Adjusted EBITDA.

The historical prices of our common shares presented in the TSR graph have been adjusted to reflect the impact of the Separation. The comparisons in the TSR graph are based upon historical data and are not indicative of, nor intended to forecast, the future performance of the common shares.

68	2025 Proxy Statement • Executive Compensation

CAP versus Company TSR and Peer Group TSR
TSR
CAP (in millions)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$35
$30
$25
$20
$15
$10
$5
$0
-$5
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - PEO
CAP - Non-PEO NEOs
Company TSR
Peer TSR

CAP versus Net Income
$800
$700
$600
$500
$400
$300
$200
$100
$0
-$100
Net Income (in millions)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
CAP (in millions)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - PEO
CAP - Non-PEO NEOs
Net Income

2025 Proxy Statement • Executive Compensation	69

CAP versus Adjusted EBITDA
Adjusted EBITDA (in millions)
700
600
500
400
300
200
100
0
$35
$30
$25
$20
$15
$10
$5
$0
-$5
CAP (in millions)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
CAP - PEO
CAP - Non-PEO NEOs
Adjusted EBITDA ($mm)

70	2025 Proxy Statement • Executive Compensation

NEO Compensation for Fiscal 2026

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives for fiscal 2026 as of the date of this Proxy Statement.

	Bonus Opportunities for Fiscal Year Performance Period Ending May 31, 2026 (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Joseph B. Hayek	480,000	960,000	1,920,000
Colin J. Souza	157,500	315,000	630,000
Patrick J. Kennedy	191,250	382,500	765,000
Steven M. Caravati	195,750	391,500	783,000
James R. Bowes	156,000	312,000	624,000

(1) Payouts that may be earned under these awards are generally tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati and Mr. Bowes are Corporate executives, the performance measures are Corporate ROA and Corporate Adjusted EBITDA, with each carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: Corporate Adjusted EBITDA, 20%; segment Adjusted EBITDA, 50%; and segment ROA, 30%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains and losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If performance falls between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the bonus opportunities granted in fiscal 2025.

The following supplemental table sets forth the long-term performance awards (consisting of performance shares and performance awards) for the three-fiscal-year period ending with fiscal 2028, and the stock options and the restricted stock granted to the NEOs in fiscal 2026 through the date of this Proxy Statement.

	Performance Awards for Three-Fiscal-Year Period Ending May 31, 2028 (1)			Performance Shares for Three-Fiscal-Year Period Ending May 31, 2028 (1)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)	Stock Options (#) (2)	Exercise Price of Stock Options ($/Share) (2)	Restricted Stock (#) (3)
Joseph B. Hayek	600,000	1,200,000	2,400,000	7,365	14,730	29,460	0		14,730
Colin J. Souza	86,000	172,000	344,000	1,055	2,110	4,220	0		2,110
Patrick J. Kennedy	125,000	250,000	500,000	1,530	3,060	6,120	0		3,060
Steven M. Caravati	106,500	213,000	426,000	1,300	2,600	5,200	0		2,600
James R. Bowes	80,000	160,000	320,000	985	1,970	3,940	0		1,970

(1) These columns show the potential payouts under the performance awards and the performance shares granted to each NEO, for the fiscal 2026 through fiscal 2028 performance period. Payouts of the awards are tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati are Corporate executives, the performance measures are cumulative Corporate ROA for the performance period and Corporate Adjusted EBITDA growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: cumulative Corporate ROA, 25%; Corporate Adjusted EBITDA growth, 25%; and business segment Adjusted EBITDA, 50%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains or losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If the performance levels fall between threshold and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the same award types granted in fiscal 2025.

(2) There were no stock options granted in fiscal 2026, as the Compensation Committee determined that the cost of stock options to the Company is viewed as too high for what represents a relatively small share of the NEOs' total compensation package.

(3) This restricted stock was granted effective June 26, 2025 under the 2024 LTIP and will generally cliff vest three years after the grant date.

2025 Proxy Statement • Executive Compensation	71

Compensation of Directors

The Compensation Committee annually reviews, with the assistance of WTW, certain market information provided by WTW concerning compensation (both cash and non-cash) provided to directors. Based upon such information, our past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Director Compensation for Fiscal 2025

At its June 2024 meeting, upon the recommendation of the Compensation Committee, the Board determined to leave the directors’ cash retainer fees unchanged.

For fiscal 2025, the annual compensation for non-employee directors is set forth in the following table:

Description	($)
Cash Retainer	95,000
Supplemental Cash Retainer – Chairman of the Board	50,000
Supplemental Cash Retainer – Lead Independent Director	30,000
Supplemental Cash Retainer – Audit Committee Chair	20,000
Supplemental Cash Retainer – Compensation Committee Chair	15,000
Supplemental Cash Retainer – Nominating and Governance Committee Chair	15,000
Equity Retainer	140,000
Supplemental Equity Retainer – Chairman of the Board	65,000
Supplemental Equity Retainer – Lead Independent Director	65,000

The common shares subject to the restricted stock granted to satisfy the equity retainers was determined at the close of the second trading day following the release of our first quarter fiscal 2025 earnings results. Accordingly, on September 26, 2024, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2024 Annual Meeting) received an award of 3,300 shares of restricted stock. Mr. Blystone, who serves as our Chairman and Mr. Endres, who serves as our Lead Independent Director, each received 4,800 shares of restricted stock. In connection with his appointment to the Board, Mr. Standridge received a prorated equity retainer of 1,650 shares of restricted stock on April 25, 2025. All restricted stock granted to non-employee directors in fiscal 2025 will vest on September 23, 2025.

Director Compensation for Fiscal 2026

At its June 2025 meeting, upon the recommendation of the Compensation Committee, the Board determined to leave the directors’ cash retainer fees unchanged and increase the targeted value of the directors’ annual equity retainer (which is delivered in restricted stock) for fiscal 2026 by $10,000.

Director Deferral Plans

We maintain two plans that provide for the deferral of directors’ fees on a basis that is not tax qualified. The 2000 Directors NQ Plan governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the 2005 Directors NQ Plan which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the 2005 Directors NQ Plan, which are discussed below, are similar to those of the 2000 Directors NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. Under the 2005 Directors NQ Plan, non-employee directors are able to defer payment of all or a portion of their cash retainers until a specified date or until they are no longer associated with us. Any cash retainers deferred are credited to each participating director’s bookkeeping account under the 2005 Directors NQ Plan at the time the cash retainers would have otherwise been paid. Participants in the 2005 Directors NQ Plan may elect to have their bookkeeping accounts treated as invested: (a) with a rate of return reflecting (i) a fixed interest rate (4.32% for fiscal 2025) which is set annually by the Compensation Committee or (ii) the rates of return on those investment options available under the 401(k) Plan; or (b) in

72	2025 Proxy Statement • Compensation of Directors

theoretical common shares reflecting increases or decreases in the value of the common shares with dividends deemed reinvested. Any portion of a participant’s bookkeeping account credited to theoretical common shares will remain credited to theoretical common shares until distributed. Otherwise, participants in the 2005 Directors NQ Plan may change the investment options for their bookkeeping accounts at the time permitted by the 401(k) Plan for the same investment options. The 2005 Directors NQ Plan, as well as the 2000 Directors NQ Plan, are administered by the Compensation Committee. All bookkeeping accounts are fully vested. Payouts under the 2005 Directors NQ Plan are made in cash or, in the case of amounts credited to theoretical common shares, whole common shares and cash in lieu of fractional shares. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 Directors NQ Plan under defined guidelines. In the event of a defined change in control, participants’ bookkeeping accounts under the 2005 Directors NQ Plan will generally be paid out as of the date of change in control.

Equity Retainers

Under the 2006 Directors Equity Plan, the Board may grant stock options, restricted stock, restricted stock units, stock appreciation rights and whole common shares to our non-employee directors. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion. The Board has elected to satisfy the non-employee directors’ equity retainers by granting restricted stock that cliff vests on the first to occur of (a) the first anniversary of the grant date or (b) the date of the Company’s first annual meeting of shareholders following the grant date.

As noted above, on September 26, 2024, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2024 Annual Meeting) received an award of restricted stock on the second trading day following the release of our first quarter fiscal 2025 earnings results. The restricted stock will vest on September 23, 2025.

Upon a business combination or change in control, all restricted stock will fully vest. In the case of death, total disability or retirement of a non-employee director, all restricted stock will also immediately fully vest. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted stock will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the restricted stock and will be credited with any dividends paid on the restricted stock (which dividends will be distributed with the restricted stock upon vesting, or forfeited if the restricted stock is forfeited).

2025 Proxy Statement • Compensation of Directors	73

Director Compensation for Fiscal 2025

The following table sets forth information concerning the compensation earned by each individual who served as a non-employee director during fiscal 2025:

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($) (3)	Total ($)
Kerrii B. Anderson	115,000	132,231	247,231
David P. Blom	110,000	132,231	242,231
John B. Blystone	145,000	192,336	337,336
Mark C. Davis	95,000	132,231	227,231
Michael J. Endres	140,000	192,336	332,336
Paul G. Heller	95,000	132,231	227,231
Ozey K, Horton, Jr.	95,000	132,231	227,231
John H. McConnell II	95,000	132,231	227,231
Brantley J. Standridge	47,500	82,087	129,587
Billy R. Vickers	95,000	132,231	227,231
Virgil L. Winland	95,000	132,231	227,231

(1)
Since the earnings on compensation that has been deferred under the Director Deferral Plans by our non-employee directors do not represent “above-market” earnings for purposes of SEC Rules, no amount with respect to such earnings has been reported in this table.
(2)
Represents cash earned in fiscal 2025 for annual retainer fees in accordance with the cash compensation program discussed in the section captioned “Compensation of Directors — Compensation for Fiscal 2025” in this Proxy Statement.
(3)
The amounts shown in this column represent the grant date fair value of the restricted stock granted to the non-employee directors in fiscal 2025, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note K – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2025 Form 10-K for assumptions used and additional information regarding the restricted stock. On September 26, 2024, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2024 Annual Meeting) received an award of 3,300 shares of restricted stock. Mr. Blystone, who serves as our Chairman, and Mr. Endres, who serves as our Lead Independent Director, each received 4,800 shares of restricted stock. On April 25, 2025, in connection with his appointment to the Board, Mr. Standridge received a pro rata award of 1,650 shares of restricted stock. These restricted stock awards will vest on September 23, 2025.

74	2025 Proxy Statement • Compensation of Directors

Equity Compensation Plan Information

We maintain the Current Equity Plans under which common shares are authorized for issuance to eligible directors, officers and employees. Each Current Equity Plan has been approved by our shareholders. We have established the 2025 Directors Equity Plan, which is being submitted for shareholder approval at the Annual Meeting.

In addition, we maintain non-qualified deferred compensation plans and participants in these plans have had the opportunity to elect to for their bookkeeping accounts to be treated as invested in theoretical common shares reflecting increases or decreases in the fair market value of the common shares with dividends deemed reinvested. Payouts of amounts credited to theoretical common shares are made in whole common shares and cash in lieu of fractional shares. For further information about the 2005 NQ Plan, please see the discussion in the section captioned “Executive Compensation — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” in this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion in the section captioned “Compensation of Directors — Director Deferral Plans” in this Proxy Statement.

The following table shows for the Current Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding stock options and upon payout of outstanding performance shares, the weighted-average exercise price of outstanding stock options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding stock options or upon payout of outstanding performance shares, in each case as of May 31, 2025. The following table also shows for the 2005 NQ Plan and the Director Deferral Plans, as a group, the number of whole common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the 2005 NQ Plan and the Director Deferral Plans, as of May 31, 2025.

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	683,775	(1)	$33.11	(2)	7,860,328	(3)
Equity compensation plans not approved by shareholders	169,760	(4)	–	(4)	–	(5)
TOTAL	853,535	(1)(4)	$33.11	(2)(4)	7,860,328	(3)(5)

(1)
Includes 398,618 and 48,505 common shares issuable upon the exercise of outstanding stock options granted under the 2010 Stock Option Plan and the 2024 LTIP, respectively. Also includes 236,652 and 0 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding performance shares granted under the 1997 LTIP and the 2024 LTIP, respectively.

Does not include 601,158 and 0 common shares which represent the maximum number of common shares which may be paid out in respect of performance awards granted under the 1997 LTIP and the 2024 LTIP, respectively, which were outstanding as of May 31, 2025, because to date all such awards have been paid in cash. If all performance awards granted under the 1997 LTIP and the 2024 LTIP which were outstanding as of May 31, 2025, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the $58.91 closing price of the common shares on May 30, 2025, the last business day of fiscal 2025, the number of common shares which would be issued upon payout of the performance awards would be 601,158 and 0 common shares, respectively. The number of common shares, if any, actually issued with respect to performance awards granted under the 1997 LTIP and the 2024 LTIP would be based on (a) the percentage of the performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (b) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each performance award and (c) the price of the common shares at the time of payout.

(2)
Represents the weighted-average exercise price of stock options outstanding under the Current Equity Plans as of May 31, 2025. Also see footnote (1) above with respect to performance shares and performance awards granted under the 1997 LTIP and the 2024 LTIP. The weighted-average exercise price does not take these two types of awards into account.

2025 Proxy Statement • Equity Compensation Plan Information	75

(3)
Includes 7,913,740 common shares available under the 2024 LTIP and 183,240 common shares available under the 2006 Directors Equity Plan. The number shown in this column excludes 236,652 common shares representing the maximum number of common shares which may be paid out in respect of outstanding performance shares granted under the 1997 LTIP as described in the first paragraph of footnote (1) above. If less than the maximum number of common shares were paid out in respect of any outstanding performance shares, the number of common shares available under the 2024 LTIP would increase by an amount equal to that difference. In addition to stock options, performance shares and performance awards, the 2024 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted stock, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the common shares or other property. The 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted stock, restricted stock units, stock appreciation rights and whole common shares.
(4)
Includes 18,338 common shares issuable upon payout of amounts credited to theoretical common shares in the accounts of participants in the 2005 NQ Plan and 151,422 common shares issuable upon payment of amounts credited to theoretical common shares in the accounts of participants in the Director Deferral Plans. The theoretical common shares are not taken into account for purposes of the “Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights” column.
(5)
Neither the 2005 NQ Plan nor the Director Deferral Plans provide for a specified limit on the number of common shares which may be issued upon payout of amounts credited to theoretical common shares in the accounts of participants in those plans.

76	2025 Proxy Statement • Equity Compensation Plan Information

Proposal 2: Advisory Vote to Approve the Compensation of the NEOs

We are asking shareholders to approve an advisory resolution to approve the compensation of the NEOs as reported in this Proxy Statement. As described in detail in the CD&A and in the SCT and the accompanying tables and narrative in this Proxy Statement, our executive compensation programs are reviewed annually by the Compensation Committee, with advice from its independent compensation consultant and consideration given to executive compensation paid by other comparator companies. Our compensation programs are designed to foster the alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on our performance, for reaching established goals and objectives. Shareholders are urged to read the CD&A which describes in detail how our executive compensation policies and procedures achieve our compensation goals and objectives.

The direct relationship of the compensation earned by the NEOs to our performance continues to be demonstrated by the significant percentage of total compensation awarded to the NEOs in the form of variable compensation comprised of performance bonuses and long-term incentive compensation. We have also been able to reward our shareholders, not only by executing the Separation, but also by continuing to pay a regular quarterly cash dividend, which steadily increased (on a Separation-adjusted basis) over the past five fiscal years. Shareholders are urged to read the CD&A which describes in detail how our executive compensation policies and procedures achieve our compensation goals and objectives.

The vote on the advisory resolution relates to the compensation of the NEOs as a whole. The vote is advisory, which means that the vote is not binding on us, the Board or the Compensation Committee. To the extent there is any significant vote against the NEOs’ compensation for fiscal 2025 as reported, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with Exchange Act Rule 14a-21(a), we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Enterprises, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for its 2025 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the “Compensation Discussion and Analysis”, the “Fiscal 2025 Summary Compensation Table” and the related executive compensation tables, notes and narratives).

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the advisory resolution on NEO compensation. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 2 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 2, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL

OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE NEOs.

2025 Proxy Statement • Proposal 2: Advisory Vote to Approve the Compensation of the NEOs	77

Proposal 3: Approval of the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors

Introduction

We are asking our shareholders to approve the 2025 Directors Equity Plan. The 2025 Directors Equity Plan was approved by the Board on June 24, 2025, subject to approval by our shareholders. Set forth in this section entitled “Proposal 3: Approval of the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors” is a summary of the material terms of the 2025 Directors Equity Plan. This summary is qualified in its entirety by reference to the full text of the 2025 Directors Equity Plan, a copy of which is attached to this Proxy Statement as Appendix II. All capitalized terms not defined in this Proposal 3 are defined in the 2025 Directors Equity Plan.

The 2025 Directors Equity Plan is intended to replace the 2006 Directors Equity Plan. If shareholders approve the 2025 Directors Equity Plan at the Annual Meeting, the Company will not issue any new awards under the 2006 Directors Equity Plan. Following shareholder approval of the 2025 Directors Equity Plan, we will file post-effective amendments to the registration statements filed in connection with the 2006 Directors Equity Plan to withdraw from registration all common shares registered under the prior registration statements that remain unissued under the 2006 Directors Equity Plan as of September 23, 2025 (other than common shares issuable upon the settlement of awards outstanding under the 2006 Directors Equity Plan as of September 23, 2025).

Purpose of 2025 Directors Equity Plan

The purpose of the 2025 Directors Equity Plan is to enhance the value of the Company for the benefit of our shareholders by enabling us to align the interests of non-employee directors with the interests of our shareholders and to provide incentives for non-employee directors to contribute to our future success. If approved by our shareholders, the 2025 Directors Equity Plan will remain in effect until terminated by the Board.

Administration

The 2025 Directors Equity Plan is administered by the Board. The Board has the authority to select the non-employee directors to whom awards are granted, to determine the type of awards granted and the number of common shares covered by such awards, to set the terms of such awards and to cancel or suspend awards, in each case in a manner not inconsistent with the 2025 Directors Equity Plan. The Board is authorized to interpret the 2025 Directors Equity Plan and to establish, amend and rescind any rules and regulations relating to the 2025 Directors Equity Plan, to determine the terms of any agreements entered into with participants in the 2025 Directors Equity Plan, and to make all other determinations which may be necessary or advisable for the administration of the 2025 Directors Equity Plan. Any determination made by the Board will be final and conclusive.

Eligibility

Any non-employee director of the Company is eligible to be selected by the Board to receive an award under the 2025 Directors Equity Plan. As of the date of this Proxy Statement, the Company had 11 non-employee directors. Because the granting of awards under the 2025 Directors Equity Plan is discretionary, the number of non-employee directors granted awards under the 2025 Directors Equity Plan and the number of common shares subject to awards granted to each participant may vary from year to year.

78	2025 Proxy Statement • Proposal 3: Approval of the 2025 Equity Plan for Non-Employee Directors

Types of Awards

Under the 2025 Directors Equity Plan, the Board may grant the following types of awards: (a) stock options; (b) stock appreciation rights (“SARs”), in tandem with stock options or free-standing; (c) restricted stock; (d) restricted stock units (“RSUs”); and (e) other awards of common shares or awards valued in whole or in part by reference to, or otherwise based upon, common shares or other property.

Stock Options

The Board may grant stock options either alone or in addition to other awards. The exercise price (sometimes also referred to as the “option price”) of any stock option granted is to be determined by the Board, but may not be less than 100% of fair market value of the common shares on the date of the grant of the stock option. For purposes of the 2025 Directors Equity Plan, the fair market value of the common shares on a particular date has been and will continue to be the closing sale price as reported on NYSE (or such other principal exchange on which the common shares may then be traded). The closing sale price of the common shares as reported on NYSE on the Record Date was $61.70. The term of any stock option granted is to be fixed by the Board and may not exceed 10 years after the grant date. Stock options become exercisable at such time or times as determined by the Board and may be exercised by payment in full of the exercise price, either in cash or, in whole or in part, in common shares or other consideration (including, if permitted by applicable law, outstanding vested and exercisable awards) having a fair market value on the date the stock option is exercised equal to the exercise price.

SARs

The Board may grant SARs which are either free-standing or granted in tandem with stock options (either at the time of or after the grant of the related stock option but prior to the exercise, termination or expiration of the related stock option). Upon exercise of any SAR that is granted, the holder will be entitled to receive the excess of the fair market value of the common shares for which the SAR is exercised as of the exercise date over the grant price of the SAR. The grant price (which may not be less than the fair market value of the common shares on the date of grant) and other terms of any SAR granted will be determined by the Board. The term of any SAR granted will be limited to 10 years after the grant date. Payment upon the exercise of any SAR granted will be made in cash, common shares, other property or any combination thereof, as the Board determines. Any SAR related to stock option will terminate and no longer be exercisable upon the exercise or termination of the related stock option and any stock option related to an SAR will terminate and no longer be exercisable upon the exercise or termination of the related SAR.

Restricted Stock

The Board may grant restricted stock awards either alone or in addition to other awards. Restricted stock may not be transferred by the recipient until the restrictions established by the Board lapse. Unless otherwise determined by the Board, recipients of restricted stock awards are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. Each recipient of a restricted stock award will have all of the rights of holders of the common shares, including the right to vote the underlying common shares and the right to receive any cash dividends related to the underlying common shares, unless the Board otherwise determines. If a participant’s service as a non-employee director terminates during the restriction period, the participant will forfeit all restricted stock and any related dividends still subject to restriction, unless otherwise authorized by the Board.

Restricted Stock Units

The Board may grant restricted stock unit awards either alone or in addition to other awards. Restricted stock units are a promise to issue common shares at a future date upon satisfaction of specified conditions and a recipient of a restricted stock unit award will not have any rights of our shareholders before the common shares are issued. Unless otherwise determined by the Board, recipients of restricted stock units are not required to provide consideration other than the rendering of services.

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Other Stock Unit or Cash Awards

To enable us to respond quickly to significant developments in applicable tax and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Board is also authorized to grant to participants, either alone or in addition to other awards granted under the 2025 Directors Equity Plan, awards of common shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, the common shares (“other stock unit awards”). Other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or for such other consideration as determined by the Board and may be settled in common shares, cash or any other form of property in the discretion of the Board. Common shares (including securities convertible into common shares) purchased pursuant to purchase rights granted under other stock unit awards may be purchased for such consideration as the Board determines, which price may not be less than the fair market value of such common shares or other securities on the date of grant.

Limitations on Number and Amount of Awards

Under the 2025 Directors Equity Plan, no participant may be granted awards in any one calendar year with respect to more than 10,000 common shares.

Common Shares Subject to 2025 Directors Equity Plan

Subject to adjustment as described below, the 2025 Directors Equity Plan currently provides that the maximum number of common shares available for settlement of awards over the life of the 2025 Directors Equity Plan is 1,000,000.

If any common shares subject to any award under the 2025 Directors Equity Plan are forfeited or withheld for taxes, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the 2025 Directors Equity Plan.

The common shares deliverable under the 2025 Directors Equity Plan may consist in whole or in part of either authorized and unissued common shares or issued common shares which have been reacquired by the Company. No fractional common shares will be issued under the 2025 Directors Equity Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off, exchange of shares or similar transaction or other change in corporate structure or capitalization affecting the common shares or the price thereof, the Board will make such substitution or adjustment in the aggregate number or class of shares which may be delivered under the 2025 Directors Equity Plan, in the aggregate or to any one participant and in the number, class and option price or exercise price of shares subject to the outstanding awards granted under the 2025 Directors Equity Plan (including the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board deems to be equitable or appropriate to maintain the purpose of the original grant. Any such adjustment will be made consistent with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable.

The Board, without obtaining shareholder approval and except for the adjustments made as described in the immediately preceding paragraph, may not (a) amend the terms of an outstanding award to reduce the option price of an outstanding stock option or the grant price of an outstanding SAR; (b) cancel an outstanding stock option or SAR in exchange for stock options or SARs with an option price or grant price, as applicable, that is less than the option price or grant price of the original stock option or SAR; (c) cancel an outstanding stock option or SAR with an option price or grant price, as applicable, which is above the current fair market value of the common shares underlying the stock option or SAR in exchange for another award, cash or other securities; (d) take any other action that is treated as a repricing under generally accepted accounting principles; or (e) take any other action that has the effect of repricing an award, as defined under NYSE Rules (or the rules of any other securities exchange on which the common shares are then listed or traded).

The Board is authorized to make adjustments in the terms and conditions of awards in recognition of unusual or infrequently occurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the 2025 Directors Equity Plan or any award in the manner and to the extent the Board deems desirable to carry the applicable grant into effect.

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Benefits Under the 2025 Directors Equity Plan

The Board has discretionary authority to grant awards under the 2025 Directors Equity Plan. The 2025 Directors Equity Plan does not contain any provisions for automatic grants. As a result, the future awards, benefits or amounts that may be received by any individual participant or group of participants, or that would have been granted during fiscal 2025 had the 2025 Directors Equity Plan been in place, are not determinable.

Because future grants of awards under the 2025 Directors Equity Plan will be made to employees by the Board based on a subjective determination of the relative current and future contribution that each employee has made and may make to the long-term welfare of the Company, past grants may not be reflective of future grants under the 2025 Directors Equity Plan.

For more information regarding the number of common shares available for issuance under the 2006 Directors Equity Plan, see the “Equity Compensation Plan Information” section of this Proxy Statement. As of the Record Date, the closing price for the common shares was $61.70.

Nonassignability of Awards

Unless the Board determines otherwise at the time an award is granted, no award granted under the 2025 Directors Equity Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will, by designation of a beneficiary to exercise the participant’s rights with respect to the award after the participant’s death, or by the laws of descent and distribution. Each award is exercisable, during a participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. For purposes of clarity, once shares have been issued in connection with an award and all applicable restrictions have lapsed, the shares are freely transferable by the participant.

Amendment and Termination

The Board may amend, alter or discontinue the 2025 Directors Equity Plan, provided that no such action may impair the rights of a participant under an outstanding award without the participant’s consent. In addition, without shareholder approval, no amendment may be made which would (a) increase the total number of common shares reserved for delivery under the 2025 Directors Equity Plan, (b) change the class of employees eligible to participate in the 2025 Directors Equity Plan, or (c) otherwise require shareholder approval under applicable law or the rules of any securities exchange on which our securities are listed or traded. The Board may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent.

Change in Control

To maintain the participants’ rights, unless the Board determines otherwise at the time of grant with respect to a particular award, in the event of a Change in Control of the Company:

any stock options and SARs outstanding as of the date of a Change in Control, and which are not then exercisable and vested, will become fully exercisable and vested to the full extent of the original grant; however, if an SAR is held by a participant who is subject to Section 16(b) of the Exchange Act, the SAR will not become fully vested and exercisable unless the SAR has been outstanding for at least six months;

the restrictions applicable to any restricted stock award will lapse, and the underlying common shares will become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

the restrictions and other conditions applicable to any restricted stock units, other stock unit awards or any other awards will lapse, and the restricted stock units, other stock unit awards or other awards will become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

For purposes of the 2025 Directors Equity Plan, a Change in Control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or

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more of the outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the effective date of the 2025 Directors Equity Plan, was an affiliate of the Company owning in excess of 10% of the outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person.

Cancellations and Forfeitures

The Board has the power to determine whether, to what extent, and under what circumstances, any award is to be cancelled or suspended. In particular, but without limitation, all outstanding awards to any participant will be cancelled if the participant, without the consent of the Board, becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest, as determined by the Board), any business that is in competition with the Company or with any business in which we have a substantial interest as determined by the Board.

Unless otherwise provided in an award agreement, if a participant terminates service as a non-employee director in connection with the participant’s death or disability, all of the participant’s outstanding awards shall become full vested as of the termination date and the outstanding stock options and SARs may be exercised at any time before the earlier of (i) the last day of the applicable exercise period and (ii) the third anniversary of the termination date.

In the event a participant terminates service as a non-employee director for any reason whatsoever, and within 18 months after ceasing to serve as a non-employee director, becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest, as determined by the Board), any business that is in competition with us or with any business in which we have a substantial interest as determined by the Board, the Board, in its sole discretion, may require such participant to return to us the economic value of any award which had been realized or obtained (measured at the date of exercise or payment) by such participant at any time during the period beginning on that date which is six months prior to the date of such participant’s termination of service as a non-employee director with us.

Withholding for Taxes

In the unlikely event that withholding is legally required in connection with an award granted or payment due to a non-employee director under the 2025 Directors Equity Plan, we are authorized to withhold the amount that we determine is required, in our opinion, to satisfy all obligations for the payment of such taxes, from any award granted or payment due under the 2025 Directors Equity Plan. The Board is authorized to establish procedures for election by participants to satisfy their respective withholding taxes by delivery of, or directing us to retain, common shares, unless otherwise specified by the Board in the applicable award agreement.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to awards granted or which may be granted under the 2025 Directors Equity Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the tax consequences of participating in the 2025 Directors Equity Plan.

Stock Options

A participant will not recognize taxable income when a stock option is granted, and we will not receive a deduction at that time, assuming the stock option does not have a readily ascertainable fair market value at the time it is granted. When a stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying common shares on the date of exercise over the aggregate exercise price, and we will be entitled to a corresponding deduction. If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant receives upon exercise over the number of the common shares the participant surrenders, less any cash used to pay the exercise price.

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SARs

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate grant price of the SAR, if any, and we will be entitled to a corresponding deduction.

Restricted Stock

Generally, a participant who has been granted a restricted stock award will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the lapse of the substantial risk of forfeiture, the participant will recognize ordinary income equal to the then fair market value of the underlying common shares, less any consideration paid for such common shares, and we will be entitled to a corresponding deduction.

A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date of grant of a restricted stock award equal to the fair market value of the common shares underlying the award on the grant date (less any amount paid by the participant for the common shares underlying the award) and to have the applicable capital gain holding period commence as of that date. If the restrictions on the restricted stock ultimately do not lapse, the participant may not take a tax deduction in connection with the forfeiture of the restricted stock subject to the election under Section 83(b) of the Internal Revenue Code.

Restricted Stock Units

A participant who has been granted a restricted stock unit award will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. In general, the participant will recognize ordinary income when the restricted stock units are settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and we will be entitled to a corresponding deduction.

Other Stock Unit Awards or Cash Awards

A participant will not recognize taxable income when another stock unit award is granted, and we will not receive a deduction at that time. In general, the participant will recognize ordinary income when the other stock unit award is settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and we will be entitled to a corresponding deduction. Additionally, the same amount will be subject to applicable employment taxes, including social security and Medicare taxes.

Miscellaneous

When a participant sells the common shares received pursuant to the exercise or settlement of an award under the 2025 Directors Equity Plan, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year (or, in the case of a restricted stock award, more than one year from the date of the lapse of the substantial risk of forfeiture unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code as described above). If the participant holds the common shares for one year or less, the gain or loss will be a short-term capital gain or loss.

Sections 280G and 4999 of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code impose penalties on “excess parachute payments.” A parachute payment occurs when the “value” of all amounts paid to a “disqualified individual,” “in connection with a change in control,” each as defined under Section 280G of the Internal Revenue Code, is equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the disqualified individual’s entire period of service if that period is less than five calendar years). This average is called the

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“Base Amount.” An excess parachute payment is the amount equal to the excess of any parachute payments over 100% of the Base Amount.

Under Section 4999 of the Internal Revenue Code, if a disqualified individual receives an excess parachute payment, the disqualified individual is subject to an excise tax equal to 20% of such excess parachute payment. This tax is due in addition to other federal, state and local income, wage and applicable employment taxes. Also, under Section 280G of the Internal Revenue Code, the Company would not be able to deduct the amount of any disqualified individual’s excess parachute payment.

Recommendation, Resolution and Required Vote

The Board believes that the 2025 Directors Equity Plan and the ability of the Board to grant awards thereunder are important for us to maintain competitive compensation plans, thus enhancing our ability to attract and retain directors having the experience and abilities necessary to contribute to the success of our business.

The proposal to approve the 2025 Directors Equity Plan will be submitted to our shareholders in the form of the following resolution:

RESOLVED, that the shareholders of Worthington Enterprises, Inc. (the “Company”) approve the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors as included with the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders.

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the 2025 Directors Equity Plan. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 3 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 3, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the resolution. Broker non-votes will not be counted in determining the required vote.

THE COMPENSATION COMMITTEE AND THE BOARD UNANIMOUSLY

RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE PROPOSAL

TO APPPROVE THE 2025 DIRECTORS EQUITY PLAN

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Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm

The selection of our independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence. As a result, the Audit Committee has selected KPMG to serve as our independent registered public accounting firm for fiscal 2026 and recommends that our shareholders ratify that selection. KPMG audited our consolidated financial statements as of May 31, 2025 and May 31, 2024 and for each of the fiscal years in the three-fiscal-year period ended May 31, 2025, and the effectiveness of our internal control over financial reporting as of May 31, 2025. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Required Vote and Board’s Recommendation

The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2026. The properly executed proxy of a holder of the common shares entitled to vote on the proposal marked “abstain” with respect to Proposal 4 will not be voted with respect to such matter. Accordingly, for purposes of Proposal 4, abstentions will be counted in determining the required vote and will have the effect of a vote “against” the proposal.

Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND
THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

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Audit Committee Matters

Report of the Audit Committee for the Fiscal Year Ended May 31, 2025

The Audit Committee oversees our financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and the annual independent audit of our consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements and the reporting process, for the appropriateness of our accounting principles and reporting policies, for our establishment and maintenance of an effective system of internal control over financial reporting, and for the issuance of our annual report on the assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm, KPMG, is responsible for auditing our annual consolidated financial statements included in our Annual Report on Form 10-K in accordance with the standards of the PCAOB and issuing its report thereon based on such audit, for issuing an audit report on the effectiveness of our internal control over financial reporting, and for reviewing our unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management our audited consolidated financial statements at and for the fiscal year ended May 31, 2025, and discussed with management the quality, not just the acceptability, of the accounting principles and policies as applied in our financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In addition, the Audit Committee met with our management and internal auditors and KPMG throughout the year, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of our internal control over financial reporting, including management’s and KPMG’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of our financial reporting. Throughout that period, the Audit Committee reviewed the plan of management for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has discussed with KPMG the independence of that firm from our management and us. KPMG is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. The Audit Committee has received the written disclosures and the communications from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has considered KPMG’s provision of permitted non-audit services to us (including our subsidiaries) and concluded that the provision of such services is compatible with maintaining KPMG’s independence. The Audit Committee has also discussed with KPMG any relationships with or other services to us (including our subsidiaries or affiliates) that may impact the objectivity and independence of KPMG. The Audit Committee has satisfied itself as to the independence of KPMG.

Our management and KPMG have represented to the Audit Committee that our audited consolidated financial statements, as of and for the fiscal year ended May 31, 2025, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with our management and with KPMG.

Based on the Audit Committee’s discussions with our management and KPMG and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee unanimously recommended to the Board that our audited consolidated financial statements be included (and the Board approved such inclusion) in the 2025 Form 10-K filed with the SEC on July 30, 2025.

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The Audit Committee is responsible for authorizing the appointment, compensation, and retention of, and overseeing the work of, our registered public accounting firm. On an annual basis, the Audit Committee evaluates the qualifications, performance and independence of KPMG and determines, after considering the impact of a change in our independent auditor, whether to select KPMG for the coming year. KPMG has been our independent registered public accounting firm since 2001. KPMG periodically rotates its lead audit engagement partner who cannot hold that position for more than five years, and the Audit Committee takes an active role in the process of evaluating and selecting the new lead audit engagement partner. The Audit Committee believes there are benefits to having an independent registered public accounting firm with an extensive history with the Company, and that KPMG’s institutional knowledge of us and our business, operations, accounting policies, financial systems and informal control framework leads to efficiencies in its work and to higher quality audit work and accounting advice.

The Audit Committee has selected KPMG as our independent registered public accounting firm for fiscal 2026 and unanimously recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Board:

Audit Committee

Kerrii B. Anderson, Chair
David P. Blom
Mark C. Davis
Paul G. Heller

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Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under SEC Rules and PCAOB standards, the charter of the Audit Committee requires the Audit Committee to review and pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from us. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting. The SEC Rules and PCAOB standards specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of our independent registered public accounting firm.

All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and our CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules and PCAOB standards governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of fiscal 2025 and fiscal 2024 were as follows:

Type of Fees	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees	1,611,366	1,619,953
Audit-Related Fees	12,583	47,766
Tax Fees	40,872	5,365
Other Fees	52,893	0
Total	1,717,714	1,673,084

All of the services rendered by KPMG to us during fiscal 2025 and fiscal 2024 were pre-approved by the Audit Committee.

In accordance with SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of our consolidated financial statements; the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10‑Q; the audit of our internal control over financial reporting; the audit of the financial statements of certain of our foreign subsidiaries; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

"Audit-Related Fees" primarily include fees related to carve-out audited financial statement procedures associated with the Separation.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

"Other Fees" are fees for professional services rendered for compliance, assessment and advisory services.

88	2025 Proxy Statement • Audit Committee Matters

Miscellaneous Items

Householding of Annual Meeting Materials

The SEC has implemented rules regarding the delivery of our proxy materials (i.e., notices of annual meeting of shareholders, annual reports, proxy statements and Notices of Availability) to households. This method of delivery, often referred to as “householding”, would permit us to send (a) a single annual report and/or a single proxy statement, or (b) a single Notice of Availability to any household at which two or more registered shareholders reside if we reasonably believe such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with SEC Rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces our expenses. Registered shareholders sharing an address may request delivery of a single copy of our proxy materials by contacting our Investor Relations Department at Worthington Enterprises, Inc., 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Director, Investor Relations.

Many brokers, banks and other holders of record considered to be the registered shareholder with respect to the common shares for beneficial owners have instituted householding. If your family or others with a shared address have one or more accounts under which you beneficially own the common shares, you may have received householding information from your broker, bank or other holder of record in the past. Please contact your broker, bank or other holder of record directly if you have questions, require additional copies of this Proxy Statement, our 2025 Annual Report or the Notice of Availability and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact your broker, bank or other holder of record if you wish to institute householding.

Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Shareholder Proposals for 2026 Annual Meeting

Shareholders seeking to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to our Secretary. Under Section 1.08(A) of our Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, our principal executive offices not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “Corporate Governance — Nominating Procedures” in this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all SEC Rules. Pursuant to Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at our 2026 Annual Meeting must be received by us no later than April 15, 2026, to be eligible for inclusion in our proxy materials relating to the 2026 Annual Meeting. Upon receipt of a shareholder proposal, we will determine whether or not to include the proposal in the proxy materials in accordance with SEC Rules. In addition, to comply with the SEC Rules regarding universal proxies, a shareholder intending to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 27, 2026, the first business day following the date that is 60 days prior to the first anniversary of the 2025 Annual Meeting.

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The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if we did not have notice of the matter at least 45 days before the date on which we first sent our proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or proxy card. Any written notice required as described in this paragraph must have been given by June 30, 2025, for matters to be brought before the 2025 Annual Meeting. Any written notice required as described in this paragraph must be given by June 29, 2026, for matters to be brought before the 2026 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “Shareholder Proposals for 2026 Annual Meeting” section must be sent to the attention of our Secretary at Worthington Enterprises, Inc., 200 West Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

Future Electronic Access to Proxy Materials and Annual Report

Registered shareholders can further reduce the costs incurred by us by consenting to receive all future proxy statements, forms of proxy, annual reports and Notices of Availability, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

Annual Report on Form 10-K

Our audited consolidated financial statements for fiscal 2025 are included in the 2025 Annual Report. Additional copies of these financial statements and our 2025 Form 10-K (excluding exhibits) may be obtained, without charge, by sending a written request to our Investor Relations Department at 200 West Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Director, Investor Relations. The 2025 Form 10-K is also available on our website located at www.worthingtonenterprises.com and can also be found on the SEC website located at www.sec.gov.

References

This Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on the websites referenced herein is not part of this Proxy Statement.

Other Business

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or will not serve, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

Dated: August 13, 2025	Patrick J. Kennedy,
Secretary

90	2025 Proxy Statement • Miscellaneous Items

Appendix I

Companies in Comparator Group

3M	7-Eleven	A.O. Smith	Aaron's
Abercrombie & Fitch	ABM Industries	Accenture	Acronis
Acuity Brands	Adecco Group	Adient	Adtalem Global Education
AECOM	Aera Energy	Aerojet Rocketdyne	AerSale
Aesop	Ahold Delhaize	Air Liquide	Air Products
AirBorn	Airbus Group (EADS)	Airlines Reporting	AKQA
Alaska Air Group	Albertsons	Alcoa	Allegheny Technologies
Allianz Technology	Allison Transmission	Allnex	Altice USA
Altria Group	Amadeus North America	Amazon.com	AMC Networks
Amentum	American Airlines	American Express Global Business Travel	American Regent
American Sugar Refining	American Textile	American Tower	American Water Works
Americas Styrenics	Americold Logistics	AmeriHealth Caritas	AMETEK
AMSTED Industries	Andersen	Andersons	APi Group
Apple	AptarGroup	APTIM	Aramark
Aramark Uniform Services	Arcadis	Arconic	Arkema
Armstrong World Industries	Arup Group	Asahi Kasei	Ascena Retail
ASRC Federal Holding Company	Astec Industries	AT&T	ATI Physical Therapy
Automatic Data Processing	AvalonBay Communities	Avanade	Avery Dennison
Aviat Networks	Avient Corporation	Avis Budget Group	Avnet
Axalta Coating Systems	Axios Media	BAE Systems	Bain & Company
Baker Hughes	Balfour Beatty	Ball	Barr
Barrick Gold of North America	Bausch Health Companies	Baxter	Beacon Roofing Supply
Beam Suntory	Bechtel	Becton Dickinson	Belk
Benco Dental	Berry Global	Best Buy	BetMGM
Big Lots	Biogen	BJ's Wholesale Club	Black & Veatch
Black Knight	Bloomin Brands	BMG Rights Management	BNSF Railway
Boddie-Noell Enterprises	Boeing	Bombardier	Booz Allen Hamilton
BorgWarner	Bose	Boston Consulting Group	Boston Scientific
BrandSafway	Bridgestone Americas	Bright Horizons	Brink's
Broadridge Financial Solutions	Brooks Sports	Broughton Partners	Brown-Forman
BRP - Bombardier Recreational Products	Bunge	Bush Brothers & Company	C&S Wholesale Grocers
Cabot	CACI International	Campbell Soup	Canadian National Railway
Canadian Pacific Railway	Canfor Corporation	Capri Holdings	Cardinal Health
Cargill	Carmeuse North America Group	Carnival	Carrier Global Corporation
CDM Smith	CDW	Celanese	Celestica
Ceridian HCM	CF Industries	CGI Technologies and Solutions	Chamberlain Group
Charter Communications	Cherokee Nation Businesses	Chewy.com	CHS
Church & Dwight	Cisco Systems	CITGO Petroleum	Claire's
Clarivate Analytics	Clearwater Paper Corporation	Cleveland-Cliffs	Clorox
Coca-Cola	Cognizant	Colgate-Palmolive	Collective Health
Colliers International	Colonial Pipeline Company	Colsa	Columbus McKinnon
Commercial Metals	Commercial Vehicle Group	CommonSpirit Health	CommScope
Compass	Compass Group, North America Division	ConAgra Brands	Concentra Inc
Condé Nast Publications	Conduent	Conemaugh Memorial Medical Center	Conga
Continental Automotive Systems	CoorsTek	CoreLogic	Corning
Corteva Agriscience	Coty	Covestro	Cox Enterprises
Cracker Barrel Old Country Stores	Crowley Maritime Corporation	Crown Castle	CSC ServiceWorks
CSX	CTB Inc	Curtiss-Wright	Cushman & Wakefield
Custom Truck One Source	CVR Energy	CVS Health	CWT
Daiichi Sankyo	Daikin Industries	Dairy Farmers of America	Dana
Darden Restaurants	Dart Container	Day & Zimmermann	Deckers Brands
defi SOLUTIONS	Delinian	Delta Air Lines	Deluxe
Dematic Group	DePaul University	Derse	Deutsche Post
Diageo	Diamond Sports Group	Dick's Sporting Goods	DIRECTV
Dispatch Health	dLocal	Dollar Tree	Domino's Pizza
Donaldson	Donnelley Financial Solutions	Dormakaba	Dorman Products
Dot Foods	Dover	Dow Chemical	Dow Jones
DPR Construction	Draslovka	Drax Power Group	Driscoll's
Driven Brands	Dun & Bradstreet	DuPont	DXC Technology
E.A. Sween Company	E.W. Scripps	EAB Global	Eastman Chemical
Eaton	EBSCO Information Services	ECOBAT Technologies	Ecolab
Edwards Lifesciences	Elbit Systems of America	Electrolux	EMCOR Group
Emerson Electric	Encompass Health Corporation	Endo	Energizer
EnPro Industries	Entain	Enviri	Envision Healthcare Corporation
Envista Holdings	EOS	Equifax	Equinix
Equisoft	Ericsson	Ernst & Young	Evoqua Water Technologies
Excelerate Energy	Expedia	Experian Americas	Express
Fairview Ltd.	Fanatics	Ferrara Candy Company	FirstGroup
Fiserv	Flowserve	Fluor	Fluor Marine Propulsion
FOCUS Brands	Foot Locker	Forbes	Ford
Fortune Brands Home & Security	Fossil	Foundever	Four Seasons Hotels and Resorts
Freeport-McMoRan	Fresenius Medical Care NA	Freshworks	Freudenberg
Frontier Communications	Fruit of The Loom	GAF Materials	Gap
Gates	GATX	Generac Power Systems	General Atomics
General Dynamics	General Dynamics Information Technology	General Mills	General Motors
Genuine Parts	Gerdau Long Steel North America	Gerson Lehrman Group	Getac Technology
Getinge	Getty Images	Gildan Activewear	Glanbia Group Services
Global Infrastructure Solutions, Inc.	Global Payments	GLOBALFOUNDRIES	Globalization Partners
Globe Union	Glory Global Solutions	GOJO Industries	Goodyear Tire & Rubber
Graco	Graham Packaging	Granite Construction	Graphic Packaging
Greif	Grey	Greyhound Lines	Group 1 Automotive
GroupM	Guardian Pharmacy	GXO Logistics	H&R Block

2025 Proxy Statement • Appendix I	I-1

H.B. Fuller	Harley-Davidson	Harman International Industries	Havas Group
HCA Healthcare	HDR	HealthEquity	HealthMap Solutions
Hearst	Heidelberg Materials	HelloFresh	Helmerich & Payne
Hendrickson	Henry Schein	Herbalife	Herc Rentals
Hershey	Hertz	Hexcel	Hexion
Hillenbrand	Hilton Worldwide	Hines	Hirose Electric
Hitachi Solutions	Hitachi Vantara	HNI	HNTB
Hogarth Worldwide	HOLT CAT	Home Depot	Honeywell
Hormel Foods	Hotelbeds	Houghton Mifflin Harcourt	Howard Hughes Corporation
HP Inc.	Huhtamaki	Hunt Consolidated	Hypertherm
IBM	IDEX Corporation	iHeartMedia	iHerb
IKEA	Ilitch Holdings	Illinois Tool Works	Imperial Dade
Incora	Ingevity	Ingram Industries	Inmar
INNIO Jenbacher	Innospec	In-N-Out Burgers	Integer Holdings
Integra Lifesciences	Intercontinental Hotels Group	International Data Group	International Game Technology
International Paper	Interstate Batteries Systems	IPEX Management	IQVIA
Iron Mountain	Ixom	J. Crew	J. Jill Group
J. Skinner Baking Company	J.C. Penney Company	J.M. Smucker	Jabil Circuit
Jacobs Engineering	Jacobs Technology	Jefferson Science Associates	JELD-WEN
Jenoptik	Jet Propulsion Laboratory (Caltech)	JetBlue Airways	JM Family Enterprises
John Wiley & Sons	Johns Manville	Johnson Controls	K. Hovnanian Companies
Kantar Group	KBR	KEEN	Kelly Services
Kelsey-Seybold Clinic	Kenco Management Services	Kennametal	Keurig Dr Pepper
KI, Inc	Kimley-Horn and Associates	Kin + Carta	KinderCare Education
Kinross Gold	Kohler	Kohl's	Kontoor Brands
KPMG	Krones	Kronos Worldwide	L.L. Bean
L3Harris	Labcorp	Lakeshore Learning Materials	Lam Research
Land O'Lakes	Landor & Fitch	Laureate Education	Lear
Learning Care Group	Ledcor Industries	Leggett and Platt	Leidos
Lennox International	Les Schwab Tire Centers	Lexmark	Liberty Global
Liberty Latin America	Lifepoint Health	Lincoln Electric	LKQ
Lockheed Martin	Loram Maintenance of Way	L'Oréal	Lowe's
Luck Companies	Lululemon Athletica	LyondellBasell	M. A. Mortenson Company
Macy's	Magellan Midstream Partners	Makino	Mark Anthony Group
Marriott International	Mars Incorporated	Martin Marietta	Marvin
Mary Kay	MasterBrand	Mastercard	Matrix Service
Mattel	Maximus	McCain Foods	McCormick
McDermott International	McDonald's	McGraw-Hill Education	McKesson
McLane Company	Medable	Medline Industries	MedVet
Meijer	Messer Americas	Meta	Microsoft
MillerKnoll	MIT Technology Review	Mitsubishi International	Mohawk Industries
Molina Healthcare	Molson Coors Beverage Company	Momentive Performance Materials	Mondelez
MoneyGram	MongoDB	Moove	Movella
Moxa	MSA Safety	Mueller Water Products	National Vision
NBA - National Basketball Association	NCR	Neiman Marcus Group	Neoris
Neste Oyj	NetJets	New Era Cap	New York Times
Newell Brands	Newmont Mining	News Corporation	Newsday
Niagara Bottling	Nidec Global Appliance	Nintendo of America	Nissan Motor
NNV Ventures	Noble Corporation	Nordson	Norfolk Southern
Northern Tool + Equipment	Northrop Grumman	Northwest Permanente PC	Northwest Pipe Company
NOV	NOVA Chemicals Inc.	Novelis	Novo Nordisk
NOW Foods	Nu Skin Enterprises	Nutrien	nVent
Oak Street Health	Occidental Petroleum	Oceans Healthcare	Ogilvy
Oldcastle BuildingEnvelope	ON Semiconductor	ONEOK	Openlane
OpSec Security	Oracle	Orano	Otis Elevator Company
Otsuka Pharmaceutical	Otter Products	Outfront Media	Owens & Minor
Owens-Illinois	Oxford Industries	Pactiv	Panasonic of North America
Panda Restaurant Group	Paramount Global	PAREXEL	Parker Hannifin
Parsons Corporation	Party City	Paychex	Pearson
PENN Entertainment, Inc.	Penske Truck Leasing	Pentland Brands	PepsiCo
Peraton	Percepta	Performance Food Group	Pernod Ricard
Philip Morris International	Physicians Endoscopy	Pitney Bowes	PKC Group
Plexus	Pohlad Companies	Polaris Industries	Politico
Praxair	Precision Castparts	Preformed Lined Products	Progressive Leasing
ProLink Staffing	Promethean	Prosegur Cia de Seguridad	Protolabs
PulteGroup	Puma	Purdue Pharma	PVH Corp.
QTC Management	QTI Human Resources	Quad	Qurate Retail Group
Rackspace Technology	Raising Cane's Chicken Fingers	RAND Corporation	Randstad
Rayonier	Rayonier Advanced Materials	Raytheon Technologies	Recreational Equipment
Red Bull Media	RELX Group	Republic Services	Resideo
Rev Group	Revantage Corporate Services	Reynolds American	Rheem Manufacturing
RiceTec	Rich Products	Richardson International	Ricoh Americas
Rio Tinto	Robroy Industries	Rockwell Automation	Rolls-Royce North America
Royal Caribbean Cruises	RSM US LLP	RXO Inc.	Ryder System
Ryerson	S&C Electric	S.C. Johnson & Son	Saddle Creek Logistics Services
Safelite Auto Glass	SAIC	Saint-Gobain	Sally Beauty
Samsung	Samuel, Son & Co. Limited	San Manuel Band of Mission Indians	SAP
Saputo	SAS Institute	Sazerac Company	Schlumberger
Schnuck Markets Inc	Scholastic	School Specialty	Schreiber Foods
Scientific Research Corporation	Scotts Miracle-Gro	Sealed Air	Seminole Hard Rock Support Services
Sensient Technologies	Sephora	Serco Group	Sercomm
SES	SGS - Société Générale de Surveillance	SharkNinja	Shaw Industries
ShawCor	Sherwin-Williams	Sierra Nevada Corporation	Sierra Space
SIG Combibloc	Silgan Containers	Sinclair Broadcast Group	SITA
Slalom	Sleep Number	Smithfield Foods	SMSC Gaming Enterprise
Snap One	Snap-on	Sodexo	Solenis
Somfy	Sonepar USA	Sonoco Products	Sony Electronics
Southeastern Freight Lines	Southern Glazer's Wine and Spirits	Southwest Airlines	Southwire Company
Sovos	SpartanNash	SpecialtyCare	Spectrum Brands
Spirit AeroSystems	Spirit Airlines	Springfield Clinic	SPX Corporation
Stanley Black & Decker	Stantec	Star Tribune	Starbucks
Steelcase	Stepstone	Steris	Stolt-Nielsen
Straumann	Sun Chemical	Sunbelt Rentals	SunCoke Energy
Sunstar Americas	Sunstar Engineering Americas	Superior Industries International	Sweetgreen

I-2	2025 Proxy Statement • Appendix I

Sylvamo	Sysco Corporation	Tailored Brands	Tapestry
Target	Taubman Centers	TaylorMade Golf	TD Synnex
TDS Telecom	TE Connectivity	TeamHealth	TEGNA
Tellurian	Tenet Healthcare Corporation	Tennant Company	Terex
Terumo BCT	Teva Pharmaceutical Industries	Textron	The Boldt Company
The Christ Hospital	The Marcus Corporation	Thomson Reuters	Thyssenkrupp
Tiffany & Co.	Timken	T-Mobile USA	Toro
Torrid	Tory Burch	Toyota Motor	Trane Technologies
Transocean	Travel + Leisure Co.	Treehouse Foods	Tri Pointe Homes
Trijicon Inc	Trilogy Health Services	TriNet	Trinity Industries
Triumph Group	TriWest Healthcare Alliance	TTEC	TTI
Tyson Foods	U.S. Xpress Enterprises	Uline	ULTA Salon, Cosmetics & Fragrances
Ultra Electronics	Underwriters Laboratories	Unilever United States	Union Pacific Corporation
Unisys	United Launch Alliance	United Natural Foods	United States Cellular
United States Steel	UnitedHealth Group	Univar	Universal Health Services
University of Maryland Medical Center	University of Phoenix	UPS	Urban Outfitters
URS CH2M Oak Ridge (UCOR)	US Foods	USG Corporation	Valero Energy
Valmont Industries	Valvoline	Varsity Brands	Vectrus
Ventura Foods	Veolia Environnement	Vericast	Veritiv
Vertex Pharmaceuticals	Vertiv	Vesuvius Flow Control NAFTA	VF Corporation
Vibrantz Technologies	Vice Media Group	Victoria's Secret	VillageMD
Visteon	Vitesco Technologies	Vizient	VMLY&R
Volaris Group	Volkswagen Group of America	Vontier	Vulcan
Vulcan Materials	W.R. Grace	W.W. Grainger	Wabtec
Walgreens Boots Alliance	Walmart	Walt Disney	Warner Bros. Discovery
Warner Music Group	Washington River Protection Solutions	Waste Management	Waters
Waterton Property Management	Wawa	Weatherford	Weir Group
Wells Enterprises	Wendy's Group	West Pharmaceutical Services	Westlake Chemical
WestRock	Weyerhaeuser	Whataburger Restaurants	Whirlpool
White & Case	Wichita State University	Wildlife Studios	Wilmer Cutler Pickering Hale and Dorr LLP
Winnebago Industries	Wistron NeWeb	Wood	Woodward
World Fuel Services	Worthington Industries	Wunderman Thompson	Wyndham Hotels & Resorts
Xerox	Xtek Inc	Xylem	Yahoo!
Yanfeng Global Automotive Interior Systems	Yazaki Corporation	YETI Coolers	Yondr Group
Yum! Brands	Zamora Company	Zayo Group	Zimmer Biomet
Zoetis

2025 Proxy Statement • Appendix I	I-3

Appendix II

Worthington Enterprises, Inc.
2025 Equity Plan for Non-Employee Directors

1. Purpose. The purposes of the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors (this “Plan”) are to align the interests of Non-Employee Directors of Worthington with those of Worthington’s shareholders and to provide Non-Employee Directors with incentives to contribute to the Company’s future success, thus enhancing the value of the Company for the benefit of Worthington’s shareholder. This Plan is effective on the Effective Date. Capitalized terms used and not otherwise defined in this Plan have the meanings ascribed to them in Section 15 hereof.

2. Administration. This Plan shall be administered by the Board. The Board shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (a) select the Non-Employee Directors to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares or canceled or suspended; (f) interpret and administer this Plan and any instrument or agreement entered into under this Plan; (g) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (h) make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Plan. Decisions of the Board shall be final, conclusive and binding upon all Persons, including the Company, any Participant and any shareholder. A majority of the members of the Board may determine its actions and fix the time and place of its meetings. The Board, in its sole discretion, may delegate any duties associated with this Plan to any person that it deems appropriate, except that the Board may not delegate any duties that the Board is required to discharge to comply with applicable laws and regulations.

3. Duration and Shares.

a. Term. This Plan shall remain in effect until terminated by the Board.

b. Shares Subject to this Plan. The maximum number of Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 3(c) of this Plan, shall be equal to 1,000,000. Notwithstanding the foregoing, no Participant may be granted Awards in any one calendar year with respect to more than 10,000 Shares.

For the purpose of computing the total number of Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards. Shares which were previously subject to Awards shall again be available for Awards under this Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or property other than Shares or exchanged for other Awards including any withholding or surrender of Shares to pay taxes (to the extent of such forfeiture, termination, withholding, surrender or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Any Shares which are used as full or partial payment to Worthington by a Participant of the option price of Shares upon exercise of an Option shall again be available for Awards under this Plan.

Shares which may be issued under this Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by Worthington. No fractional Shares shall be issued under this Plan.

c. Changes in Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off, exchange of shares or similar transaction or other change in corporate structure or capitalization affecting the Shares or the price thereof, such adjustments

2025 Proxy Statement • Appendix II	II-1

and other substitutions shall be made to this Plan and to the Awards as the Board in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under this Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under this Plan, and in the number, class and kind of Shares subject to Awards granted under this Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number. Any adjustment made pursuant to this Section 3(c) shall be made consistent with the requirements of Section 409A of the Code, to the extent applicable.

d. Prohibition on Repricing. Except for adjustments made pursuant to Section 3(c) of this Plan, in no event may the Board, without obtaining the approval of Worthington’s shareholders: (a) amend the terms of an outstanding Award to reduce the option price of an outstanding Option or the grant price of an outstanding Stock Appreciation Right; (b) cancel an outstanding Option or Stock Appreciation Right in exchange for Options or Stock Appreciation Rights with an option price or grant price, as applicable, that is less than the option price or grant price of the original Option or Stock Appreciation Right; (c) cancel an outstanding Option or Stock Appreciation Right with an option price or grant price, as applicable, which is above the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right in exchange for another Award, cash or other securities; (d) take any other action that is treated as a “repricing” under generally accepted accounting principles; or (e) take any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

4. Eligibility. Any Non-Employee Director shall be eligible to be selected as a Participant.

5. Options. Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan. Any Option granted under this Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall deem desirable. The provisions of Options need not be the same with respect to each Participant.

a. Option Price. The option price per Share purchasable upon exercise of an Option shall be determined by the Board in its sole discretion; provided that such option price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

b. Option Period. Subject to Section 12(b), the term of each Option shall be fixed by the Board in its sole discretion.

c. Exercisability. Options shall be exercisable at such time or times as determined by the Board.

d. Method of Exercise. Subject to the other provisions of this Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares already owned by the Participant or other consideration (including, where permitted by law, by delivery or surrender of outstanding vested and exercisable Awards, including through the withholding of Shares which would otherwise be issued in connection with the exercise of a vested and exercisable Option), having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration unless the Board may otherwise specify in the applicable Award Agreement.

6. Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and may, but need not, relate to a specific Option granted under Section 5. Any Stock Appreciation Right granted under this Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Stock Appreciation Right shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of

II-2	2025 Proxy Statement • Appendix II

this Plan, as the Board shall deem desirable. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

a. Term. Subject to Section 12(b), the term of each Stock Appreciation Right shall be fixed by the Board in its sole discretion.

b. Exercisability. Each Stock Appreciation Right shall be exercisable at such time or times as determined by the Board.

c. Method of Exercise. Subject to the other provisions of this Plan and any applicable Award Agreement, any Stock Appreciation Right may be exercised by the Participant in whole or in part at such time or times.

7. Restricted Stock and Restricted Stock Units.

a. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

b. Restricted Stock or Restricted Stock Unit Award Agreement. Each Award of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the restriction period, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Board shall determine which are not inconsistent with the terms of this Plan.

c. Other Conditions and Restrictions. The Board may impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable or desirable. Such conditions and restrictions may include, but shall not be limited to, a requirement that the Participant pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, acceleration of a restriction period based on the achievement of performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Board upon vesting of such Restricted Stock or Restricted Stock Units.

Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion shall determine.

d. Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Board in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock awarded under this Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Restricted Stock have been satisfied or lapse. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Restricted Stock Award have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

e. Rights. Unless otherwise determined by the Board and set forth in a Participant’s Award Agreement, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends paid on

2025 Proxy Statement • Appendix II	II-3

Restricted Stock. Any dividends paid on the Restricted Stock will be subject to the same restrictions that apply to the Restricted Stock with respect to which the dividend was paid.

A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. A Participant shall have no dividend rights with respect to any Restricted Stock Units granted hereunder unless the Participant is also granted Dividend-Equivalent Rights. Any Participant selected by the Board may be granted Dividend-Equivalent Rights in connection with any Award other than an Option or SAR based on the dividends declared on Shares that are subject to the Award to which they relate, to be accrued as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Board. Such Dividend-Equivalent Rights shall be converted to cash or Shares by such formula and at such time and subject to such limitations as may be determined by the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if any Award for which Dividend-Equivalent Rights have been granted has its vesting or grant dependent upon the satisfaction of (i) a service condition, (ii) one or more performance conditions, or (iii) both a service condition and one or more performance conditions, then such Dividend-Equivalent Rights shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award. For purposes of clarity, no amount shall be paid or settled in connection with a Dividend-Equivalent Right until the underlying Award is paid or settled.

f. Section 83(b) Election. The Board may provide in an Award Agreement that any Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

8. Unrestricted Stock and Other Awards.

a. Other Stock Awards Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, “Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Board shall determine.

b. Terms and Conditions. Other Stock Unit Awards granted under this Section 8 may be issued for such consideration as determined by the Board in its sole discretion. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Board shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. The terms and conditions and other provisions with respect to Other Stock Unit Awards shall be determined by the Board. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant.

9. Change in Control Provisions.

a. Impact of Event. Notwithstanding any other provision of this Plan to the contrary, but subject to the provisions of Section 9(b), in the event of a Change in Control:

i. Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred. Any Option and Stock Appreciation Right outstanding on the date of such Change in Control shall either (A) be adjusted to maintain the intrinsic value of the Award on the date of the Change in Control as described in Section 3(c), or (B) cash out the intrinsic value of the Option and Stock Appreciation Right by treating the Award as if it had been exercised on the date of the Change in Control.

II-4	2025 Proxy Statement • Appendix II

ii. The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

iii. The restrictions and other conditions applicable to Restricted Stock Units, any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

b. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, equity and/or assets of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon each Participant’s heirs, legal representatives, and successors.

10. Amendments and Termination. The Board may amend, alter or discontinue this Plan or any outstanding Award, but no amendment, alteration, or discontinuation shall be made (a) that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or (b) without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

11. General Provisions.

a. No Assignment. Unless the Board determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards which have not been issued or as to which any applicable restriction has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. For purposes of clarity, Shares issued in connection with an Award are freely transferable once all applicable restrictions have lapsed.

b. Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Board and will be effective only when filed in writing with the Board. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

c. Term of Awards. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Board; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the date of its grant.

d. No Right to Award. No Non-Employee Director or Participant shall have any claim to be granted any Award under this Plan and there is no obligation for uniformity of treatment of Non-Employee Directors or Participants under this Plan.

e. No Right to Continued Service. Neither the adoption of this Plan nor the granting of any Award shall confer upon any Non-Employee Director the right to continue to serve as a Director.

f. Written Agreement Required. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the

2025 Proxy Statement • Appendix II	II-5

Award and delivered a fully executed copy thereof to Worthington, and otherwise complied with the then applicable terms and conditions.

g. Adjustments. The Board shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event Worthington shall assume outstanding employee benefit awards or the right or obligation to make future awards in connection with the acquisition of another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under this Plan as it shall deem appropriate.

h. Cancellations and Forfeitures. The Board shall have full power and authority to determine whether, to what extent, and under what circumstances, any Award shall be canceled or suspended.

Unless otherwise provided in an Award Agreement, if a Participant terminates service as a Non-Employee Director in connection with the Participant’s death or Disability, all of the Participant’s outstanding Awards shall become full vested as of the termination date and the outstanding Options and Stock Appreciation Rights may be exercised at any time before the earlier of (i) the last day of the applicable exercise period and (ii) the third anniversary of the termination date.

In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Board, becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Board), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Board.

To the maximum extent permitted by applicable law, in the event a Participant terminates his or her service as a Non-Employee Director for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Board), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Board, the Board, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant’s termination of service as a Non-Employee Director.

i. Securities Laws Restrictions. No Shares shall be issued under this Plan unless counsel for Worthington shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such share transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

j. Withholding. The Company will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. This amount may be (a) withheld from other amounts due to the Participant, (b) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or (c) collected directly from the Participant.

k. Other Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required, and such arrangements may be either generally applicable or applicable only in specific cases.

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l. Applicable Law. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

m. Invalid Provisions. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

n. Clawback. Any Award issued under this Plan will be subject to any clawback policy developed by the Board, whether such Award was granted before or after the effective date of any such clawback policy.

14. Effective Date of this Plan. This Plan became effective on the Effective Date.

15. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

a. “Acquiring Person” shall mean any Person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding.

b. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act

c. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award or any other right, interest, or option relating to Shares granted pursuant to the provisions of this Plan.

d. “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Board hereunder.

e. “Board” shall mean the Board of Directors of Worthington.

f. A “Change in Control” shall have occurred when any Person (other than (i) the Company, (ii) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any current or former employee of the Company who, on the Effective Date of this Plan, owned in excess of 10% of the outstanding shares of Worthington and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding; provided, however, that with respect to any Award subject to Section 409A of the Code that is settled or distributed upon the occurrence of a Change in Control, no settlement or distribution of such Award shall be made unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.

g. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

h. “Company” shall mean Worthington and its subsidiaries, direct and indirect. Subsidiaries of Worthington shall include (i) any entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity and (ii) any other entity in which Worthington has a 20% or greater direct or indirect equity interest and which is designated as a “Subsidiary” by the Board for purposes of this Plan; provided, however, that with respect to any Award that is subject to Section 409A of the Code, “Company” shall mean Worthington and its subsidiaries with whom Worthington would be considered a single employer under Sections 414(b) and (c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

2025 Proxy Statement • Appendix II	II-7

i. “Disability” shall mean, unless otherwise specified in the associated Award Agreement, (A) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (B) the Participant is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

j. “Effective Date” shall mean September 23, 2025.

k. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

l. “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules:

i. If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

ii. If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

iii. If neither subsections (i) or (ii) of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Section 409A of the Code.

m. “Non-Employee Director” shall mean a Person who, on an applicable Grant Date, (i) is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and (ii) is not a Person who performs services for the Company as a common-law employee. A Person’s status as a Non-Employee Director will be determined as of the Grant Date of each Award made to that Person in accordance with Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.

n. “Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

o. “Other Stock Unit Award” shall mean any right granted to a Participant by the Board pursuant to Section 9 hereof.

p. “Participant” shall mean an Non-Employee Director who is selected by the Board to receive an Award under this Plan.

q “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

r. “Prior Plan” shall mean the Worthington Industries Inc. 2006 Equity Incentive Plan for Non-Employee Directors, as amended.

s. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive

II-8	2025 Proxy Statement • Appendix II

any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

t. “Restricted Stock Award” shall mean an award of Restricted Stock under Section 7 hereof.

u. “Shares” shall mean the common shares, without par value, of Worthington and such other securities of Worthington as the Board may from time to time determine.

v. “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 6 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Board in its sole discretion, which, other than in the case of substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Board, in its sole discretion, shall determine.

w. “Treasury Regulations” means any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

x. “Worthington” shall mean Worthington Enterprises, Inc., an Ohio corporation.

16. Section 409A of the Code. This Plan is intended to comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, as applicable, and shall be interpreted, administered and operated accordingly. Nothing in this Plan should be construed as a guarantee or entitlement of any particular tax treatment to a Participant. None of the Company, the Board or any other Person shall any liability with respect to any Participant in the event this Plan fails to comply with the requirements of Section 409A of the Code.

2025 Proxy Statement • Appendix II	II-9

SCAN TO VIEW MATERIALS & VOTEw WORTHINGTON ENTERPRISES, INC. C/O BROADRIDGEVOTE BY INTERNET Before the Date of the Annual Meeting - Go to www.proxyvote.comor, using a mobile P.O. BOX 1342 device, scan the QR barcode above. BRENTWOOD, NY 11717 Use the Internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 p.m., Eastern Daylight Time, on September 22, 2025. Have your Notice of Availability orproxy card in hand when you access the website or scan the QR barcode and follow the instructionsto obtain your records and to create an electronic voting instruction form. During the Annual Meeting - Go to www.virtualshareholdermeeting.com/WOR2025. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box directly after "Control Number" on your Notice of Availability or proxy card available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 22, 2025. Have your Notice of Availability or proxy card in hand when you call and follow the instructions. VOTE BY MAIL If you received a printed copy of the proxy materials, complete, sign and date your proxycard and return it in the postage-paid envelope we have provided or return it to VoteProcessing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. V77322-P34813 WORTHINGTON ENTERPRISES, INC. 1.Elect four directors, each to serve for a term of three years to expire at the Company's 2028 Annual Meeting of Shareholders: Nominees:ForAgainstAbstain1a.Kerrii B. Anderson!!! 1b.David P. Blom!!! 1c.Paul G. Heller!!! 1d.Billy R. Vickers!!!ForAgainstAbstain 2.Approve, on an advisory basis, a resolution to approve the compensation of the Company's named executive officers.!!! 3.Approve the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors.!!! 4.Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2026.!!! The Board of Directors of the Company recommends that you vote FOR each of the listed nominees for election as a director and FORProposals 2, 3 and 4. NOTE: In their discretion, the persons named as proxies will be authorized to vote on such other business as may properly come before the Annual Meeting of Shareholders. Please sign exactly as your name appears on this proxy card. Executors, administrators, Yes No trustees, guardians, attorneys and agents must give their full titles. If shareholder is a HOUSEHOLDING ELECTION - Please indicate if you consent !!corporation, an authorized officer must sign in full corporate name. If shareholder is a to receive certain future investor communications in a single partnership or other entity, an authorized person must sign in the entity's full name. If package per household.the common shares represented by this proxy are held in joint tenancy, both holders must sign this proxy card. NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TUESDAY, SEPTEMBER 23, 2025, AT 3:00 P.M., EASTERN DAYLIGHT TIME Access to this year’s virtual Annual Meeting of Shareholders will be available at www.virtualshareholdermeeting.com/WOR2025. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Worthington Enterprises, Inc. to be Held on September 23, 2025: Worthington Enterprises, Inc.'s letter to shareholders, Notice of Annual Meeting of Shareholders, Proxy Statement, 2025 Annual Report and the proxy card are available at www.proxyvote.com. V77323-P34813 WORTHINGTON ENTERPRISES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON ENTERPRISES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Each shareholder identified on this proxy card hereby constitutes and appoints Joseph B. Hayek, Colin J. Souza and Patrick J. Kennedy, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Enterprises, Inc. (the "Company") to be held via live webcast only at www.virtualshareholdermeeting.com/WOR2025, on Tuesday, September 23, 2025, at 3:00 p.m., Eastern Daylight Time, and any adjournment or postponement thereof, and to vote all of the common shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such common shares with discretionary authority on all other matters which are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted as directed. If no direction is made, except in the case of broker non-votes, the persons named herein as proxies will vote FOR the election of all nominees listed on the reverse side in Proposal 1 and FOR Proposals 2, 3 and 4. All proxies previously given or executed by each shareholder identified on this proxy card are hereby revoked. Continued and to be signed and dated on reverse side